                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              FOUR MEDIA COMPANY*
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[X]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

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* This proxy statement also constitutes the prospectus of AT&T Corp. ("AT&T").
  Accordingly, AT&T is the registrant with respect to the Form S-4 registration statement filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission to register the shares of Class A Liberty Media Group tracking stock to be issued under the Agreement and Plan of Merger to which this proxy statement relates.

                               FOUR MEDIA COMPANY

To Our Stockholders:

     You are cordially invited to attend a special meeting of stockholders of Four Media Company to be held at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York 10022, on April 6, 2000 at 9:00 a.m. local time.

     At the special meeting, you will be asked to vote on the approval of an Agreement and Plan of Merger, dated as of December 6, 1999, among Liberty Media Corporation, an indirect wholly owned subsidiary of AT&T Corp., AT&T, D-Group Merger Corp., a wholly owned subsidiary of AT&T, and Four Media, under which D-Group Merger Corp. will merge with Four Media, with Four Media continuing as the surviving corporation and becoming a member of the Liberty Media Group. You will also be asked to vote on the approval of the merger of D-Group Merger Corp. with Four Media. The Liberty Media Group is a "tracking stock" group of AT&T consisting principally of the assets and businesses of Liberty Media Corporation and its subsidiaries, as well as other indirect subsidiaries of AT&T which have businesses and assets related to those of Liberty Media Corporation.

     As a result of the merger, you will be entitled to receive 0.16129 of a share of Class A Liberty Media Group tracking stock and $6.25 in cash for each share of Four Media common stock you own immediately prior to the merger.

     Our board of directors has unanimously approved the merger agreement and the merger and believes it is in the best interests of Four Media and its stockholders to complete the transactions contemplated by the merger agreement. The board of directors unanimously recommends that you vote FOR the proposal to approve the merger agreement and the merger at the special meeting.

     The attached notice of special meeting and proxy statement/prospectus explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully. Do not send any certificates representing Four Media common stock at this time.

     Four Media is a Delaware corporation. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Four Media common stock entitled to vote at the special meeting is required to approve the merger agreement and the merger. Four Media stockholders owning approximately 70% of its common stock have agreed to vote all of their shares of common stock in favor of the proposal to approve the merger agreement and the merger.

     Whether or not you plan to attend the special meeting, we urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the special meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD AND/OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

                                          Sincerely,

                                          /s/ Robert T. Walston
                                          Robert T. Walston
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

     WE URGE YOU TO CONSIDER THOSE MATTERS SET FORTH UNDER THE HEADING "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 20 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF LIBERTY MEDIA GROUP TRACKING STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated February 11, 2000 and is first expected to be mailed to Four Media stockholders on February 17, 2000.

                      REFERENCE TO ADDITIONAL INFORMATION

     This proxy statement/prospectus "incorporates by reference" important business and financial information about Four Media, the Liberty Media Group and AT&T from documents that are not included in or delivered with this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/prospectus without charge by requesting them in writing or by telephone from the appropriate company (documents relating to the Liberty Media Group may be obtained from AT&T) at the following addresses:

           Four Media Company                           AT&T Corp.
        2813 West Alameda Avenue                32 Avenue of the Americas
       Burbank, California 91505              New York, New York 10013-2412
          Tel: (818) 840-7000                      Tel: (212) 387-5400
       Attn: Corporate Secretary          Attn: Corporate Secretary's Department

     IN ORDER TO OBTAIN THE DOCUMENTS IN TIME FOR THE SPECIAL MEETING, YOU MUST REQUEST THE DOCUMENTS FROM US BY MARCH 30, 2000, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

     For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see "Summary -- Where You Can Find More Information" on page 17.

                               FOUR MEDIA COMPANY
                            2813 WEST ALAMEDA AVENUE
                           BURBANK, CALIFORNIA 91505
                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 6, 2000

To the Stockholders of Four Media Company:

     A special meeting of stockholders of Four Media Company will be held on April 6, 2000 at 9:00 a.m. local time at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York 10022, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt:

             (a) an Agreement and Plan of Merger, dated as of December 6, 1999, among Liberty Media Corporation, an indirect wholly owned subsidiary of AT&T Corp., AT&T, D-Group Merger Corp., a wholly owned subsidiary of AT&T and Four Media, under which:

                - D-Group Merger Corp. will be merged with Four Media, with Four Media continuing as the surviving corporation and becoming a member of the Liberty Media Group; and

                - each issued and outstanding share of common stock of Four Media will be canceled and converted into and represent the right to receive 0.16129 of a share of Class A Liberty Media Group tracking stock and $6.25 in cash; and

             (b) the merger of D-Group Merger Corp. with Four Media as described in clause (a) above; and

          2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     Our board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that you vote FOR approval of the merger agreement and the merger. The proposal is described in more detail in the accompanying proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/ prospectus.

     Only stockholders of record at the close of business on February 11, 2000 are entitled to notice of the special meeting, and to vote at the special meeting and at any adjournments thereof. For ten days prior to the special meeting, a complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting during ordinary business hours at the principal executive offices of Four Media Company located in Burbank, California.

     Holders of Four Media common stock are entitled to appraisal rights under
Section 262 of the Delaware General Corporation Law if the conditions set forth in Section 262 are complied with. We have included a copy of Section 262 as Annex C to the accompanying proxy statement/prospectus.

     All Four Media stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it is voted at the special meeting. If you fail to return a properly executed proxy card or to vote in person at the special meeting, the effect will be a vote against the proposal to approve the merger agreement and the merger.

                                       By Order of the Board of Directors,

                                       /s/ Robert T. Walston
                                       Robert T. Walston
                                       Chief Executive Officer and
                                       Chairman of the Board of Directors

Burbank, California
February 11, 2000

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER..............................     1
SUMMARY...............................     3
  The Companies.......................     3
  The Proposed Merger.................     3
  Recommendation of Four Media's Board
     of Directors.....................     3
  Four Media's Reasons for the
     Merger...........................     4
  Opinion of Four Media's Financial
     Advisor..........................     4
  The Merger Agreement and Other
     Transaction Agreements...........     4
  Conditions to the Merger............     4
  Termination.........................     5
  Termination Fees....................     6
  No Other Negotiations Involving Four
     Media............................     6
  Regulatory Matters..................     6
  Accounting Treatment................     7
  New York Stock Exchange Listing.....     7
  Interests of Four Media's Officers
     and Directors in the Merger......     7
  Indemnification and Insurance.......     7
  Vote Required.......................     8
  Voting Agreements...................     8
  Restructuring Transactions..........     8
  Dividends...........................     8
  Restrictions on the Ability to Sell
     Class A Liberty Media Group
     Tracking Stock...................     8
  Selected Historical Financial
     Information......................     9
  Selected Pro Forma Condensed
     Financial Information............    12
  Unaudited Comparative Per Share
     Data.............................    13
  Comparative Per Share Market Price
     and Dividend Information.........    15
  Where You Can Find More
     Information......................    17
RISK FACTORS RELATING TO THE MERGER...    20
  The value of the Class A Liberty
     Media Group tracking stock you
     will receive in the merger may
     fluctuate........................    20
  The price of Class A Liberty Media
     Group tracking stock may be
     affected by factors different
     from those affecting the price of
     Four Media common stock..........    20
  Regulatory agencies may impose
     conditions on consents relating
     to the merger....................    20

                                        PAGE
                                        ----
  If we do not complete the merger,
     it could negatively impact Four
     Media and the price of its common
     stock............................    20
  Holders of AT&T common stock and
     Liberty Media Group tracking
     stock may have competing
     interests........................    21
  Liberty's board of directors has the
     power to take actions that may
     not be in the best interests of
     AT&T or holders of Liberty Media
     Group tracking stock.............    21
  Liberty's board of directors may
     have no fiduciary duties to
     holders of Liberty Media Group
     tracking stock...................    22
SPECIAL NOTE REGARDING FORWARD-LOOKING
  STATEMENTS..........................    23
THE COMPANIES.........................    25
     Four Media Company...............    25
     AT&T Corp........................    25
     D-Group Merger Corp. ............    26
     Liberty Media Corporation........    26
THE PROPOSED MERGER...................    28
  Special Meeting to Vote on the
     Proposed Merger..................    28
  Structure of the Merger; Merger
     Consideration....................    28
  Treatment of Four Media Stock
     Options and Warrants.............    28
  Background of the Merger............    29
  Four Media's Reasons for the
     Merger...........................    31
  The Liberty Media Group's Reasons
     for the Merger...................    32
  Recommendation of Four Media's Board
     of Directors.....................    34
  Opinion of Four Media's Financial
     Advisor..........................    34
  Accounting Treatment................    38
  Interests of Four Media's Officers
     and Directors in the Merger......    38
  Indemnification and Insurance.......    39
  Material U.S. Federal Income Tax
     Consequences.....................    39
  Regulatory Matters..................    41
  Restrictions on Sales of Shares by
     Affiliates of Four Media or
     AT&T.............................    41
  Listing on the New York Stock
     Exchange of Class A Liberty Media
     Group Tracking Stock to be Issued
     in the Merger....................    42

                                        PAGE
                                        ----
  Appraisal Rights....................    42
  Delisting and Deregistration of Four
     Media Common Stock after the
     Merger...........................    45
THE MERGER AGREEMENT..................    46
  Conditions to Completing the
     Merger...........................    46
  Termination.........................    51
  Termination Fees....................    53
  No Solicitation.....................    53
  Representations and Warranties......    54
  Conduct of Four Media's Business
     Pending the Merger...............    55
  Amendment, Extension and Waiver.....    57
  Expenses............................    57
OTHER TRANSACTION AGREEMENTS..........    58
  Voting Agreements...................    58
  Waiver Agreement....................    58
  Amendment to Tax Sharing
     Agreement........................    58
  Supplement to Inter-Group
     Agreement........................    59
DESCRIPTION OF AT&T CAPITAL STOCK.....    60
  Authorized Capital Stock............    60
  AT&T Common Stock...................    60
  AT&T Preferred Stock................    63
  AT&T Series D Preferred Stock.......    64
  AT&T Series E Preferred Stock.......    66
COMPARISON OF RIGHTS OF STOCKHOLDERS
  OF FOUR MEDIA AND AT&T..............    68
  Business Combinations...............    68
  State Takeover Legislation..........    69
  Appraisal Rights....................    70
  Amendments to Charters..............    71
  Amendments to Bylaws................    72

                                        PAGE
                                        ----
  No Preemptive Rights................    72
  Redemption of Capital Stock.........    72
  Dividend Sources....................    73
  Duration of Proxies.................    73
  Stockholder Action..................    73
  Nomination Procedures and
     Stockholder Proposals............    74
  Special Stockholder Meetings........    74
  Cumulative Voting...................    74
  Size of the Board of Directors;
     Staggered Board..................    75
  Removal of Directors................    75
  Vacancies...........................    76
  Indemnification of Directors and
     Officers.........................    77
  Limitation of Personal Liability of
     Directors........................    79
  Case Law and Court Systems..........    79
OWNERSHIP OF FOUR MEDIA COMMON
  STOCK...............................    80
THE SPECIAL MEETING...................    82
  Matters Relating to the Special
     Meeting..........................    82
  Vote Necessary to Approve the Merger
     Agreement and the Merger.........    83
  Proxies.............................    83
  Proxy Solicitation..................    84
  Other Business; Adjournments........    84
SUBMISSION OF STOCKHOLDER PROPOSALS...    85
EXPERTS...............................    85
LEGAL MATTERS.........................    85
ANNEX A -- Agreement and Plan of
  Merger..............................   A-1
ANNEX B -- Opinion of Houlihan Lokey
  Howard & Zukin Financial Advisors...   B-1
ANNEX C -- Section 262 of the Delaware
  General Corporation Law.............   C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If we complete the merger, you will receive, in exchange for each share of Four Media common stock you hold on the date of the merger, 0.16129 of a share of Class A Liberty Media Group tracking stock and $6.25 in cash. We will not issue fractional shares in the merger. You will receive cash based on the market price of Class A Liberty Media Group tracking stock instead of any fractional share.

   For a more complete description of what you will receive in the merger, see the section entitled "The Proposed Merger -- Structure of the Merger; Merger Consideration" on page 28.

Q: WHAT IS LIBERTY MEDIA GROUP TRACKING STOCK?

A: Liberty Media Group tracking stock is a class of common stock of AT&T that is designed to reflect the economic performance of the businesses and assets of the Liberty Media Group. All of the Liberty Media Group tracking stock to be issued in the merger consists of Class A Liberty Media Group tracking stock.

Q: DOES FOUR MEDIA'S BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE MERGER
   AGREEMENT AND THE MERGER?

A: Yes. After careful consideration, your board of directors unanimously determined the merger to be fair to you and in your best interests as a stockholder of Four Media and has declared the merger advisable. Four Media's board of directors unanimously approved the merger agreement and the merger and unanimously recommends that you vote in favor of the merger agreement and the merger.

   For a more complete description of the recommendation of and factors considered by Four Media's board of directors, see the sections entitled "The Proposed Merger -- Four Media's Reasons for the Merger" on page 31 and
   "-- Recommendation of Four Media's Board of Directors" on page 34.

Q: WILL I RECOGNIZE A TAXABLE GAIN OR LOSS FOR U.S. FEDERAL INCOME TAX PURPOSES
   IN THE MERGER?

A: We expect that, if the merger is completed, you will recognize gain or loss equal to the difference between:

   - the sum of:

     (1) the value of the Class A Liberty Media Group tracking stock you receive in the merger;

      (2) the cash consideration you receive in the merger; and

      (3) any cash you receive instead of fractional shares in the merger; and

    - your tax basis in your Four Media common stock.

    However, we strongly encourage you to consult your own tax advisor to determine your particular tax consequences.

    For a more complete description of the tax consequences of the merger and some of the related risks, see the section entitled "The Proposed
    Merger -- Material U.S. Federal Income Tax Consequences" on page 39.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER
   AGREEMENT AND THE MERGER?

A: Yes. For example, the number of shares of Class A Liberty Media Group tracking stock that you will receive in the merger will not be adjusted based on changes in the market prices of Class A Liberty Media Group tracking stock before the completion of the merger. As a result you will not know the value of the shares you will receive in the merger at the time you vote on the merger. Four Media is not permitted to "walk away" from the merger or resolicit the vote of its stockholders based on changes in the market value of Class A Liberty Media Group tracking stock. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS OF CLASS A LIBERTY MEDIA GROUP TRACKING STOCK (NYSE: LMG.A) AND FOUR MEDIA COMMON STOCK (NASDAQ: FOUR).

       In evaluating the merger, you should carefully consider these and other factors discussed in the section entitled "Risk Factors Relating to the Merger" on page 20.

Q: WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you as a stockholder. You may also want to review the documents referenced under "Summary -- Where You Can Find More Information" on page 17.

Q: HOW DO I VOTE?

A: Simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you do not include instructions on how to vote your proxy, we will vote your shares "FOR" approval and adoption of the merger agreement and the merger unless your shares are held in a brokerage account. If you fail to return your proxy card or to vote in person, the effect will be a vote against the merger agreement and the merger. For a more complete description of voting at the meeting, see the section entitled "The Special Meeting -- Proxies" on page 83.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker. If you do not instruct your broker to vote your shares, it will be equivalent to voting against the merger agreement and the merger.

   For a more complete description of voting shares held in "street name," see the section entitled "The Special Meeting -- Proxies" on page 83.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: If you want to change your vote, send the secretary of Four Media a later-dated, signed proxy card before the special meeting or attend the meeting and vote in person. You may also revoke your proxy by sending written notice to the secretary of Four Media before the meeting.

   For a more complete description of how to change your vote, see the section entitled "The Special Meeting -- Proxies" on page 83.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, we will send you written instructions for exchanging your Four Media stock certificates for Class A Liberty Media Group tracking stock certificates and the cash portion of the merger consideration, which will be paid by check.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger during the second quarter of 2000.

   For a description of the conditions to completion of the merger, see the section entitled "The Merger Agreement -- Conditions to Completing the Merger" on page 46.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: Under Delaware law, you have the right to an appraisal of the value of your shares of Four Media common stock in connection with the merger. We have included a discussion of these rights on page 42 and we encourage you to read it.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: You should call Four Media's Investor Relations department at (818) 840-7000 with any questions about the merger.

   You may also obtain additional information about Four Media, Liberty Media Group and AT&T from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled
   "Summary -- Where You Can Find More Information" on page 17.

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. To better understand the merger, you should read this entire document carefully, including the Agreement and Plan of Merger attached as Annex A and the other documents to which we refer you. In addition, we incorporate by reference in this proxy statement/ prospectus important business and financial information about Four Media, the Liberty Media Group and AT&T. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "-- Where You Can Find More Information" on page 17.

THE COMPANIES

FOUR MEDIA COMPANY
2813 WEST ALAMEDA AVENUE
BURBANK, CALIFORNIA
TEL: (818) 840-7000

     Four Media is a leading provider of technical and creative services to producers and distributors of television programming, television commercials, feature films and other entertainment content, as well as to owners of film and television libraries. The name Four Media Company is derived from its core competencies in film, video, sound and data. These services include the processing, enhancement, storage and distribution of film and video from the point it leaves the camera until it is shown, in various formats, to audiences around the world.

LIBERTY MEDIA CORPORATION
9197 SOUTH PEORIA STREET
ENGLEWOOD, COLORADO 80112
TEL: (720) 875-5400

     Liberty is a leading media, entertainment and communications company with interests in a diverse group of public and private companies with well-recognized brand names, such as Encore, STARZ!, Discovery, TV Guide, Fox, USA Networks, QVC, CNN, TBS and Sprint PCS, which is held in trust. Liberty is the primary operating company of the "Liberty Media Group," which is a "tracking stock" group of AT&T.

AT&T CORP.
32 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10013
TEL: (212) 387-5400

     AT&T is among the world's communications leaders, providing voice, data and video telecommunications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish domestic long distance, international long distance, regional, local and wireless telecommunications services, and broadband and Internet communication transmission services. AT&T also provides billing, directory, and calling card services to support these communications services. Internet users can obtain information about AT&T and its services at http://www.att.com.

     On May 6, 1999 AT&T agreed to acquire MediaOne Group, Inc. The MediaOne Group merger is described briefly on page 26 of this proxy statement/prospectus.

THE PROPOSED MERGER (SEE PAGE 28)

     In the proposed merger, Four Media will be acquired by AT&T and will become a member of the Liberty Media Group. Assuming all outstanding Four Media warrants are rolled over into Class A Liberty Media tracking stock warrants, and assuming all outstanding Four Media options are either cashed out or rolled over into Class A Liberty Media tracking stock options, Four Media stockholders will be entitled to receive a total of approximately 3.2 million shares of Class A Liberty Media Group tracking stock and a total of approximately $123.0 million in cash in the merger.

RECOMMENDATION OF FOUR MEDIA'S BOARD OF DIRECTORS (SEE PAGE 34)

     After careful consideration, your board of directors unanimously determined the merger to be fair to you and in your best interests as a stockholder of Four Media and has declared the merger advisable. Four Media's board of directors unanimously approved the merger agreement and the merger and unanimously recommends you vote in favor of the merger agreement and the merger.

FOUR MEDIA'S REASONS FOR THE MERGER
(SEE PAGE 31)

     Four Media believes the merger affords its stockholders the opportunity to realize a significant premium for their shares over the average trading price of Four Media common stock at the time Four Media reached tentative agreement with Liberty on the consideration to be received in the merger. In determining to approve the merger, Four Media's board of directors also considered that Four Media is permitted to accept alternative acquisition proposals under limited circumstances.

OPINION OF FOUR MEDIA'S FINANCIAL ADVISOR
(SEE PAGE 34)

     Four Media's financial advisor, Houlihan, Lokey, Howard & Zukin Financial Advisors, has rendered a written opinion to Four Media's board of directors that, as of December 6, 1999, the merger consideration was fair, from a financial point of view, to the holders of Four Media common stock. The opinion is subject to the considerations, qualifications and limitations set forth in the opinion. The opinion is attached to this proxy statement/prospectus as Annex B and we urge you to read it in its entirety.

THE MERGER AGREEMENT AND OTHER TRANSACTION AGREEMENTS (SEE PAGES 46 AND 58)

     We have attached the merger agreement, which is the legal document that governs the merger, to this proxy statement/prospectus as Annex A. We encourage you to read the merger agreement carefully. As more fully described in this proxy statement/prospectus, Four Media stockholders holding approximately 70% of Four Media's outstanding common stock have entered into voting agreements with Liberty under which these stockholders agreed to vote in favor of the merger agreement and the merger. We have filed these voting agreements as exhibits to AT&T's registration statement for the shares of Liberty Media Group tracking stock to be issued in the merger. Please see the section titled "-- Where You Can Find More Information," on page 17, for instructions on how to obtain copies of these agreements.

CONDITIONS TO THE MERGER (SEE PAGE 46)

     We will complete the merger only if a number of mutual conditions are satisfied or waived, including the following:

  - the merger agreement and the merger must be approved and adopted by Four Media's stockholders at the special meeting;

  - the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must expire or be terminated; and

  - the shares of Class A Liberty Media Group tracking stock that will be issued in the merger must be authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

     AT&T's obligation to complete the merger is conditioned on the satisfaction or waiver of a number of conditions that are for Liberty's benefit. These conditions may only be waived by Liberty and include the following:

  - Four Media must have performed and complied in all material respects with all its obligations under the merger agreement;

  - no law may be in effect that:

     (1) prohibits us from completing the merger, or permits its completion only subject to a condition or restriction that has had or would have a material adverse effect on Liberty;

     (2) imposes material damages or penalties in connection with the merger;

     (3) as a result of completing the merger, requires Liberty to divest a material portion of its business or assets, or prohibits Liberty or Four Media from engaging in any material business; or

     (4) imposes material limitations on Liberty's ability to own Four Media;

  - we must have obtained all required consents and approvals from governmental authorities, including approval from the Federal Communications Commission; and

  - Four Media stockholders that are parties to registration rights agreements must acknowledge, in writing, to Four Media and Liberty that those agreements will terminate at the effective time of the merger.

     AT&T's obligation to complete the merger is also conditioned on the satisfaction or waiver of a number of conditions that are for AT&T's benefit. These conditions may only be waived by AT&T and include the following:

  - each of Four Media and Liberty must have performed and complied in all material respects with its obligations under the merger agreement;

  - no law may be in effect that:

     (1) prohibits us from completing the merger, or permits its completion only subject to a condition or restriction that has had or would have an adverse effect on AT&T;

     (2) imposes material damages or penalties in connection with the merger;

     (3) as a result of completing the merger, requires AT&T to divest any portion of its business or assets or imposes any restrictions or conditions on AT&T's conduct of its business, in each case that would have an adverse effect on AT&T;

     (4) imposes material limitations on AT&T's or Liberty's ability to own Four Media;

     (5) as a result of completing the merger, prohibits AT&T or any of its material subsidiaries from engaging in any material business; or

     (6) materially increases AT&T's liabilities or obligations arising out of the merger agreement or, in AT&T's reasonable judgment, would otherwise have an adverse effect on AT&T as a result of completing the merger;

  - Four Media must hold, and be in compliance with the terms of, all licenses, permits and governmental authorizations necessary to the ownership of its property or to the conduct of its business;

  - we must have obtained all required consents and approvals from government authorities, including approval from the Federal Communications Commission; and

  - Four Media stockholders that are parties to registration rights agreements must acknowledge, in writing, to Four Media and AT&T that those agreements will terminate at the effective time of the merger.

     Four Media's obligation to complete the merger is conditioned on the satisfaction or waiver of a number of conditions, including the following:

  - each of Liberty, AT&T and D-Group Merger Corp. must have performed and complied in all material respects with its obligations under the merger agreement; and

  - no law may be in effect which:

     (1) prohibits us from completing the merger or permits its completion only subject to a condition or restriction that has had or would have a material adverse effect on Liberty; or

     (2) has or is reasonably likely to have a material adverse effect on Liberty.

TERMINATION (SEE PAGE 51)

     Four Media, Liberty and AT&T can mutually agree to terminate the merger agreement at any time before the merger is completed. In addition, any of Four Media, Liberty or AT&T may terminate the merger agreement if any of the following occurs:

  - we do not complete the merger by July 31, 2000, except that this deadline may be extended to September 30, 2000 by Four Media, Liberty or AT&T if the merger is not completed by July 31, 2000 generally because we do not receive required governmental approvals, or injunctions or legal proceedings are pending;

  - any other party materially breaches any representation, warranty, covenant or agreement contained in the merger agreement that is not curable and would prevent the satisfaction of the applicable conditions to completing the merger;

  - a court or other governmental body permanently prohibits the merger; or

  - Four Media's stockholders do not approve and adopt the merger agreement and the merger, except that AT&T may not terminate the merger agreement under this circumstance without Liberty's consent.

     Liberty may terminate the merger agreement if Four Media's board of directors:

  - withdraws or modifies, in a manner adverse to Liberty or AT&T, its approval or recommendation of the merger; or

  - approves or recommends, or authorizes Four Media to enter into an agreement relating to, an alternative transaction of the nature described in the merger agreement, such as a merger, sale of assets or other business combination.

     Four Media may terminate the merger agreement if, at a time when its obligation to refrain from engaging in discussions regarding alternative acquisitions is not in effect, its board of directors determines in good faith, after receiving advice from a nationally recognized financial advisor, that another unsolicited, proposed transaction is superior to the merger.

TERMINATION FEES (SEE PAGE 53)

     Four Media may be obligated to pay Liberty a termination fee of $6.5 million if the merger agreement is terminated in connection with a proposal for an alternative transaction. The payment of the fee will depend upon the particular circumstances of the termination.

NO OTHER NEGOTIATIONS INVOLVING FOUR MEDIA (SEE PAGE 53)

     Until we complete the merger or terminate the merger agreement, Four Media has agreed not to take any of the following actions:

  - initiate, solicit, encourage or facilitate the making of any offer or proposal which is or is reasonably likely to lead to an alternative transaction;

  - enter into any agreement regarding any alternative transaction; or

  - in the event of an unsolicited proposal for an alternative transaction, engage in negotiations or discussions with, or provide any non-public information to anyone other than Liberty, AT&T, D-Group Merger Corp. or any of their affiliates or representatives.

     However, Four Media may take any of these actions, other than solicitation or initiation, if, following the date of the merger agreement, it receives an unsolicited proposal for an alternative transaction and both of the following occur:

  - Four Media's board of directors reasonably determines in good faith, after consulting with a nationally recognized financial advisor, that the terms of the proposed alternative transaction are more favorable to Four Media and its stockholders than the merger, and financing for the transaction, to the extent required, is either committed or, in the good faith judgment of Four Media's board of directors, reasonably capable of being obtained; and

  - Four Media's board of directors reasonably determines in good faith, after consulting with legal counsel, that the board is, or is reasonably likely to be, required to take the action in order to properly discharge its fiduciary duties under applicable law.

     Four Media's board of directors has also agreed to include in this proxy statement/ prospectus its recommendation in favor of approving the merger agreement and the merger. However, Four Media's board may withdraw or modify its recommendation if:

  - Four Media receives a proposal for an alternative transaction that was not solicited or initiated by Four Media;

  - Four Media's board of directors makes the determination described above that the proposal is more favorable than the merger; and

  - Four Media's board of directors reasonably determines in good faith, after consulting with legal counsel, that the withdrawal or modification is, or is reasonably likely to be, required in order for it to properly discharge its fiduciary duties under applicable law.

REGULATORY MATTERS (SEE PAGE 41)

     We have made or will make filings, and have taken or will take other actions necessary to obtain required approvals from governmental authorities in connection with the proposed merger, including U.S. antitrust authorities and the Federal Communications Commission, with a view to completing the merger as soon as possible.

     On December 20, 1999, we filed the requisite Pre-Merger Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended, with the Department of Justice and the Federal Trade Commission. The waiting period initiated by these filings expired at 11:59 p.m. on January 19, 2000. The Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the merger at any time before its completion.

     We expect to obtain all material required governmental approvals and complete the merger in the second quarter of 2000. We cannot be sure, however, that we will obtain these approvals, or that we will obtain them without conditions that would be detrimental to AT&T or Four Media. AT&T is not required to close the merger if any governmental approval for the merger contains conditions that, in its reasonable judgment, would be adverse to or burdensome on AT&T or its subsidiaries or their relationships with federal or state governmental authorities.

ACCOUNTING TREATMENT (SEE PAGE 38)

     The merger will be accounted for as a purchase in accordance with generally accepted accounting principles.

NEW YORK STOCK EXCHANGE LISTING

     We will use reasonable efforts to cause the shares of Class A Liberty Media Group tracking stock that will be issued in the merger to be authorized for listing on the New York Stock Exchange, subject to official notice of issuance, before we complete the merger. It is a condition to the closing of the merger that this listing authorization be obtained.

INTERESTS OF FOUR MEDIA'S OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 38)

     When considering the recommendation of Four Media's board of directors, you should be aware that members of Four Media's management and board of directors may be deemed to have interests in the merger that are different from, or in addition to, yours as a stockholder of Four Media. All of Four Media's directors and executive officers hold options under Four Media's 1997 Stock Plan or its 1997 Director Option Plan and several officers have been granted options outside of these plans.

     In connection with the merger, all outstanding Four Media options and warrants, other than options that are cashed out, will be rolled over into options and warrants to purchase shares of Class A Liberty Media Group tracking stock. Holders of options that are vested and exercisable on the closing date of the merger may elect to receive a cash payment for their options instead of having their options rolled over.

     As of February 9, 2000, Four Media's directors and executive officers held options to purchase a total of 3,676,422 shares of Four Media common stock. Of those options, 823,088 were vested. If all Four Media options held by Four Media's directors and executive officers were rolled over into Class A Liberty Media Group options, those directors and executive officers would receive options to purchase a total of 1,185,940 shares of Class A Liberty Media Group tracking stock at a weighted average exercise price of $24.81 per share. If all vested Four Media options held by Four Media's directors and executive officers were cashed out in connection with the merger, those directors and executive officers would receive payments totaling approximately $3.9 million.

     Two of Four Media's directors are affiliated with Warburg, Pincus Equity Partners, L.P., one of Four Media's principal stockholders. Warburg, Pincus holds a presently exercisable warrant to purchase 1.1 million shares of Four Media common stock. At the effective time of the merger, this warrant will be rolled over into a warrant to purchase shares of Class A Liberty Media Group tracking stock. Warburg, Pincus Equity Partners, L.P. and a number of its affiliated entities have entered into a voting agreement with Liberty in connection with the merger.

     For a more complete description of how Four Media stock options and warrants will be treated in the merger, see the section entitled "The Proposed Merger -- Treatment of Four Media Stock Options and Warrants" on page 28.

INDEMNIFICATION AND INSURANCE (SEE PAGE 39)

     The merger agreement provides for the indemnification of Four Media's officers, directors and employees and for the continuation of directors and officers liability insurance.

VOTE REQUIRED (SEE PAGE 83)

     Approval and adoption of the merger agreement and the merger requires the favorable vote of a majority of the voting power of the Four Media common stock. Four Media's directors and executive officers currently intend to vote in favor of the merger agreement and the merger. As described below, Robert T. Walston, Four Media's Chief Executive Officer and Chairman of the Board, has entered into a voting agreement in connection with the merger. As of the record date for the special meeting, Four Media's directors and executive officers beneficially owned and were entitled to vote approximately 70% of the shares of Four Media common stock entitled to vote at the special meeting.

VOTING AGREEMENTS (SEE PAGE 58)

     A number of Four Media's principal stockholders, including Robert T. Walston, through an entity in which he is a limited partner, have entered into voting agreements with Liberty. Under the voting agreements, these stockholders have agreed to vote their shares of Four Media common stock in favor of the merger agreement and the merger. As of the record date for the special meeting, the shares of Four Media common stock subject to these voting agreements represented approximately 70% of the total voting power of the Four Media common stock entitled to vote at the special meeting. As a result of these voting agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the merger agreement and the merger at the special meeting.

     For a description of these voting agreements, see "Other Transaction Agreements -- Voting Agreements" on page 58.

RESTRUCTURING TRANSACTIONS

     The merger agreement provides that Liberty and AT&T will complete various restructuring transactions following the merger. As a result of these transactions, Four Media, as the surviving entity in the merger, will be a wholly owned subsidiary of Liberty and a member of the Liberty Media Group.

DIVIDENDS

     AT&T does not expect to pay any dividends on the Class A Liberty Media Group tracking stock for the foreseeable future.

RESTRICTIONS ON THE ABILITY TO SELL CLASS A LIBERTY MEDIA GROUP TRACKING STOCK

     All shares of Class A Liberty Media Group tracking stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of Four Media or AT&T under the Securities Act of 1933. In that case, prior to the first anniversary of the merger, sales may be made only under a registration statement or an exemption under the Securities Act.

SELECTED HISTORICAL FINANCIAL INFORMATION

     AT&T

     In the table below, we provide you with selected historical consolidated financial data of AT&T. AT&T prepared this information using its consolidated financial statements as of the dates indicated and for each of the fiscal years in the five-year period ended December 31, 1998 and for the nine-month periods ended September 30, 1999 and 1998. AT&T derived the consolidated income statement data below for each of the three years ended December 31, 1998, and the consolidated balance sheet data at December 31, 1998 and 1997 from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. AT&T derived the remaining data from unaudited consolidated financial statements. This information is only a summary and you should read it together with the financial information we incorporate by reference in this proxy statement/prospectus. For copies of the information we incorporate by reference, see "-- Where You Can Find More Information" on page 17.

     Income from continuing operations for the nine months ended September 30, 1999 includes $0.8 billion of net nonoperational charges, primarily including an in-process research and development charge associated with AT&T's merger with Tele-Communications, Inc. (TCI), equity losses associated with investments in At Home Corporation and Cablevision Systems Corporation, and gains on the sale of businesses. Income from continuing operations for the nine months ended September 30, 1998 and for the year ended December 31, 1998 includes net nonoperational charges of $1.3 billion and $1.1 billion, respectively, including restructuring and other charges as well as benefits from gains on the sales of businesses. Income from continuing operations for 1995 includes $2.0 billion of restructuring and other charges. The number of shares of AT&T common stock outstanding and per share data have been adjusted to reflect the AT&T three-for-two stock split paid on April 15, 1999. The number of shares of Liberty Media Group tracking stock outstanding and per share data reflect a two-for-one stock split paid on June 11, 1999.

               AT&T -- SELECTED HISTORICAL FINANCIAL INFORMATION
                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        AT OR FOR THE NINE
                                                           MONTHS ENDED
                                                          SEPTEMBER 30,           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                        ------------------   -----------------------------------------------
                                                        1999(1)     1998      1998      1997      1996      1995      1994
                                                        --------   -------   -------   -------   -------   -------   -------
INCOME STATEMENT DATA:
Revenues..............................................  $ 46,057   $39,695   $53,223   $51,577   $50,688   $48,449   $46,063
Operating income......................................     8,418     4,301     7,487     6,836     8,709     5,169     7,393
Income from continuing operations.....................     3,479     3,247     5,235     4,249     5,458     2,981     4,230
Income from continuing operations -- available to AT&T
  common shareowners..................................     4,297     3,247     5,235     4,249     5,458     2,981     4,230
Weighted average AT&T common shares and potential
  common shares.......................................     3,140     2,715     2,700     2,683     2,651     2,612     2,571
Per AT&T common share -- basic:
  Income from continuing operations(2)................      1.41      1.21   $  1.96   $  1.59   $  2.07   $  1.15   $  1.65
Per AT&T common share -- diluted:
  Income from continuing operations(3)................      1.39      1.20      1.94      1.59      2.07      1.14      1.64
Cash dividends declared per AT&T common share.........      0.66      0.66      0.88      0.88      0.88      0.88      0.88
Loss from continuing operations available to Liberty
  Media Group shareowners.............................       818        --        --        --        --        --        --
Weighted average Liberty Media Group shares...........     1,257        --        --        --        --        --        --
  Liberty Media Group loss per share -- basic.........      0.65        --        --        --        --        --        --
  Liberty Media Group loss per share -- diluted.......      0.65        --        --        --        --        --        --
Cash dividends declared per Liberty Media Group
  share...............................................        --        --        --        --        --        --        --
                                                        --------   -------   -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Total assets..........................................  $161,806   $58,318   $59,550   $61,095   $57,348   $62,864   $57,817
Long-term debt........................................    22,073     6,079     5,556     7,857     8,878     8,913     9,138
Shareowners' equity...................................    74,763    24,164    25,522    23,678    21,092    17,400    18,100

-------------------------
(1) On March 9, 1999, the TCI merger closed. The TCI merger was recorded as a purchase. Accordingly, the results of operations of TCI and Liberty Media Group have been included in AT&T's consolidated results since the date the merger closed. In conjunction with the TCI merger, AT&T issued Liberty Media Group tracking stock to reflect the separate economic performance of the Liberty Media Group. AT&T does not have a "controlling financial interest" for financial accounting purposes in the Liberty Media Group, therefore AT&T accounts for the Liberty Media Group as an equity investment. Because the Liberty Media Group is reflected by a separate tracking stock, AT&T excludes all of the earnings or losses related to the Liberty Media Group from the earnings available to the holders of AT&T common stock. Certain 1999 amounts for AT&T have been reclassified to conform with the current presentation.

(2) Basic earnings per share from continuing operations of AT&T common stock prior to the three-for-two stock split, for the five years ended December 31, 1998 through December 31, 1994, respectively, were $2.93, $2.39, $3.10,
    $1.72 and $2.48, respectively.

(3) Diluted earnings per share from continuing operations of AT&T common stock prior to the three-for-two stock split, for the five years ended December 31, 1998 through December 31, 1994, respectively, were $2.91, $2.38, $3.09,
    $1.71 and $2.47, respectively.

     Four Media

     In the table below, we provide you with selected historical financial data of Four Media. The data presented below is derived from Four Media's audited consolidated financial statements for each of the fiscal years in the five year period ended August 1, 1999 and Four Media's unaudited consolidated financial statements for three months ended October 31, 1999 and November 1, 1998. Fiscal years ended July 30, 1995, August 4, 1996, August 3, 1997 and August 2, 1998 were audited by PricewaterhouseCoopers LLP, independent accountants, and the fiscal year ended August 1, 1999 was audited by Ernst & Young LLP, independent auditors. This information is only a summary and you should read it together with the financial information incorporated by reference in this proxy statement/prospectus. See "-- Where You Can Find More Information" on page 17.

                                             AT OR FOR THE THREE
                                                MONTHS ENDED                    AT OR FOR THE FISCAL YEARS ENDED(1)
                                          -------------------------   --------------------------------------------------------
                                          OCTOBER 31,   NOVEMBER 1,   AUGUST 1,   AUGUST 2,   AUGUST 3,   AUGUST 4,   JULY 30,
                                             1999          1998         1999        1998        1997        1996        1995
                                          -----------   -----------   ---------   ---------   ---------   ---------   --------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Television............................   $ 37,480      $ 33,077     $125,491    $ 60,405    $ 30,768     $23,343    $22,712
  Mastering and distribution............     16,074         9,829       41,571    $ 35,633    $ 26,658      23,468     20,677
  Broadcast and syndication.............      5,649         5,331       22,609      22,701      23,694      20,901     16,163
  Film and animation....................      2,217         1,312        7,313      10,429       3,407       2,316      1,452
                                           --------      --------     --------    --------    --------     -------    -------
        Total revenues..................     61,420        49,549      196,984     129,168      84,527      70,028     61,004
                                           --------      --------     --------    --------    --------     -------    -------
Operating costs:
  Direct operating costs................     32,526        29,272      115,983      81,144      53,184      43,411     38,696
  Depreciation and amortization.........      8,001         6,356       27,476      18,191      13,175      10,165      6,241
  Sales, general and administrative.....     11,241         8,417       34,901      18,504      12,899      11,116     10,918
                                           --------      --------     --------    --------    --------     -------    -------
        Total operating costs...........     51,768        44,045      178,360     117,839      79,258      64,692     55,855
                                           --------      --------     --------    --------    --------     -------    -------
  Income from operations................      9,652         5,504       18,624      11,329       5,269       5,336      5,149
Other income (expense):
  Interest income.......................        129            --        1,425          12          --          --         --
  Interest expense......................     (3,407)       (3,521)     (14,178)     (8,151)     (3,887)     (3,906)    (2,917)
  Other income (expense)(2).............         87             1         (933)         --          --          --         --
                                           --------      --------     --------    --------    --------     -------    -------
        Total other income (expense)....     (3,191)       (3,520)     (13,686)     (8,139)     (3,887)     (3,906)    (2,917)
                                           --------      --------     --------    --------    --------     -------    -------
  Income before income tax benefits and
    extraordinary item..................      6,461         1,984        4,938       3,190       1,382       1,430      2,232
Income tax benefits (provision).........     (2,797)           --           --          --          --         994        988
                                           --------      --------     --------    --------    --------     -------    -------
  Income before extraordinary item......      3,664         1,984        4,938       3,190       1,382       2,424      3,220
Extraordinary loss on early
  extinguishment of debt................         --            --           --      (2,449)         --          --         --
                                           --------      --------     --------    --------    --------     -------    -------
        Net income......................      3,664         1,984        4,938         741       1,382       2,424      3,220
                                           ========      ========     ========    ========    ========     =======    =======
Earnings per common share -- Basic:
  Income before extraordinary item......   $   0.19      $   0.19     $   0.37    $   0.33    $   0.17     $  0.37    $  0.50
  Extraordinary item....................         --            --           --       (0.25)         --          --         --
                                           --------      --------     --------    --------    --------     -------    -------
        Net income......................   $   0.19      $   0.19     $   0.37    $   0.08    $   0.17     $  0.37    $  0.50
                                           ========      ========     ========    ========    ========     =======    =======
Earnings per common share -- Diluted:
  Income before extraordinary item......   $   0.19      $   0.16     $   0.34    $   0.29    $   0.16     $  0.37    $  0.50
  Extraordinary item....................         --            --           --       (0.22)         --          --         --
                                           --------      --------     --------    --------    --------     -------    -------
        Net income......................   $   0.19      $   0.16     $   0.34    $   0.07    $   0.16     $  0.37    $  0.50
                                           ========      ========     ========    ========    ========     =======    =======
Weighted average number of common shares
  outstanding:
  Basic.................................     19,693        10,203       13,271       9,634       7,971       6,475      6,475
  Diluted...............................     19,803        12,275       14,729      10,898       8,563       6,475      6,475
BALANCE SHEET DATA:
  Total assets..........................    350,966       302,036      343,543     217,298     132,237      81,827     71,780
  Long-term debt........................    176,031       198,109      171,321     124,671      54,633      42,978     38,472
  Total debt............................    188,960       205,487      184,296     130,855      65,192      49,131     41,942
  Total stockholders' equity............    128,577        71,734      124,971      67,113      49,738      22,143     19,617

-------------------------
(1) Four Media has made a number of significant acquisitions in each of the years presented.

(2) Other expense is comprised primarily of costs incurred related to Four Media's uncompleted bond offering during fiscal 1999.

SELECTED PRO FORMA CONDENSED FINANCIAL INFORMATION

     In the table below, we provide you with unaudited selected pro forma condensed financial information for AT&T as if its merger with MediaOne Group had been completed on January 1, 1998 for income statement purposes and on September 30, 1999 for balance sheet purposes. In addition, this information reflects the TCI merger as if it had been completed on January 1, 1998 for income statement purposes. TCI is reflected in AT&T's balance sheet as of September 30, 1999, therefore there is no TCI pro forma impact on the balance sheet.

     This unaudited selected pro forma condensed financial information should be read together with the separate historical financial statements and accompanying notes of AT&T and of MediaOne Group, which we incorporate by reference in this proxy statement/prospectus. AT&T filed detailed unaudited pro forma financial statements with the SEC on January 6, 2000, which we incorporate by reference in this proxy statement/prospectus. For copies of the information we incorporate by reference, see "-- Where You Can Find More Information" on page 17. You should not rely on the unaudited selected pro forma financial information as an indication of the results of operations or financial position that AT&T would have achieved if the TCI and MediaOne Group mergers had taken place earlier or of the results of operations or financial position of AT&T after the completion of the MediaOne Group and TCI mergers.

     Income from continuing operations attributable to holders of AT&T common stock excludes the results of the Liberty Media Group and dividend requirements on AT&T preferred stock. The MediaOne Group and TCI mergers will have no effect on Liberty Media Group tracking stock.

     The selected pro forma condensed financial information of AT&T in the table below, and the pro forma financial statements of AT&T we incorporate by reference in this proxy statement/prospectus, do not show any adjustments to reflect the merger of Four Media with a subsidiary of AT&T, as the merger would not have a material effect on the results of operations or financial position of AT&T, whether or not the pending AT&T/MediaOne Group merger is completed.

                                                               NINE MONTHS
                                                                  ENDED          YEAR ENDED
                                                              SEPTEMBER 30,     DECEMBER 31,
                                                                   1999             1998
                                                              --------------    -------------
                                                              (IN MILLIONS, EXCEPT PER SHARE
                                                                           DATA)
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT DATA:
  Revenues..................................................     $49,000           $62,308
  Operating income..........................................     $ 7,389           $ 6,225
  Income from continuing operations attributable to AT&T
    common shareowners......................................     $ 4,358           $ 4,169
  Weighted average shares and potential shares of AT&T
    common stock............................................       3,911             3,874
  Basic earnings per AT&T common share--Income from
    continuing operations...................................     $  1.15           $  1.11
  Diluted earnings per AT&T common share--Income from
    continuing operations...................................     $  1.13           $  1.08
  Basic and diluted loss per Liberty Media Group share
    (Class A and Class B)...................................     $  0.82           $  0.25

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET DATA:
  Total assets..............................................    $251,495
  Long-term debt............................................      29,518
  Shareowners' equity -- AT&T common stock..................      75,251
  Shareowners' equity -- Liberty Media Group tracking
    stock...................................................      35,519

UNAUDITED COMPARATIVE PER SHARE DATA

     In the first table below, we provide you with AT&T's historical per share information as of and for the nine months ended September 30, 1999 and as of and for the year ended December 31, 1998. In addition, we provide AT&T pro forma information as of and for the nine months ended September 30, 1999 and for the year ended December 31, 1998. In the column labeled "AT&T Pro Forma Including MediaOne Group," we have assumed that AT&T had completed the pending AT&T/MediaOne Group merger and its merger with TCI on January 1, 1998 for income statement purposes, and had completed the pending AT&T/MediaOne Group merger on September 30, 1999 for balance sheet purposes. In the column labeled "AT&T Pro Forma Excluding MediaOne Group," we have assumed that AT&T had completed the TCI merger on January 1, 1998 for income statement purposes, and has not completed the pending AT&T/MediaOne Group merger. AT&T's historical balance sheet as of September 30, 1999 gives effect to the TCI merger. Following the merger described in this proxy statement/prospectus, Four Media will be a member of the Liberty Media Group. Therefore, the merger will have no impact on earnings or dividends per share of AT&T common stock.

     In the second table below, we provide you with historical per share information for the Liberty Media Group as of and for the seven months ended September 30, 1999 and we provide pro forma per share information for the Liberty Media Group as of and for the nine months ended September 30, 1999 and for the year ended December 31, 1998. In addition, we provide historical per share information for Four Media as of and for the three months ended October 31, 1999 and as of and for the fiscal year ended August 1, 1999 as well as conformed historical per share and equivalent per share information for the nine months ended September 30, 1999 and the year ended December 31, 1998. In the column labeled "Liberty Media Group Pro Forma" we have assumed that AT&T had completed its merger with TCI and the merger of Four Media on January 1, 1998 for income statement purposes, and that the merger of Four Media was completed on September 30, 1999 for balance sheet purposes. Upon completion of the Four Media merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of Four Media based on final determination of their fair values. For purposes of this presentation, the preliminary excess of the consideration over the net assets acquired is amortized over 20 years. The Liberty Media Group's historical balance sheet as of September 30, 1999 gives effect to the TCI merger. The column labeled "Four Media Pro Forma Equivalent" presents the per share data set forth in the column labeled "Liberty Media Group Pro Forma" multiplied by 0.16129.

     It is important that when you read this information, you read along with it the selected pro forma condensed financial information of AT&T, as well as the consolidated financial statements and accompanying notes of AT&T (including the Liberty Media Group), MediaOne Group and Four Media included in the documents that are described under "-- Where You Can Find More Information" and are incorporated in this proxy statement/prospectus by reference. You should not rely on the unaudited comparative per share data as an indication of the results of operations or the financial position that would have been achieved if the pending AT&T/MediaOne Group merger and the TCI merger had taken place earlier or the results of operations or financial position of AT&T after completion of those transactions.

     The per share data presented below for AT&T historical and pro forma amounts have been adjusted to reflect the three-for-two split of AT&T common stock paid on April 15, 1999.

     AT&T

                                                                              AT&T         AT&T
                                                                            PRO FORMA    PRO FORMA
                                                                            INCLUDING    EXCLUDING
                                                                 AT&T       MEDIAONE     MEDIAONE
                                                              HISTORICAL      GROUP        GROUP
                                                              ----------    ---------    ---------
Book value per common share:
  September 30, 1999........................................    $12.28       $19.75       $12.28
  December 31, 1998(1)......................................      9.70          N/A          N/A
Income from continuing operations...........................
  Earnings (loss) per common share -- basic:
    For the nine months ended September 30, 1999............      1.41         1.15         1.24
    For the year ended December 31, 1998....................      1.96         1.11         1.30
  Earnings (loss) per common share -- diluted:
    For the nine months ended September 30, 1999............      1.39         1.13         1.22
    For the year ended December 31, 1998....................      1.94         1.08         1.25
Cash dividends per common share:
    For the nine months ended September 30, 1999............      0.66          N/A          N/A
    For the year ended December 31, 1998....................      0.88          N/A          N/A

-------------------------
(1) AT&T historical book value per common share as of December 31, 1998 prior to adjustment for the three-for-two stock split AT&T paid on April 15, 1999 was $14.55.

      Liberty Media Group

                                                              LIBERTY MEDIA   LIBERTY MEDIA                 FOUR MEDIA
                                                                  GROUP           GROUP       FOUR MEDIA    PRO FORMA
                                                               HISTORICAL       PRO FORMA     HISTORICAL    EQUIVALENT
                                                              -------------   -------------   -----------   ----------
Book value per common share:
  September 30, 1999(1).....................................     $28.08          $28.21         $ 6.50        $ 4.55
  October 31, 1999..........................................         --              --           6.53            --
  August 1, 1999............................................         --              --           6.50            --
Income from continuing operations
  Earnings (loss) per common share -- basic:
    For the seven months ended September 30, 1999...........       (.65)             --             --            --
    For the nine months ended September 30, 1999(1).........         --            (.83)          0.33          (.13)
    For the year ended December 31, 1998(1).................         --            (.25)          0.25          (.04)
    For the three months ended October 31, 1999.............         --              --           0.19            --
    For the year ended August 1, 1999.......................         --              --           0.37            --
  Earnings (loss) per common share -- diluted:
    For the seven months ended September 30, 1999...........       (.65)             --             --            --
    For the nine months ended September 30, 1999(1).........         --            (.83)          0.31          (.13)
    For the year ended December 31, 1998(1).................         --            (.25)          0.21          (.04)
    For the three months ended October 31, 1999.............         --              --           0.19            --
    For the year ended August 1, 1999.......................         --              --           0.34            --

-------------------------

(1) Since Four Media's fiscal year end differs from Liberty Media's fiscal year end, Four Media's results have been conformed to reflect results as of and for the periods ended September 30, 1999 and December 31, 1998.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Shares of Four Media's common stock are listed on the Nasdaq National Market. Shares of Class A and Class B Liberty Media Group tracking stock and AT&T common stock are listed on the New York Stock Exchange. Public trading of Class A and Class B Liberty Media Group tracking stock commenced on March 9, 1999, the date of the closing of AT&T's acquisition of TCI. Public trading of Four Media's common stock commenced on February 7, 1997.

     The following table sets forth, for the fiscal quarters indicated, the high and low sales prices for a share of:

     - Four Media's common stock as reported on Nasdaq;

     - Class A and Class B Liberty Media Group tracking stock as reported on the New York Stock Exchange Composite Transaction Tape; and

     - AT&T common stock, as reported on the New York Stock Exchange Composite Transaction Tape, as well as dividends declared on AT&T common stock.

     AT&T's fiscal year ends on December 31 of each year and Four Media's fiscal year end fluctuates, ending on the Sunday closest to August 1 of each year. Prices for Class A and Class B Liberty Media Group tracking stock have been adjusted to reflect the two-for-one split of Class A and Class B Liberty Media Group tracking stock on June 11, 1999. Prices and cash dividends per share for AT&T common stock have been adjusted to reflect the three-for-two split of AT&T common stock on April 15, 1999. Cash dividends have never been paid with respect to Four Media's common stock or either class of Liberty Media Group tracking stock.

                                                               CLASS A                   CLASS B
                                                               LIBERTY                   LIBERTY
                                      FOUR                   MEDIA GROUP               MEDIA GROUP
                                  MEDIA COMMON                TRACKING                  TRACKING
                                      STOCK                     STOCK                     STOCK
                             -----------------------   -----------------------   -----------------------
                                HIGH         LOW          HIGH         LOW          HIGH         LOW
                             ----------   ----------   ----------   ----------   ----------   ----------
1997
First Quarter.............   10$1/2       7 $          --           --           --           --
Second Quarter............   8 5/8        5            --           --           --           --
Third Quarter.............   8 3/8        6 1/4        --           --           --           --
Fourth Quarter............   10 3/16      7            --           --           --           --
1998
First Quarter.............   9 3/4        7 1/8        --           --           --           --
Second Quarter............   11 1/2       6 1/4        --           --           --           --
Third Quarter.............   9 1/8        3 3/4        --           --           --           --
Fourth Quarter............   9 7/16       2 15/16      --           --           --           --
1999
First Quarter.............   8 9/16       5 1/4        29$1/16      $25 7/8      $29 1/8      $26 1/8
Second Quarter............   7 21/32      5 3/8        37 1/16      26 1/4       37 1/4       27 3/8
Third Quarter.............   6 11/16      4 3/8        39 11/16     30 7/8       39 3/4       32
Fourth Quarter............   13           4 7/16       56 13/16     35 7/8       68 3/4       38 5/8
2000
First Quarter (through
  February 9, 2000).......   15 3/8       13 1/4       58 15/16     48 7/8       73 1/8       57 7/8


                                     AT&T COMMON STOCK
                            ------------------------------------
                                                         CASH
                                                      DIVIDENDS
                                                         PER
                               HIGH         LOW         SHARE
                            ----------   ----------   ----------
1997
First Quarter.............  $28 7/16     $22 3/4        $0.22
Second Quarter............  25 11/16     20 1/2          0.22
Third Quarter.............  30 3/4       22 11/16        0.22
Fourth Quarter............  42 11/16     28 11/16        0.22
1998
First Quarter.............  45 11/16     38 1/4          0.22
Second Quarter............  44 15/16     37 7/16         0.22
Third Quarter.............  40 15/16     32 1/4          0.22
Fourth Quarter............  52 11/16     37 1/2          0.22
1999
First Quarter.............  64 1/8       50 5/8          0.22
Second Quarter............  63           50 1/16         0.22
Third Quarter.............  59           41 13/16        0.22
Fourth Quarter............  61           41 1/2          0.22
2000
First Quarter (through
  February 9, 2000).......  55           47 13/16          --

     The following table sets forth the closing prices per share of Four Media's common stock as reported on Nasdaq, and the closing prices per share of Class A Liberty Media Group tracking stock as reported on the New York Stock Exchange, on:

     - October 29, 1999, the last full trading day prior to the public announcement of the proposed merger; and

     - February 10, 2000, the last full trading day for which closing prices were available prior to the printing of this proxy statement/prospectus.

     The following table also sets forth the equivalent prices per share of Class A Liberty Media Group tracking stock of shares of Four Media's common stock on those dates. The equivalent price per share of Class A Liberty Media Group tracking stock of Four Media common stock is equal to the closing price of a share of Class A Liberty Media Group tracking stock on the applicable date multiplied by 0.16129, the number of shares of Class A Liberty Media Group tracking stock to be issued in the merger in exchange for each share of Four Media common stock. These equivalent per share prices reflect the market value of the Class A Liberty Media Group tracking stock you would receive for each of your shares of Four Media common stock if the merger were completed on the specified dates. Because the market price of Class A Liberty Media Group tracking stock may increase or decrease before the merger is completed, you are urged to obtain current market quotations. The equivalent price per share does not include the cash portion of the merger consideration, which is $6.25 per share of Four Media common stock.

                                                        CLASS A       EQUIVALENT PRICE PER SHARE
                                      FOUR MEDIA     LIBERTY MEDIA     OF CLASS A LIBERTY MEDIA
                                     COMMON STOCK        STOCK           GROUP TRACKING STOCK
                                     ------------    -------------    --------------------------
DATES
October 29, 1999...................     $ 6.06          $39.69                  $6.40
February 10, 2000..................     $15.00          $53.00                  $8.55

WHERE YOU CAN FIND MORE INFORMATION

     Four Media and AT&T file annual, quarterly and special reports, proxy statements and other information with the SEC, and information relating to the Liberty Media Group is included in reports and information filed by AT&T. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at the following locations:

    Public Reference Room          New York Regional Office        Chicago Regional Office
    450 Fifth Street, N.W.           7 World Trade Center              Citicorp Center
          Room 1024                       Suite 1300               500 West Madison Street
    Washington, D.C. 20549            New York, NY 10048                  Suite 1400
                                                                    Chicago, IL 60661-2511

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Four Media's SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     AT&T filed a registration statement on Form S-4 to register with the SEC the Class A Liberty Media Group tracking stock to be issued to Four Media stockholders in the merger. This proxy statement/ prospectus is a part of that registration statement and constitutes a prospectus of AT&T, as well as a proxy statement of Four Media for the special meeting. As allowed by SEC rules, this proxy statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

        FOUR MEDIA SEC FILINGS
          (FILE NO. 0-21943)                             PERIOD
        ----------------------                           ------
Annual Report on Form 10-K.............  Year ended August 1, 1999 (as amended on November 29, 1999)
Quarterly Report on Form 10-Q..........  Quarter ended October 31, 1999
Current Reports on Form 8-K............  Filed on November 1, 1999 and December
                                         7, 1999
Registration Statement on Form S-1/A...  Filed on December 27, 1996 (description of Four Media's common stock)

           AT&T SEC FILINGS
           (FILE NO. 1-1105)                             PERIOD
           -----------------                             ------
Annual Report on Form 10-K.............  Year ended December 31, 1998 (as amended on March 23, 1999 and July 12,
                                         1999)
Quarterly Reports on Form 10-Q.........  Quarters ended March 31, June 30, 1999 and September 30, 1999
Current Reports on Form 8-K............  Filed on January 8, 1999, January 27,
                                         1999, March 9, 1999, March 10, 1999,
                                         March 22, 1999, May 3, 1999, May 7,
                                         1999, September 2, 1999 (including the
                                         historical financial statements of
                                         MediaOne Group contained therein),
                                         October 29, 1999 (including the
                                         unaudited pro forma financial
                                         information contained therein),
                                         November 22, 1999, December 6, 1999,
                                         January 6, 2000 and January 14, 2000
Proxy Statements.......................  Filed on January 8, 1999 (proxy statement/ prospectus, including the
                                         description of AT&T's capital stock),
                                         March 19, 1999 and January 26, 2000

     Four Media and AT&T also incorporate by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Four Media has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Four Media, AT&T has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to AT&T, and Liberty has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to the Liberty Media Group.

     You may have previously received some of the documents incorporated by reference in this proxy statement/prospectus, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/ prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

            Four Media Company                               AT&T Corp.
         2813 West Alameda Avenue                     32 Avenue of the Americas
         Burbank, California 91505                  New York, New York 10013-2412
            Tel: (818) 840-7000                          Tel: (212) 387-5400
         Attn: Corporate Secretary             Attn: Corporate Secretary's Department

     If you would like to request documents from us, please do so by March 30, 2000 to receive them before the special meeting.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT AND THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 11, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF CLASS A LIBERTY MEDIA GROUP TRACKING STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                      RISK FACTORS RELATING TO THE MERGER

     The merger, and an investment in Class A Liberty Media Group tracking stock, involves numerous risks. In addition to the other information we include in or incorporate by reference into this proxy statement/prospectus, you should consider the following risk factors in deciding whether to vote for the merger.

THE VALUE OF THE CLASS A LIBERTY MEDIA GROUP TRACKING STOCK YOU WILL RECEIVE IN THE MERGER MAY FLUCTUATE.

     The number of shares of Class A Liberty Media Group tracking stock you will receive in the merger will not be adjusted based on changes in the market prices of Class A Liberty Media Group tracking stock. Accordingly, because the market price of Class A Liberty Media Group tracking stock may fluctuate, the value of the consideration you receive when we complete the merger will depend on the market price of Class A Liberty Media Group tracking stock at that time. We cannot assure you as to the market value of the stock consideration you will receive when the merger is completed. Four Media is not permitted to "walk away" from the merger or resolicit the vote of its stockholders based solely on changes in the market value of Class A Liberty Media Group tracking stock before completion of the merger. For historical and current market prices of Class A Liberty Media Group tracking stock, see "Summary -- Comparative Per Share Market Price and Dividend Information."

THE PRICE OF CLASS A LIBERTY MEDIA GROUP TRACKING STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF FOUR MEDIA COMMON STOCK.

     When we complete the merger, you will become a holder of Class A Liberty Media Group tracking stock. The businesses of the Liberty Media Group differ from the businesses of Four Media, and the results of operations of the Liberty Media Group, as well as the market price of Class A Liberty Media Group tracking stock, may be affected by factors different from those affecting Four Media's results of operations and the market price of Four Media common stock. As a result, factors that had little or no effect on the price of Four Media common stock may adversely affect the price of Class A Liberty Media Group tracking stock.

REGULATORY AGENCIES MAY IMPOSE CONDITIONS ON CONSENTS RELATING TO THE MERGER.

     A condition to completing the merger is that all material required governmental consents and approvals relating to the merger must be received without material restrictions or conditions. We cannot assure you that governmental authorities will not impose material restrictions or conditions as a condition of their approval of the merger or at some later date. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the merger, or lessen the anticipated benefits of the merger.

IF WE DO NOT COMPLETE THE MERGER, IT COULD NEGATIVELY IMPACT FOUR MEDIA AND THE PRICE OF ITS COMMON STOCK.

     If the merger is not completed, Four Media may be subject to a number of material risks, including the following:

     - Four Media may be required to pay Liberty a termination fee of up to $6.5 million;

     - the market price of Four Media common stock may decline to the extent that the current market price of Four Media common stock reflects a market assumption that the merger will be completed; and

     - costs related to the merger, such as legal and accounting fees and expenses and financial advisor expenses, must be paid even if the merger is not completed.

     Further, if the merger agreement is terminated and Four Media's board of directors seeks another merger or business combination, we cannot assure you that it will be able to find a party willing to pay an equivalent or more attractive price than that which will be paid in the merger. In addition, while the merger agreement is in effect, subject to limited exceptions, Four Media is prohibited from soliciting, cooperating with, or furnishing non-public information regarding Four Media to, or negotiating or entering into an agreement with, any party other than Liberty or AT&T regarding any proposal for an alternative transaction. For additional information regarding Four Media's ability to enter into an alternative transaction, see "The Merger
Agreement -- No Solicitation."

HOLDERS OF AT&T COMMON STOCK AND LIBERTY MEDIA GROUP TRACKING STOCK MAY HAVE COMPETING INTERESTS.

     After the merger is completed, you will hold shares of Class A Liberty Media Group tracking stock, which is a separate class of common stock of AT&T. The existence of separate classes of common stock of AT&T could result in occasions when the interests of holders of AT&T common stock and Liberty Media Group tracking stock diverge or appear to diverge. For example, AT&T's board of directors may determine to:

     - pay or omit the payment of dividends on Liberty Media Group tracking stock or AT&T common stock;

     - approve dispositions of assets attributed to AT&T and its subsidiaries (excluding Liberty and its subsidiaries); and

     - make operational and financial decisions with respect to AT&T and its subsidiaries (excluding Liberty and its subsidiaries) that could be considered detrimental to Liberty and its subsidiaries.

LIBERTY'S BOARD OF DIRECTORS HAS THE POWER TO TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTERESTS OF AT&T OR HOLDERS OF LIBERTY MEDIA GROUP TRACKING STOCK.

     A majority of Liberty's board of directors are individuals that were designated by Tele-Communications, Inc. (TCI) before its merger with AT&T. If these individuals or their designated successors cease to constitute a majority of Liberty's board of directors, a new entity controlled by officers of Liberty has the power to require Liberty to transfer all of Liberty's assets to that new entity.

     Subject to its fiduciary duties to AT&T and to the obligations under an inter-group agreement between Liberty and AT&T, Liberty's board of directors has the power under Delaware law to manage the business and affairs of Liberty. This includes, among other things, the power to:

     - set management compensation;

     - issue shares of stock of Liberty, including preferred shares;

     - repurchase securities, including securities owned by officers or directors of Liberty;

     - cause Liberty to engage in businesses and activities that compete directly with AT&T; or

     - cause Liberty to pursue business opportunities that may also be of interest to AT&T.

     This creates the risk that Liberty's board of directors could take actions that AT&T's board of directors does not believe are in the best interests of AT&T or holders of Liberty Media Group tracking stock. If Liberty's board were to take any of these actions, AT&T's recourse would be limited to making a claim for breach of the fiduciary duties owed by Liberty's board of directors to AT&T in its capacity as a stockholder of Liberty, or a claim under the inter-group agreement, if it applies. We cannot assure you, however, that AT&T would be able to obtain effective relief by making a breach of fiduciary duty claim.

LIBERTY'S BOARD OF DIRECTORS MAY HAVE NO FIDUCIARY DUTIES TO HOLDERS OF LIBERTY MEDIA GROUP TRACKING STOCK.

     We are not aware of any legal precedent under Delaware law that would impose on Liberty's board of directors any fiduciary duties directly to holders of Liberty Media Group tracking stock. For this reason, we cannot assure you that holders of Liberty Media Group tracking stock would be able to pursue a claim for breach of fiduciary duty against Liberty's board of directors for actions taken by that board, even if those actions were not in the best interests of the holders of Liberty Media Group tracking stock. If AT&T is unwilling to pursue its own claim regarding these actions, the only recourse available to a holder of Liberty Media Group tracking stock may be to claim a breach of fiduciary duty against AT&T's board of directors for failing to make a claim on behalf of AT&T against Liberty's board of directors. We cannot assure you that any holder of Liberty Media Group tracking stock would be able to obtain effective relief by making a breach of fiduciary duty claim against AT&T's board.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for Four Media's and AT&T's stock, including the Liberty Media Group tracking stock, and other matters. Statements in this document that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

     These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income wherever they occur in this proxy statement/prospectus, are estimates reflecting the best judgment of the senior management of Liberty, AT&T and Four Media, respectively. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

     - the effects of vigorous competition in the markets in which the Liberty Media Group and Four Media operate, including the potential for additional competition from major motion picture studios and the content producers that are currently customers of Four Media;

     - the ability to enter into agreements, and the cost of entering new territories necessary, to provide nationwide services;

     - requirements imposed on these entities or latitude allowed to their competitors by the FCC or state regulatory commissions under the Telecommunications Act of 1996 or other applicable laws and regulations;

     - changes in technology that may increase the number of competitors the Liberty Media Group or Four Media faces or require significant capital expenditures to provide competitive services;

     - general economic or business conditions that may be less favorable than expected, resulting in, among other things, lower than expected revenues;

     - costs or difficulties related to the integration of the businesses of the Liberty Media Group and Four Media may be greater than expected;

     - legislative or regulatory changes may adversely affect the businesses in which the Liberty Media Group and Four Media are engaged;

     - the rate of customer bankruptcies and other defaults may increase;

     - necessary technological changes, including changes to address "Year 2000" data systems issues, may be more difficult or expensive to make than anticipated;

     - adverse changes may occur in the securities markets; and

     - other factors, including, but not limited to, economic, key employee, competitive, regulatory, governmental and technological factors, which may affect the Liberty Media Group or Four Media.

     When we use the words "estimate," "project," "intend," "expect," "believe" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents we incorporate by reference in this proxy statement/prospectus. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                 THE COMPANIES

FOUR MEDIA COMPANY

     Four Media is a leading provider of technical and creative services to producers and distributors of television programming, television commercials, feature films and other entertainment content, as well as to owners of film and television libraries. The name Four Media Company is derived from its core competencies in film, video, sound and data. These services include the processing, enhancement, storage and distribution of film and video from the point it leaves the camera until it is shown, in various formats, to audiences around the world. Four Media seeks to capitalize on growth in domestic and international demand for original entertainment content and for existing television and film libraries without taking production or ownership risk with respect to any specific television program, feature film or other content.

     Since its formation in 1993, Four Media has invested extensively in new digital systems and equipment. In addition, Four Media has successfully identified and either acquired or started and then integrated fourteen complementary businesses. The latest of these acquisitions occurred in June 1999 when Four Media acquired the operations of Ross Digital Sound and Picture. As a result of its investments and acquisitions, Four Media is one of the largest and most diversified independent providers of technical and creative services to the entertainment industry and therefore is able to offer its customers a single source for these services.

AT&T CORP.

     AT&T is among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish domestic long distance, international long distance, regional, local and wireless telecommunications services and broadband and Internet communications services. AT&T also provides billing, directory and calling card services to support these communications services.

     AT&T common stock is currently divided into two classes, with each class intended to reflect the separate performance of a specified group of AT&T's assets and businesses:

     - AT&T common stock is intended to reflect the economic performance of the "AT&T Common Stock Group." The AT&T Common Stock Group has attributed to it all of the assets of AT&T, excluding the assets of the Liberty Media Group.

     - Liberty Media Group tracking stock is intended to reflect the economic performance of the "Liberty Media Group." The Liberty Media Group has attributed to it the programming assets, principal international assets and businesses and substantially all of the non-cable and non-programming assets of TCI, as well as additional assets and businesses acquired by the Liberty Media Group since the merger of TCI and AT&T.

     On January 26, 2000, AT&T filed with the Securities and Exchange Commission a proxy statement requesting approval of its stockholders to create a new class of common stock designed to reflect the economic performance of its wireless services businesses. AT&T refers to this new class of common stock as AT&T Wireless Group tracking stock. Following shareholder approval of an amendment to AT&T's charter to create AT&T Wireless Group tracking stock, AT&T currently expects to issue, in an underwritten public offering, shares of AT&T Wireless Group tracking stock representing a portion of the economic performance of the AT&T Wireless Group followed by a distribution to the holders of AT&T common stock of shares of AT&T Wireless Group tracking stock representing the remaining economic performance of the AT&T Wireless Group. Following this distribution, AT&T's common shares would be divided into three classes:

     - AT&T common stock would be intended to reflect the economic performance of the AT&T Common Stock Group. The AT&T Common Stock Group would have attributed to it all of the assets of AT&T, excluding the assets attributed to the AT&T Wireless Group and the Liberty Media Group.

     - AT&T Wireless Group tracking stock would be intended to reflect the economic performance of the AT&T Wireless Group. The AT&T Wireless Group would have attributed to it substantially all of AT&T's current wireless operations.

     - Liberty Media Group tracking stock would continue to be intended to reflect the economic performance of the Liberty Media Group.

     AT&T's board of directors reserves the right not to create AT&T Wireless Group tracking stock or not to issue the tracking stock once it is created. In addition, even if AT&T completes the initial public offering, there is no guarantee that the distribution will follow. The proposed terms of the AT&T Wireless Group tracking stock are described under "The Charter Amendment Proposal -- Tracking Stock Amendment" in AT&T's proxy statement, which we incorporate by reference into this proxy statement/prospectus. To obtain a copy of AT&T's proxy statement, see "Summary -- Where You Can Find More Information."

     On May 6, 1999, AT&T agreed to acquire MediaOne Group through a merger of a wholly owned subsidiary of AT&T with MediaOne Group. In the MediaOne Group merger, holders of MediaOne Group common stock will receive, at their election and subject to proration, for each share of MediaOne Group common stock, 1.4912 shares of AT&T common stock, $85.00 in cash, or a combination of $30.85 in cash and 0.95 of a share of AT&T common stock. In addition, to the extent the price of AT&T's common stock is less than $57.00 per share during a prescribed closing period shortly prior to the closing, stockholders of MediaOne Group receiving AT&T common stock in the merger will also receive an additional cash payment to account for the difference between the actual price of AT&T common stock (subject to a floor of $51.30) and $57.00.

     In addition, at the effective time of the MediaOne Group merger, holders of MediaOne Group Series D preferred stock and Series E preferred stock will receive shares of newly issued classes of, respectively, Series D preferred stock and Series E preferred stock of AT&T, each of which will be designed to have substantially the same rights as the respective series of MediaOne Group preferred stock. AT&T expects that MediaOne will redeem the outstanding Series D preferred stock prior to the closing of the MediaOne Group merger. As a result, AT&T does not expect that any shares of AT&T Series D preferred stock will be outstanding at the time of the Four Media merger.

     AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412, telephone number (212) 387-5400. Internet users can obtain information about AT&T and its services at http://www.att.com.

D-GROUP MERGER CORP.

     D-Group Merger Corp. is a Delaware corporation formed by AT&T in October 1999 solely for the purpose of being merged with and into Four Media and is wholly owned by AT&T. The mailing address of D-Group Merger Corp.'s principal executive offices is c/o AT&T Corp., 32 Avenue of the Americas, New York, New York 10013-2412 and its telephone number is (212) 387-5400.

LIBERTY MEDIA CORPORATION

     Liberty has been an indirect wholly owned subsidiary of AT&T since March 9, 1999. On that date, AT&T acquired by merger Liberty's former parent, TCI. Liberty is included in the Liberty Media Group, and the businesses and assets of Liberty and its subsidiaries constitute substantially all of the businesses and assets of the Liberty Media Group. Liberty is a leading media, entertainment and communications company with interests in a diverse group of public and private companies that are market leaders in their respective industries. Liberty's subsidiaries and business affiliates are engaged in a broad range of programming, communications, technology and Internet businesses and have some of the most recognized and respected brands. These brands include Encore, STARZ!, Discovery, TV Guide, Fox, USA Networks, QVC, CNN, TBS and Sprint PCS.

     The following table lists Liberty's principal subsidiaries and business affiliates and Liberty's direct equity interests or indirect attributed equity interests based on ownership of capital stock. Liberty's direct or attributed equity interest in a particular company does not necessarily represent a voting interest in that company. Liberty's indirect attributed interest is determined by multiplying Liberty's ownership interest in the holder of an equity interest by that equity holder's ownership interest in the listed subsidiary or business affiliate. The ownership percentages are approximate, calculated as of September 30, 1999 and, in the case of convertible securities Liberty holds, assume conversion to common stock by Liberty and, to the extent known by us, other holders. In some cases Liberty's interest is subject to buy/sell procedures, rights of first refusal or other obligations. All of Liberty's direct and indirect interests in the following companies are attributed to the Liberty Media Group.

                                                                   ATTRIBUTED
               SUBSIDIARY/BUSINESS AFFILIATE                  OWNERSHIP PERCENTAGE
               -----------------------------                  --------------------
Encore Media Group LLC......................................          100%
Liberty Digital, Inc........................................           95%
Discovery Communications, Inc...............................           49%
TV Guide, Inc...............................................           44%
QVC Inc.....................................................           43%
Flextech, plc...............................................           37%
Sprint PCS Group............................................           23%*
Telewest Communications plc.................................           22%
USA Networks, Inc...........................................           21%
General Instrument Corporation..............................           21%
Time Warner, Inc............................................            9%
The News Corporation Limited................................          8.5%

-------------------------
* Equity interest held in trust.

     Although Liberty is an indirect subsidiary of AT&T, it enjoys a substantial degree of managerial autonomy from AT&T as a result of the corporate governance provisions of its charter and bylaws and contractual arrangements with AT&T. Liberty's board of directors is controlled by persons designated by TCI prior to its acquisition by AT&T, and that board will continue to be controlled by those persons, or others chosen by them, for at least the next six years. Liberty's management consists of individuals who managed Liberty's businesses while it was a subsidiary of TCI prior to its acquisition by AT&T. Liberty has entered into agreements with AT&T which provide it with a level of financial and operational separation from AT&T, define its tax sharing rights and obligations as a member of AT&T's consolidated tax group, enable Liberty to finance its operations separately from those of AT&T and provide Liberty with programming rights relating to AT&T's cable systems. The other members of the Liberty Media Group have similar arrangements in place that govern their relationship with AT&T.

                              THE PROPOSED MERGER

SPECIAL MEETING TO VOTE ON THE PROPOSED MERGER

     We are furnishing this proxy statement/prospectus to you in connection with the solicitation of proxies by Four Media for use at the special meeting.

     The special meeting will be held at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York 10022, on April 6, 2000, at 9:00 a.m. local time. At the special meeting, you will be asked to vote on a proposal to approve the merger agreement, a copy of which is attached to this proxy statement/ prospectus as Annex A, and the merger.

STRUCTURE OF THE MERGER; MERGER CONSIDERATION

     - The Merger. In accordance with the merger agreement and Delaware law, D-Group Merger Corp. will be merged with and into Four Media. As a result of the merger, the separate corporate existence of D-Group Merger Corp. will cease and Four Media will survive the merger as a wholly owned subsidiary of AT&T and a member of the Liberty Media Group. Unless the context otherwise requires, references in this proxy statement/prospectus to "Liberty Media Group tracking stock" refer to the Class A Liberty Media Group tracking stock only and not to Class B Liberty Media Group tracking stock.

     - Merger Consideration. In the merger, Four Media stockholders will receive, for each share of Four Media common stock held, 0.16129 of a share of Class A Liberty Media Group tracking stock and $6.25 in cash. The number of shares of Class A Liberty Media Group tracking stock stockholders will receive in the merger will be appropriately adjusted for any stock splits, combinations and other similar events that occur between the date of the merger agreement and the completion of the merger. We will not issue fractional shares of Class A Liberty Media Group tracking stock in the merger. Instead, each Four Media stockholder otherwise entitled to a fractional share will receive cash, without interest, in lieu of a fraction of a share of Class A Liberty Media Group tracking stock. Specifically, the exchange agent in the merger will sell in the open market a number of shares of Class A Liberty Media Group tracking stock equal to the aggregate number of fractional shares that would otherwise be issuable in the merger and will remit to the Four Media stockholders otherwise entitled to a fractional share an amount equal to that stockholder's pro rata portion of the net proceeds of those sales.

     - Effective Time of the Merger. The merger will become effective when a certificate of merger is filed with the Delaware Secretary of State or at a later time as may be specified in the certificate of merger. The effective time of the merger will occur as soon as practicable after the last of the conditions in the merger agreement has been satisfied or waived. We expect the merger to occur in the second quarter of 2000. However, because the merger is subject to governmental approvals and other customary conditions, we cannot predict the exact timing.

TREATMENT OF FOUR MEDIA STOCK OPTIONS AND WARRANTS

     At the effective time of the merger, each outstanding Four Media stock option, other than stock options that are cashed out as described below, and each outstanding Four Media warrant, whether or not immediately exercisable or "in the money," will be assumed by AT&T and converted into a rollover option or rollover warrant, as the case may be, to purchase shares of Liberty Media Group tracking stock. Each rollover option or rollover warrant will, upon completion of the merger, become an option or warrant, as applicable, to purchase a number of shares of Liberty Media Group tracking stock determined by multiplying the number of shares of Four Media common stock subject to the Four Media option or warrant immediately prior to the merger by 0.32258. The resulting number of shares will be rounded up to the nearest whole share. The per share exercise price of each rollover option and rollover warrant will be equal to the per share exercise price of the corresponding Four Media option or warrant divided by

0.32258. The resulting exercise price will be rounded down to the nearest whole cent and will be subject to adjustment under the circumstances described in the merger agreement.

     Holders of Four Media stock options that are vested and exercisable on the closing date of the merger may elect to have their options canceled and cashed out rather than having their options rolled over. If a holder of a vested Four Media option elects to be cashed out, that holders' option will be canceled at the time of the merger in exchange for a cash payment from Four Media. The cash payment, if any, will be equal to the number of shares of Four Media common stock subject to each option multiplied by the difference, if positive, between $12.50 and the exercise price per share of the option. Four Media will be required to provide Liberty a report five days prior to the closing date of the merger listing each option holder that elected to receive a cash payment. There are presently 1,789,957 shares of Four Media common stock subject to options that are exercisable. Assuming all of the holders of vested and exercisable options elect to have their options cashed out, Four Media will be required to make cash payments totaling approximately $8.8 million.

BACKGROUND OF THE MERGER

     In late July 1999, Four Media approached Liberty to discuss a possible business combination transaction. On July 30, 1999, senior executives of Four Media and Liberty met telephonically to discuss each company's strategic objectives and a possible acquisition of Four Media. On August 4, 1999, Robert
T. Walston, Chairman of the Board and Chief Executive Officer of Four Media, and Jeffrey J. Marcketta, President and Chief Operating Officer of Four Media, held an initial meeting with David Beddow, Vice President/Technology of Liberty Media, in Denver, Colorado to discuss the primary benefits and parameters of a possible transaction. Following this meeting, on August 13, 1999, Four Media and Liberty executed a non-disclosure agreement.

     The parties continued to meet in person to discuss a possible acquisition transaction through late September 1999. During this time, Four Media and Liberty exchanged financial and other information. On September 27, 1999, Four Media made a preliminary proposal to Liberty regarding the key terms of a possible acquisition of Four Media in a tax-free merger, whereby Four Media stockholders would receive shares of Class A Liberty Media Group tracking stock. On October 1, 1999, Four Media and its legal advisors and Liberty and its legal advisors held a conference call to discuss the specific deal parameters and tax structures.

     On October 8, 1999, Four Media's board of directors met to consider the terms of the potential transaction and generally discussed the terms of the proposed merger agreement and the related agreements. In early October, Liberty's legal advisors delivered a preliminary draft of a merger agreement to Four Media and its legal advisors. Between October 8, 1999 and October 25, 1999 Liberty and its legal advisors and Four Media and its legal advisors negotiated the terms of the merger agreement and the related agreements.

     On October 25, 1999, Four Media's board of directors met and Four Media's senior management and legal and financial advisors reviewed the following:

     - the status of the negotiations of the proposed transaction;

     - the benefits and potential risks of the proposed transaction;

     - the principal terms of the merger agreement and related documents; and

     - the board's fiduciary duties in considering the merger.

     Houlihan Lokey presented financial analyses relating to the proposed merger and to its evaluation as to the fairness from a financial point of view, to Four Media's stockholders, of the merger consideration. At the conclusion of the meeting, Four Media's board of directors authorized management to enter into a letter of intent regarding the principal terms of the merger and directed Four Media's legal advisors to continue the negotiations with Liberty with a view to finalizing a merger agreement that could be presented for board approval.

     Between October 25, 1999 and October 29, 1999, Four Media's management and legal advisors and Liberty's management and legal advisors continued to negotiate by telephone the final terms of a letter of intent, which provided for Liberty's acquisition of Four Media in a tax-free transaction. The parties also continued to negotiate the terms of a merger agreement and related transaction documents. In late October 1999, Liberty approached AT&T regarding a possible acquisition of Four Media. On October 29, 1999, Four Media and Liberty entered into a letter of intent regarding the principal terms of the merger and on November 1, 1999, Four Media issued a press release announcing the letter of intent.

     In early November, Liberty's legal advisors delivered a copy of the draft merger agreement and related documents to AT&T's legal advisors. Subsequently, Four Media's management and legal advisors, Liberty's management and legal advisors and AT&T's legal advisors continued to negotiate the draft merger agreement and the related transaction documents. These negotiations were conducted principally by telephone. The discussions and negotiations between Four Media, Liberty and AT&T concerning the terms of the merger agreement and related documents included discussions and negotiations regarding the following:

     - termination rights under the merger agreement;

     - Four Media's ability to solicit and accept alternative acquisition proposals;

     - the conditions upon which any breakup fee would be payable;

     - Liberty's and AT&T's conditions to completing the merger; and

     - the representations, warranties and covenants to be made by each party.

     During several discussions in mid-November 1999 between Four Media's and Liberty's senior executives, Four Media and Liberty tentatively agreed, subject to negotiation of definitive documents and AT&T's approval, to a change in the merger consideration. Specifically, Four Media and Liberty agreed that Four Media stockholders would receive, in a taxable transaction, a portion of the consideration in shares of Class A Liberty Media Group tracking stock and a portion of the consideration in cash.

     On November 16, 1999, the Capital Stock Committee of AT&T's board of directors approved the issuance of shares of Class A Liberty Media Group tracking stock under the revised terms. On November 17, 1999, at a meeting of AT&T's board of directors, AT&T's board of directors approved the merger agreement and authorized the issuance of shares of Class A Liberty Media Group tracking stock in connection with the merger.

     On November 18, 1999, Four Media's board of directors met again by a telephone. At the meeting, Four Media's management and legal advisors reviewed for the board the revised terms of the merger agreement and related documents. The Four Media board further discussed the revised terms of the proposed transaction and determined that the merger was advisable. The board of directors then approved the merger agreement by unanimous written consent and resolved to recommend that Four Media stockholders approve and adopt the merger agreement and the merger. In addition, at this meeting, Houlihan Lokey rendered its oral opinion that, as of that date, based upon and subject to the considerations set forth in the opinion, the merger consideration was fair, from a financial point of view, to Four Media's stockholders.

     On December 3, 1999, Four Media's board of directors executed a unanimous written consent approving the final transaction documents.

     On December 6, 1999, Four Media, Liberty, AT&T and D-Group Merger Corp. executed the merger agreement, and Four Media's principal stockholders entered into voting agreements with Liberty. In addition, Houlihan Lokey rendered its written opinion (which opinion is attached to this proxy statement/ prospectus as Annex B) that, based upon and subject to the considerations set forth in the opinion, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to Four Media's stockholders.

     Four Media and Liberty issued a joint press release on December 6, 1999 announcing the merger agreement.

FOUR MEDIA'S REASONS FOR THE MERGER

     In arriving at its decision to approve, and to recommend that Four Media stockholders approve, the merger agreement and the merger, Four Media's board of directors considered several affirmative and negative factors. Four Media's board of directors considered, among others, the following affirmative factors:

     - the merger consideration represented:

      (1) as of November 18, 1999 (the date on which Four Media's board approved and resolved to recommend approval of the merger agreement and the merger), an approximate 116% premium over the closing price per share of Four Media's common stock on October 29, 1999 (the last trading day prior to the announcement of the letter of intent)

      (2) as of December 3, 1999 (the date on which Four Media's board executed the unanimous written consent approving the final transaction documents), an approximate 120% premium over the closing price per share of Four Media's common stock on October 29, 1999.

     - the merger would provide Four Media stockholders with increased liquidity generally, given the higher trading volumes and greater number of holders of Class A Liberty Media Group tracking stock as compared to Four Media common stock;

     - Four Media's stockholders would have the opportunity to continue to participate in any increase in value of the Liberty Media Group, including any increase in value that may be attributable to the acquisition of Four Media. Four Media believes that Liberty's technological expertise, investments, business reputation, and its financial resources and access to capital markets, provide it with the ability to grow and position, and thereby enhance the value of, Four Media's assets; and

     - Four Media's management has from time to time solicited, and engaged in discussions with, a number of significant participants in the communications industry regarding a possible business combination involving Four Media.

     In the course of its deliberations, the Four Media board of directors reviewed with Four Media's management and outside advisors a number of additional factors relevant to the merger, including:

     - historical information concerning Liberty's and Four Media's respective businesses, financial performance and condition, operations and competitive position, including public reports concerning results of operations during the most recent fiscal year filed with the SEC (see "Summary -- Where You Can Find More Information" on page 17 for information on how you can obtain copies of these reports);

     - current market conditions and historical market prices, volatility, liquidity and trading information with respect to Liberty Media Group tracking stock and Four Media common stock;

     - detailed financial analyses and other information with respect to the Liberty Media Group and Four Media presented by Houlihan Lokey in a presentation to the Four Media board of directors, including Houlihan Lokey's oral opinion, subsequently confirmed in writing as of December 6, 1999, that, based upon and subject to the considerations, qualifications and limitations set forth in the opinion, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to Four Media stockholders;

     - the communications and other regulatory approvals required for the merger and the process and timing associated with these approvals; and

     - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable.

     Four Media's board of directors also considered, in particular, the terms of the merger agreement restricting Four Media's rights to solicit, consider, negotiate and accept other acquisition proposals, and to terminate the merger agreement, as well as the possible effects of the provisions regarding termination fees and the effect of the voting agreements. Four Media's board of directors also reviewed with its management and outside advisors various alternatives to the merger, including remaining as an independent company.

     Four Media's board of directors believes that these factors, including the board of directors' review of the terms of the merger agreement, support the board's recommendation of the merger agreement and the merger when viewed together with the risks and potential benefits of the merger. Four Media's board of directors also identified and considered some potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - the potentially lengthy period of time that may be required to complete the merger, particularly in light of the fact that the merger agreement does not prohibit Liberty and AT&T from engaging in transactions that could impede or prevent completion of the merger;

     - the risk of a decline in the market value of Class A Liberty Media Group tracking stock during the period between signing the merger agreement and completing the merger;

     - the restrictions on Four Media imposed by the merger agreement and the potential business opportunities that might be foregone due to these restrictions or the pendency of the merger generally;

     - the possibility that the merger might not be completed and the impact that might have on Four Media's businesses and assets and its ability to complete an alternative transaction on similar or equally advantageous terms; and

     - the other risks described under "Risk Factors Relating to the Merger."

     Four Media's board of directors believed that these risks were outweighed by the potential benefits of the merger.

     The foregoing discussion is not exhaustive of all factors considered by Four Media's board of directors. Each member of Four Media's board of directors may have considered different factors, and Four Media's board of directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to the factors considered.

THE LIBERTY MEDIA GROUP'S REASONS FOR THE MERGER

     At the Liberty Media Group's request, AT&T entered into the merger agreement on behalf of the Liberty Media Group to acquire 100% of the business and assets of Four Media. The Liberty Media Group considered the following factors in connection with its decision to acquire Four Media.

     Strategic Business Opportunity. The acquisition of Four Media is part of the Liberty Media Group's strategy to consolidate a group of companies, including Four Media, The Todd-AO Corporation and SounDelux Entertainment Group, Inc., that provide a wide range of post-production and distribution services to television producers, motion picture studios, cable and broadcast networks and advertising agencies. The Liberty Media Group hopes to capitalize on the potential operating synergies within that group of companies, as well as the financial strength of such companies' core businesses, and to grow such companies' combined client base. The Liberty Media Group also hopes to position the acquired companies to become major providers of new digital production, post-production, distribution and archiving services, including interactive enablement, to the creative community and diverse retail media outlets throughout the world. The Liberty Media Group believes that its capital, expertise and reputation in the media industry will strengthen such companies' consolidated product offerings and marketing efforts and assist the Liberty Media Group and the acquired companies in implementing their global strategy.

     Proposed Transactions with Todd-AO and SounDelux. On December 10, 1999, Liberty, AT&T (at the request of the Liberty Media Group), B-Group Merger Corp., a wholly-owned subsidiary of AT&T, and Todd-AO entered into an Agreement and Plan of Merger. The Todd-AO merger agreement provides
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

for the merger of B-Group Merger Corp. with and into Todd-AO, with Todd-AO surviving. As a result of the Todd-AO merger and other transactions contemplated by the Todd-AO merger agreement, the Liberty Media Group will acquire 60% of the outstanding equity and approximately 94% of the voting power of Todd-AO.

     On December 30, 1999, Liberty, AT&T (at the request of the Liberty Media Group), C-Group Merger Corp., a wholly owned subsidiary of AT&T, and SounDelux entered into an Agreement and Plan of Merger. The SounDelux merger agreement provides for the merger of C-Group Merger Corp. with and into SounDelux, with SounDelux surviving. As a result of the SounDelux merger and other transactions contemplated by the SounDelux merger agreement, the Liberty Media Group will acquire more than 55% of the outstanding equity and 92% of the voting power of SounDelux. Following the Todd-AO and SounDelux transactions, the stockholders of SounDelux, other than Liberty, will have the opportunity, on terms and conditions provided for in connection with the SounDelux merger, to exchange their SounDelux shares (which are not publicly traded) for shares of Todd-AO (which are publicly traded).

     Following acquisition of controlling interests in Todd-AO and SounDelux and of 100% of the voting securities of Four Media, and subject to certain conditions, the Liberty Media Group will cause the following additional transactions to occur:

     - contribution of the Liberty Media Group's controlling interest in Todd-AO to SounDelux, in exchange for additional shares of voting stock of SounDelux;

     - contribution by SounDelux to Todd-AO of 100% of the business and operations of SounDelux, in exchange for additional shares of voting stock of Todd-AO and the assumption by Todd-AO of 100% of the liabilities of SounDelux; and

     - contribution by the Liberty Media Group to SounDelux, and by SounDelux to Todd-AO, of 100% of the stock of Four Media to be acquired by the Liberty Media Group as a result of the transactions described in this proxy statement/prospectus.

     As a result of these transactions, the assets and operations now owned and operated by Four Media, SounDelux and Todd-AO will be consolidated within Todd-AO, which will change its name to Liberty Livewire, Inc. The term "Livewire" used in this proxy statement/prospectus generally refers to Todd-AO following its acquisition by the Liberty Media Group, whether or not the proposed acquisitions of SounDelux and Four Media are completed as described in this section. Liberty's ownership in Livewire will be a component of the Liberty Media Group.

     THE TODD-AO AND SOUNDELUX TRANSACTIONS DESCRIBED HEREIN ARE NOT PREREQUISITES TO THE LIBERTY MEDIA GROUP'S PROPOSED ACQUISITION OF FOUR MEDIA, AND THE CLOSING OF THE FOUR MEDIA MERGER IS NOT CONDITIONED ON THE CLOSING OF ANY OTHER TRANSACTION. THE PENDING TRANSACTIONS WITH TODD-AO AND SOUNDELUX ARE SUBJECT TO CUSTOMARY CLOSING CONDITIONS, AND NO ASSURANCE CAN BE GIVEN THAT SUCH TRANSACTIONS WILL BE COMPLETED.

     Competitive Advantage. The principal service offerings of Four Media are complementary to those of Todd-AO and SounDelux. Todd-AO provides post-production sound services (including music recording, sound editing and mixing) for theatrical feature films, television shows and commercials, as well as a wide variety of video and other services, such as film-to-video transfer (also known as "telecine"), mastering, duplication and transmission for satellite broadcast. SounDelux provides sound creation, design and supervision services for major motion picture studios and other clients and operates two sound studios for recording, editing and mixing work. SounDelux also offers creative content production, technical design and installation for theme parks, restaurants and other "location-based" entertainment venues, as well as other sound and entertainment related products and services. The Liberty Media Group believes that Livewire's ability to offer a broad and comprehensive array of services to the entertainment and media industries, on both a bundled and "a la carte" basis, will enable Livewire to distinguish its services from those of its competitors, creating customer loyalty and increasing the value of the Livewire brand.

     Expanded Service Offerings. Building on the foundation provided by the acquisition of Four Media and the proposed consolidation of Four Media's business with those of Todd-AO and SounDelux, the Liberty Media Group hopes that Livewire will develop and offer a wide selection of new or enhanced products and services to content producers, programmers, networks and advertising agencies. These products and services may include:

     - interactive enablement of video programming and advertisements;

     - a high-capacity server network for caching of multimedia programming and elements;

     - connections to caching servers for broadcast, cable and DSL access to interactive elements and streaming video;

     - electronic cinema distribution to theaters, and related products and services;

     - interactive delivery to point-of-sale, public spaces and other non-traditional venues; and

     - various services to facilitate the simultaneous or coordinated use of television and PCs/internet appliances;

     It should be emphasized that these products and services are not currently offered by Four Media, Todd-AO or SounDelux, and that Livewire's ability to develop and offer such products and services is subject to the risks and uncertainties inherent in any new business venture, and other significant risks and uncertainties including the following:

     - the high cost of creating an infrastructure to provide these products and services, and the financial risks resulting from such an investment;

     - the likelihood of vigorous competition from other existing or new industry players, some of which may be better capitalized, some of which may have better access to proprietary technologies, and some of which may be affiliated with major potential customers of these products and services; and

     - the risk of technological obsolescence.

RECOMMENDATION OF FOUR MEDIA'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTEREST AND HAS DECLARED THE MERGER ADVISABLE. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

     In considering the recommendation of Four Media's board of directors relating to the merger agreement and the merger, you should be aware that some of its directors and officers have interests in the merger that are different from, or are in addition to, the interests of Four Media stockholders generally. Please see the section entitled "-- Interests of Four Media's Officers and Directors in the Merger" below for additional information regarding these interests.

OPINION OF FOUR MEDIA'S FINANCIAL ADVISOR

     Four Media retained Houlihan Lokey Howard & Zukin Financial Advisors to act as its financial advisor for a possible strategic combination with Liberty and AT&T. Pursuant to Houlihan Lokey's engagement letter, Houlihan Lokey rendered an oral opinion on November 18, 1999 and a written opinion on December 6, 1999 to Four Media's board of directors to the effect that, based upon and subject to the considerations, qualifications and limitations set forth in the opinion, as of December 6, 1999, the merger consideration was fair, from a financial point of view, to Four Media's stockholders.

     Annex B contains the full text of Houlihan Lokey's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken. This summary of Houlihan Lokey's opinion is qualified in its entirety by the full text of the opinion. YOU ARE URGED TO READ THE HOULIHAN LOKEY OPINION CAREFULLY AND COMPLETELY.

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

     As compensation for services rendered in connection with the fairness opinion, Four Media agreed to pay Houlihan Lokey a fee of $130,000. No portion of Houlihan Lokey's fees is contingent upon the successful completion of the merger. Four Media has also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws, arising out of Houlihan Lokey's engagement, and to reimburse Houlihan Lokey for some of its expenses.

     Houlihan Lokey, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, business valuation for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. Houlihan Lokey is familiar with Four Media, having acted as financial advisor to its board of directors in connection with Warburg Pincus' investment in Four Media in January 1999.

     The opinion does not address Four Media's underlying business decision to effect the merger. Houlihan Lokey did not, and was not requested by Four Media to, make any recommendations as to the form or amount of consideration to be paid to its shareholders in connection with the merger. In addition, Houlihan Lokey was not requested to, and did not, solicit third party indications of interest in acquiring all or part of Four Media. Furthermore, Houlihan Lokey was not requested to, and did not, negotiate or advise Four Media with respect to alternatives to the merger.

     In connection with its opinion, Houlihan Lokey conducted reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

     - reviewed Four Media's historical financial statements for the three fiscal years ending August 1, 1999, and the unaudited pro forma financial statements for the fiscal year ending August 1, 1999, as well as the financial information for the months ending August 29, 1997, 1998 and 1999;

     - reviewed publicly available business and financial information relating to Liberty, the Liberty Media Group and AT&T that it deemed relevant;

     - reviewed a copy of the draft merger agreement dated November 18, 1999;

     - met with members of Four Media's senior management to discuss Four Media's operations, financial condition, future prospects and projected operations and performance;

     - visited Four Media's facilities and business offices;

     - reviewed forecasts and projections prepared by Four Media's management with respect to Four Media for the years ended July 31, 2000 through 2005;

     - reviewed the historical market prices and trading volume for Four Media's publicly traded securities;

     - reviewed the historical market prices and trading volume for Class A Liberty Media Group tracking stock;

     - reviewed other publicly available financial data for companies that were deemed comparable to Liberty and Four Media, and publicly available prices and premiums paid in other mergers that are considered similar to the merger;

     - reviewed drafts of several documents to be delivered at the closing of the merger; and

     - conducted other studies, analyses and inquiries as it deemed appropriate.

     In connection with its review, Houlihan Lokey did not assume any responsibility for independent verification of any of the foregoing information and relied on this information as being complete and accurate in all material respects. In addition, Houlihan Lokey did not make any independent evaluation or appraisal of any of Four Media's assets or liabilities, contingent or otherwise, nor was Houlihan Lokey furnished with any evaluation or appraisal. With respect to the financial projections referred to above, Houlihan Lokey assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgment of Four Media's management as to Four Media's future financial performance.

     The summary of Houlihan Lokey's analysis set forth below does not purport to be a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in rendering these opinions. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered, without considering all analyses and factors in totality, could create a misleading or incomplete view of the processes underlying these analyses and the opinion.

     In assessing the financial fairness of the merger consideration to Four Media's shareholders, Houlihan Lokey:

     - analyzed the reasonableness of the trading value of Four Media's publicly traded equity securities;

     - valued Four Media's common equity using widely accepted valuation methodologies; and

     - analyzed the reasonableness of the trading value of the Liberty tracking stock.

     The following paragraphs summarize the primary and material analyses performed by Houlihan Lokey in arriving at its opinion.

     Historical Stock Trading Analysis

     As part of its analysis, Houlihan Lokey analyzed the trading values of Four Media common stock and Liberty Media Group tracking stock. Houlihan Lokey calculated the implied price/earnings multiples and enterprise value/earnings before interest, taxes, depreciation and amortization, or "EBITDA," multiples for Four Media and the Liberty Media Group based on each company's latest twelve months earnings per share and EBITDA and compared those ratios to comparable publicly traded companies. Houlihan Lokey also analyzed daily closing stock prices and volumes from October 8, 1998 to October 6, 1999. As part of this analysis, Houlihan Lokey calculated the ratios of the stock's average daily volume (over the most recent 365 days) to the float and total shares outstanding. Houlihan Lokey also analyzed the amount and nature of equity analyst coverage of Four Media and the Liberty Media Group.

     Independent Valuation Analysis of Four Media

     In addition to analyzing recent trading activity, Houlihan Lokey applied three valuation approaches to arrive at an independent valuation of Four Media.

     Analysis of Recent Acquisition Mergers. Using publicly available information, Houlihan Lokey reviewed selected multiples paid in mergers and acquisitions involving post-production companies, which Houlihan Lokey deemed relevant. In particular, Houlihan Lokey focused on multiples of enterprise value, defined as the purchase price paid for the common and preferred equity of the target company, plus all interest-bearing liabilities at book value, less cash, to trailing twelve months revenues; earnings before interest, and taxes, or "EBIT"; and EBITDA. Additionally, Houlihan Lokey compared the pre-deal per share price to the merger prices of the companies involved in the selected mergers to determined the premium or amount over the market price that was paid to obtain control of the target company. We refer to this premium as the "control premium."

     Houlihan Lokey reviewed the following acquisitions of post-production companies for which adequate public information was available: Liberty's pending acquisition of Todd-AO Corporation and the acquisition of Vaughn Communication, Inc. by Allied Digital Technologies Corp.

     For the mergers examined, the multiple of enterprise value to revenues for the acquired companies for the latest twelve month period prior to closing was 1.3x and 0.5x for an average of 0.9x. The multiples of enterprise value to EBIT for the latest twelve month period prior to closing were 21.2x and 8.0x averaging 14.6x. The multiples of enterprise value to EBITDA for the latest twelve-month period prior to closing averaged 6.1x, and ranged from 8.0x to 4.2x. Furthermore, based on Houlihan Lokey's analysis, a control premium of 147% and 28% were associated with the Todd-AO and the Vaughn mergers, respectively.

     Based on the merger consideration Four Media's shareholders will receive in the merger, the merger carries the following implied multiples for Four Media:

     - enterprise value to revenue of 1.9x;

     - enterprise value to EBIT of 19.2x; and

     - enterprise value to EBITDA of 8.2x.

Furthermore, based on this analysis, the theoretical value per common share for a controlling interest in Four Media ranged from $5.88 and $7.33 per share of Four Media's common stock.

     Analysis of Selected Publicly Traded Comparable Companies in the Post-Production Industry. Using publicly available information, Houlihan Lokey reviewed the stock prices and market multiples of the common stock of the following companies:

     - Laser Pacific Media Corp;

     - Northwest Teleproductions;

     - Seattle Filmworks, Inc.;

     - VDI Multimedia; and

     - Video Services Corp.

     Houlihan Lokey believes these companies are engaged in lines of business that are generally similar to those of Four Media. Houlihan Lokey determined the equity value (defined as the shares outstanding times the market share price at the date of valuation) and derived the enterprise value for each of the comparable companies for which there was sufficient public information.

     Houlihan Lokey calculated a range of these enterprise values as a multiple of EBIT and EBITDA. Enterprise value as a multiple of the latest twelve months EBIT averaged 15.3x and ranged from 5.8x to 23.0x, and enterprise value as a multiple of the latest twelve months EBITDA averaged 6.1x and ranged from 1.5x to 12.4x. Enterprise value as a multiple of the projected next twelve months EBIT based on forecasts provided by Four Media's management averaged 8.3x and ranged from 7.9x to 8.7x, and enterprise value as a multiple of the next twelve months EBITDA averaged 5.2x and ranged from 3.1x to 6.6x.

     Lastly, market multiples for publicly traded companies represent the value of a transferable minority ownership position and, therefore, do not incorporate the premium that acquirors are generally willing to pay to garner a controlling majority ownership position. In order to compare market multiples for transferring a minority interest with a transfer of a control position, Houlihan Lokey applied a 40% control premium to the valuation of a transferable minority equity interest in Four Media suggested by this market multiple analysis. Based on this analysis, the theoretical value per common share for a controlling interest in Four Media ranged from $7.99 to $10.12.

     Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Four Media on a stand-alone basis utilizing a set of underlying operating projections that were developed and provided by Four Media. Utilizing such projections, Houlihan Lokey calculated the theoretical unlevered discounted present value for Four Media by adding together the present value of:

     - the projected stream of unlevered free cash flow through the year 2005 for Four Media; and

     - the projected value of Four Media at the end of year 2005, or the "terminal value."

     The terminal value was determined using a range of multiples of EBITDA from 5.0x to 7.0x. The unlevered after-tax discount rates utilized in the discounted cash flow analysis ranged from 14% to 17%.

The theoretical value of Four Media based on these projections produced a value per share of Four Media common stock ranging from $7.73 and $8.74.

     Control Premium Study

     Houlihan Lokey examined 223 mergers under $500 million from March 10, 1994 to September 20, 1999 to compare the pre-deal per share price to the merger prices of the companies involved in the selected transactions to determine the control premium that was paid to obtain control of the target company. Based on this analysis, the median indicated control premium ranged from 29.8% to 44.9%.

     Based upon the foregoing, and in reliance thereon, it is the opinion of Houlihan Lokey that the merger consideration is fair, from a financial point of view, to Four Media's public stockholders.

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting, with AT&T treated as the acquiror. As a result, AT&T will record the assets and liabilities of Four Media at their estimated fair values and will record as goodwill the excess of the purchase price over the estimated fair values. From the date of the merger, the operating results of Four Media will be combined with the results of AT&T as part of the Liberty Media Group, which is accounted for as an equity investment by AT&T since AT&T does not possess a "controlling financial interest" in the Liberty Media Group for financial accounting purposes. See "Summary -- Selected Pro Forma Condensed Financial Information."

INTERESTS OF FOUR MEDIA'S OFFICERS AND DIRECTORS IN THE MERGER

     In considering the recommendation of Four Media's board regarding the merger, you should be aware that several members of Four Media's management and board of directors and some of its principal stockholders may be deemed to have interests in the merger that are different from, or in addition to, the interests of Four Media stockholders generally. Four Media's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

     Stock Options

     Four Media's directors and executive officers hold options to purchase Four Media common stock. As described above under "The Proposed Merger -- Treatment of Four Media Stock Options and Warrants," at the effective time of the merger, each outstanding unvested Four Media option will be assumed by AT&T and converted into a rollover option to purchase shares of Class A Liberty Media Group tracking stock. In addition, each outstanding vested Four Media option will, at the holder's option, either be assumed by AT&T and converted into a rollover option or cancelled in exchange for a cash payment. Each rollover option will continue to be exercisable for shares of Class A Liberty Media Group tracking stock on the same terms and conditions as were applicable to the option prior to the merger.

     As a result of completing the merger, unvested outstanding options to purchase shares of Four Media common stock held by the following officers and directors of Four Media will vest and become fully exercisable:

     - Robert T. Walston, Chairman of the Board and Chief Executive Officer;

     - Jeffrey J. Marcketta, President and Chief Operating Officer;

     - Christopher M.R. Phillips, Executive Vice President and Chief Financial Officer; and

     - William E. Niles, Executive Vice President of Business Affairs, General Counsel and Secretary.

     These officers and directors collectively hold unvested options to purchase an aggregate of 2,616,667 shares of Four Media common stock. Mr. Walston, however, has agreed to waive the acceleration of his options in connection with the merger. See "Other Transaction Agreements -- Waiver Agreement" for additional information regarding Mr. Walston's waiver.

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

     Warburg, Pincus Warrant

     Warburg, Pincus Equity Partners, L.P. and a number of its affiliated entities hold a presently exercisable warrant to purchase 1.1 million shares of Four Media common stock. At the effective time of the merger, this warrant will be assumed by AT&T and converted into a rollover warrant to purchase shares of Class A Liberty Media Group tracking stock. The rollover warrant will be exercisable for shares of Class A Liberty Media Group tracking stock on the same terms and conditions as were applicable to the warrant prior to the merger.

     Two of Four Media's directors, Messrs. Lapidus and Libowitz, are affiliated with the Warburg, Pincus entities. As described below under "-- Voting Agreements" below and under the section "Other Transaction Agreements -- Voting Agreements," the Warburg, Pincus entities have entered into a voting agreement with Liberty whereby they have agreed to vote their shares of Four Media common stock in favor of the merger.

     Voting Agreements

     As of the record date for the special meeting, the Warburg, Pincus entities, Fleming Asset Management USA and Robert T. Walston, through an entity in which he is a limited partner, collectively owned approximately 70% of Four Media's outstanding shares of common stock. Under the voting agreements, which are described in the section entitled "Other Transaction Agreements -- Voting Agreements" below, these stockholders have agreed to vote their shares of Four Media common stock in favor of the merger and against any alternative acquisition of Four Media. As a result of the voting agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the merger agreement and the merger at the special meeting, irrespective of the votes cast by any other stockholder.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that, following the merger:

     - Liberty and the surviving entity in the merger will, jointly and severally, indemnify, and advance expenses, including fees of counsel to Four Media's present and former officers, directors and employees and any person who is or was serving at Four Media's request as an officer or director of another entity, against all liabilities for acts or omissions in those capacities occurring prior to the completion of the merger or pertaining to the merger agreement or the merger, to the fullest extent permitted under the Delaware General Corporation Law. This indemnity will be provided to the extent insurance of the type mentioned below does not provide coverage and actual payment.

     - For at least six years after the merger is completed, Liberty is required to cause the surviving entity in the merger to maintain in effect Four Media's existing officers' and directors' liability insurance, or to provide equivalent insurance covering acts or omissions occurring prior to completion of the merger. However, the surviving entity in the merger is not required to pay an annual premium for this insurance in excess of 250% of the last annual premium paid by Four Media prior to the date of the merger agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     General

     The following discussion summarizes the material United States federal income tax consequences of the merger. It is based on and subject to the Internal Revenue Code of 1986, as amended, the regulations promulgated under the Internal Revenue Code, existing administrative interpretations and court decisions as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you either in light of your particular circumstances or because you are subject to special rules, such as rules relating to:

     - individual stockholders who are not citizens or residents of the United States;

     - financial institutions;

     - tax-exempt organizations;

     - insurance companies;

     - dealers in securities;

     - stockholders who acquired their shares of Four Media common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation; and

     - stockholders who hold their shares of Four Media common stock as part of a hedge, constructive sale, straddle or conversion transaction.

     This discussion assumes you hold your shares of Four Media common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Tax Consequences to Four Media Stockholders

     The receipt of Class A Liberty Media Group tracking stock and cash in the merger, including any cash received instead of fractional shares of Class A Liberty Media Group tracking stock, will be a taxable transaction for federal income tax purposes under the Internal Revenue Code. In general, you will recognize capital gain or loss equal to the difference between:

     - the sum of:

      (1) the value of the Class A Liberty Media Group tracking stock you receive in the merger;

      (2) the cash consideration you receive in the merger; and

      (3) any cash you receive instead of fractional shares of Class A Liberty Media Group tracking stock in the merger; and

     - your tax basis in your Four Media common stock.

     Your tax basis in the Class A Liberty Media Group tracking stock will be equal to the fair market value of your stock on the date of the merger. Your holding period for the Class A Liberty Media Group tracking stock will begin on the day after the merger is completed.

     If you exercise appraisal rights and receive cash consideration in exchange for your shares of Four Media common stock, you will generally recognize capital gain or loss equal to the difference between the cash you receive and your tax basis in the Four Media common stock as to which you exercised your appraisal rights.

     Capital gains of non-corporate stockholders are generally taxable at a maximum United States federal income tax rate of 20% if the stockholder's holding period in its shares is more than one year at the time the merger is completed. Capital gains of corporate stockholders are generally taxable at the regular tax rates applicable to corporations.

     Backup withholding at a rate of 31% may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a stockholder who:

     - furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Four Media stockholders following completion of the merger;

     - provides a certification of foreign status on Form W-8 or successor form; or

     - is otherwise exempt from backup withholding.

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

     THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF YOUR STATUS AND ATTRIBUTES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO YOU. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL AND OTHER TAX LAWS.

REGULATORY MATTERS

     HSR Act and Antitrust

     The merger is subject to the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated under that Act by the Federal Trade Commission, which prevent some transactions from being completed until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the waiting periods end or expire. On December 20, 1999, we filed the requisite Pre-Merger Notification and Report Forms under that Act with the U.S. Federal Trade Commission and the U.S. Department of Justice. The waiting period initiated by these filings expired at 11:59 p.m. on January 19, 2000. The Antitrust Division of the Department of Justice, the Federal Trade Commission and others may challenge the merger on antitrust grounds either before or after expiration of the applicable waiting periods. Accordingly, at any time before or after the completion of the merger, the Antitrust Division of the Department of Justice, the Federal Trade Commission or others could take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not prevail.

     Federal Communications Commission

     Under the Communications Act of 1934, as amended, transmissions from Four Media's domestic broadcast division's earth station to satellites must be made pursuant to a license granted by the Federal Communications Commission. Catalina Transmission Corp., Four Media's indirect wholly-owned subsidiary, holds three satellite earth station licenses. The proposed transactions will result in a transfer of control of Four Media's licenses to Liberty and will require prior FCC consent. Accordingly, Four Media and Liberty must file applications and notices with the FCC seeking its approval of the changes in control of the various FCC-issued licenses resulting from the merger and the contemplated post-merger restructuring transactions. On December 23, 1999, Four Media filed the requisite applications with the FCC. In evaluating these filings, the FCC will consider whether Liberty is qualified to hold the interests in the licenses and whether the public interest, convenience and necessity will be served by the merger and related transactions.

     The FCC is required to issue a public notice of the applications and notices regarding the proposed transactions. In most cases, interested parties will have thirty days in which to file comments, after which the applicants may file responses to any oppositions.

     We cannot assure you that the FCC will approve the changes in control of the various FCC-issued licenses or that the FCC will not impose conditions on its approval which could jeopardize or delay completion of the merger and related transactions.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF FOUR MEDIA OR AT&T

     The shares of Class A Liberty Media Group tracking stock that will be issued in the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Class A Liberty Media Group tracking stock issued to any person who is deemed to be an

"affiliate" of either Four Media or AT&T at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by or are under common control with, Four Media or AT&T and may include some of their officers and directors, as well as their principal stockholders. Any person deemed to be an affiliate of Four Media or AT&T at the time of the special meeting may not sell their shares of Class A Liberty Media Group tracking stock acquired in the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

AT&T's registration statement, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Class A Liberty Media Group tracking stock to be received by affiliates of Four Media in the merger.

LISTING ON THE NEW YORK STOCK EXCHANGE OF CLASS A LIBERTY MEDIA GROUP TRACKING STOCK TO BE ISSUED IN THE MERGER

     We will use reasonable efforts to cause the shares of Class A Liberty Media Group tracking stock that will be issued in the merger to be authorized for listing on the New York Stock Exchange, subject to official notice of issuance, before completing the merger. It is a condition to the closing of the merger that this listing authorization be obtained.

APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation law, any record holder of Four Media common stock who does not wish to accept the merger consideration for his, her or its shares of Four Media common stock as provided in the merger agreement, has the right to seek an appraisal of, and to be paid the fair value for, his, her or its shares of Four Media common stock if the stockholder complies with Section 262.

     Record holders of shares of Four Media common stock who do not vote in favor of the merger agreement and the merger at the special meeting and who otherwise comply with the applicable statutory procedures of Section 262 summarized in this proxy statement/prospectus, will be entitled to appraisal rights under Section 262. If you are the record holder of shares of Four Media common stock, you must follow the steps summarized below properly and in a timely manner in order to exercise and perfect your appraisal rights. If you have a beneficial interest in shares of Four Media common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW OF APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX C. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF SHARES OF FOUR MEDIA COMMON STOCK.

     Under Section 262, holders of Four Media common stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting to which this proxy statement/prospectus relates, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who held stock on the record date for the special meeting that appraisal rights are available and must include a copy of Section 262 in the notice. We have scheduled a special meeting of stockholders to consider and vote upon approval of the merger agreement and the merger for 9:00 a.m. local time in New York, New York on April 6, 2000. Please see the section entitled "The Special Meeting" for additional information regarding the special meeting. This proxy statement/prospectus constitutes the requisite notice to holders of Four Media common stock and the text of Section 262 is attached to this proxy statement/prospectus as Annex C. If you wish to exercise your appraisal rights or wish to preserve your right to do so, you should review the following discussion and Annex C carefully. If you fail to comply with the procedures specified in a timely and proper manner, it will result in the loss of your appraisal rights.

     If you wish to exercise appraisal rights you must:

     - not vote in favor of the merger agreement and the merger; and

     - deliver to Four Media, before the vote at the special meeting, a written demand for appraisal of your shares of Four Media common stock.

     If you sign and return a proxy card without expressly directing that your shares of Four Media common stock be voted against the merger agreement and the merger, you will effectively waive your appraisal rights because your shares represented by the proxy card will be voted in favor of the merger agreement and the merger. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Four Media common stock, you must either:

     - refrain from executing and returning the enclosed proxy card and from voting in person in favor of approval and adoption of the merger agreement and the merger; or

     - check either the box entitled "Against" or "Abstain" next to the proposal to approve and adopt the merger agreement and the merger on your proxy card or affirmatively vote in person against the proposal or register in person your abstention with respect to the proposal.

A vote or proxy against the merger agreement and the merger will not, in and of itself, constitute a demand for appraisal.

     A demand for appraisal will be sufficient if it reasonably informs us of the stockholders' identity and that the stockholder intends to demand appraisal of its shares of Four Media common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the approval and adoption of the merger agreement and the merger. If you wish to exercise appraisal rights, you must be the record holder of the shares of Four Media common stock on the date the written demand for appraisal is made and must continue to hold your shares through the effective time of the merger. Accordingly, if you are the record holder of shares of Four Media common stock on the date the written demand for appraisal is made, but thereafter transfer shares prior to the effective time of the merger, you will lose any right to appraisal with respect to those shares. Beneficial holders of shares of Four Media common stock are not entitled to directly assert appraisal rights.

     A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that the holder intends to demand appraisal of his, her or its shares. If the shares are owned in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the owner or owners.

     A record holder, such as a broker who holds shares as nominee for several beneficial owners, may exercise appraisal rights for the shares of Four Media common stock held on behalf of one or more beneficial owners while not exercising such rights for the shares held on behalf of other beneficial owners. Under these circumstances, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Four Media common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee form and wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for making a demand for appraisal by your nominee.

     ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE DELIVERED TO FOUR MEDIA COMPANY, 2813 WEST ALAMEDA AVENUE, BURBANK, CALIFORNIA 91505, OR SHOULD BE DELIVERED TO FOUR MEDIA'S SECRETARY AT THE SPECIAL MEETING PRIOR TO THE VOTE.

     Within 10 days after the completion of the merger, we will notify each holder of Four Media common stock who properly asserted appraisal rights under
Section 262 and did not vote in favor of the merger agreement and the merger that the merger has been completed.

     Within 120 days after the effective time of the merger, but not thereafter, Four Media, or any holder of Four Media common stock who complied with the statutory requirements summarized above, may file a petition with the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such holders of Four Media common stock. If a petition is not filed, all holders of Four Media common stock who had previously demanded appraisal of their shares will lose their appraisal rights. Four Media is not under any obligation, and has no present intention, to file a petition for appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262.

     Within 120 days after the effective time of the merger, any holder of Four Media common stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from Four Media a statement setting forth the aggregate number of shares of Four Media common stock not voted in favor of the merger agreement and the merger and for which demands for appraisal were received, and the number of persons holding those shares. Four Media must mail this statement within 10 days after it receives any written request of this type.

     If a petition for appraisal is timely filed and we are served a copy thereof, we will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the holders of Four Media common stock who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. Thereafter, the Delaware court is empowered to conduct a hearing on the petition to determine those holders of Four Media common stock who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware court may require the holders who demanded appraisal rights to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any holder of Four Media common stock fails to comply with this direction, the Delaware court may dismiss the proceedings as to that holder.

     After determining which holders of Four Media common stock are entitled to appraisal, the Delaware court will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

     The costs of the action may be determined by the Delaware court and taxed upon the parties as the Delaware court deems equitable. The Delaware court may also order that all or a portion of the expenses incurred by any holder of Four Media common stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. If a determination or assessment is not made, each party bears its own expenses.

     At any time within 60 days after the effective time of the merger, any holder of Four Media common stock will have the right to withdraw his or her demand for appraisal and to accept the merger consideration. After this period, a holder may withdraw a demand only with Four Media's written consent. If a petition for appraisal is not filed with the Delaware court within 120 days after the effective time of the merger, a holder's right to appraisal will cease and the holder will be entitled to receive the merger consideration, without interest, as if the holder had not demanded appraisal of his or her shares. A petition demanding appraisal that is timely filed in the Delaware court, may not be dismissed as to any holder of Four Media common stock without the approval of the Delaware court, and the court may condition the approval on any terms as it deems just.

     If any holder of Four Media common stock who properly demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal as provided in the Delaware General Corporation Law, the holder's shares of Four Media common stock will be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement.

     IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER AND MUST STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.

     IF YOU FAIL TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS, IT WILL RESULT IN THE TERMINATION OR WAIVER OF THESE RIGHTS.

DELISTING AND DEREGISTRATION OF FOUR MEDIA COMMON STOCK AFTER THE MERGER

     If the merger is completed, Four Media common stock will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

                              THE MERGER AGREEMENT

     The following description summarizes the material provisions of the merger agreement a copy of which is attached as Annex A to this proxy statement/prospectus. We urge you to read the merger agreement carefully.

     Please note that the terms Material Adverse Effect, Liberty Material Adverse Effect and Parent Adverse Effect used in this section are defined on pages 50 and 51.

CONDITIONS TO COMPLETING THE MERGER

     Conditions to the obligations of each party. Our respective obligations to complete the merger are subject to the satisfaction or waiver, at or prior to the closing date of the merger, of each of the following conditions:

     - the merger agreement and the merger must be approved and adopted by the holders of a majority of the shares of Four Media common stock entitled to vote at the special meeting;

     - AT&T's registration statement relating to the merger must be effective and must not be the subject of any stop order or proceedings seeking a stop order;

     - AT&T must receive all state securities law or blue sky permits and authorizations necessary to issue the merger consideration;

     - any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must expire or be terminated; and

     - the shares of Class A Liberty Media Group tracking stock that will be issued in the merger must be approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     Conditions to the obligations of AT&T for the benefit of Liberty. AT&T's obligation to complete the merger is subject to the satisfaction of each of the following additional conditions, which are for the benefit of Liberty and may be asserted or waived solely by Liberty acting alone:

     - Four Media's representations and warranties must, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, as of December 6, 1999 and, except to the extent the representations and warranties relate to an earlier date, on the date the merger is completed, except for changes permitted or contemplated by the merger agreement;

     - Four Media must have performed or complied in all material respects with all of its obligations, agreements and covenants contained in the merger agreement;

     - Four Media must have delivered to AT&T and Liberty a compliance certificate signed by an appropriate officer certifying that Four Media has fulfilled several specified conditions;

     - there must not be any permanent or preliminary injunction, restraining order or other order in effect or pending that, if determined in a manner adverse to Four Media, Liberty or AT&T, would have the effect of:

      (1) preventing us from completing the merger and the other transactions contemplated by the merger agreement, or permitting completion only subject to a condition or restriction that has had or would have a Liberty Material Adverse Effect;

      (2) requiring Liberty to divest, as a result of completing the merger, a material portion of its business or assets or a material portion of the business and assets of its subsidiaries and affiliates taken as a whole;

      (3) imposing material limitations on Liberty's ability to effectively exercise full rights of ownership of shares of capital stock or other equity interests in the surviving entity in the merger, or making that ownership illegal or subject to any materially burdensome requirement or condition; or

      (4) requiring Liberty, its subsidiaries, or Four Media or any of its subsidiaries, to cease or refrain from engaging in any of their lines of business as a result of completing the merger.

     - there must not be in effect any applicable law, regulation, order or judgment of any foreign or United States federal, state or local governmental entity of competent jurisdiction that:

      (1) makes the merger agreement, the merger or any transaction contemplated in the merger agreement illegal or imposes or is reasonably likely to impose material damages or penalties in connection with the merger agreement or the merger;

      (2) requires or is reasonably likely to require, as a result of completing the merger, the divestiture of, or any restrictions or conditions on the conduct of:

         - a portion of the business or assets of Four Media and its subsidiaries, taken as a whole, which would have a Material Adverse Effect; or

         - a material portion of the business or assets of Liberty and its subsidiaries and affiliates taken as a whole;

      (3) imposes or is reasonably likely to impose material limitations on Liberty's ability to effectively exercise full rights of ownership of shares of capital stock or other equity interests in the surviving entity in the merger or makes that ownership illegal or subject to any materially burdensome requirement or condition; or

      (4) requires or is reasonably likely to require Liberty, its subsidiaries or affiliates, or Four Media or any of its material subsidiaries, to cease or refrain from engaging in any material business, including, in the case of Liberty, any material business conducted by Four Media or any of its subsidiaries prior to the merger, as a result of the completing of the merger;

     - other than filing the certificate of merger and filings due after the merger is completed:

      (1) all approvals and governmental consents that are required in connection with completing the merger must have been obtained and must be in full force and effect without any condition, limitation or restriction;

      (2) all governmental filings required in connection with completing the merger must have been made; and

      (3) all waiting periods, if any, applicable to completing the merger imposed by any governmental entity must have expired,

     - other than any of the foregoing which, if not obtained, in force or effect, made or expired would not, either individually or in the aggregate, have a Material Adverse Effect; except that any governmental consent by the FCC relating to Four Media's FCC licenses will not be deemed ineffective solely because it is subject to appeal or reconsideration by the FCC on its own motion;

     - Four Media and Liberty must have received written acknowledgements from the Fleming Funds and the Warburg Entities, each as defined below, that the registration rights agreements to which they are party, and their rights under those agreements will terminate as of the effective time of the merger.

     As used in this proxy statement/prospectus, the term "Fleming Funds" means, collectively, Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. The term "Warburg Entities" means, collectively, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.

     Conditions to the obligations of AT&T for the benefit of AT&T. AT&T's obligation to complete the merger is subject to the satisfaction of each of the following additional conditions, which are for AT&T's benefit and may be waived by AT&T acting alone:

     - all of Four Media's representations and warranties in the merger agreement must, if specifically qualified by materiality, be true and correct, and if not so qualified, be true and correct in all material respects, in each case as of December 6, 1999 and, except to the extent the representations and warranties speak as of a specified earlier date, on the date the merger is completed, except for changes permitted or contemplated by the merger agreement;

     - Four Media must have performed or complied in all material respects with all of its obligations, agreements and covenants contained in the merger agreement;

     - Four Media must have delivered to AT&T a compliance certificate signed by an appropriate officer of Four Media certifying that Four Media has complied with several specified conditions and identifying the following:

      (1) all pending actions or proceedings by any governmental entity seeking a permanent or preliminary injunction or restraining order or any other legal restraint or prohibition which, if determined in a manner adverse to Four Media, Liberty or AT&T, could have the effect of preventing completion of the transactions contemplated in the merger agreement or permitting completion subject to any condition or restriction;

      (2) any injunction or other order, restraint or prohibition that is in effect preventing completion of the transactions contemplated in the merger agreement or permitting completion subject to any condition or restriction;

      (3) any contract, agreement or understanding to which Four Media or any of its subsidiaries is a party that would, at the effective time of the merger, be legally enforceable against AT&T or any of its subsidiaries (other than Liberty, some of its affiliates, Four Media and their respective subsidiaries); and

      (4) any license that Four Media and its subsidiaries need for the ownership and operation of their respective businesses which, as of the merger completion date, they no longer hold, or the terms of which they are not in compliance, or in connection with which they have not currently filed all reports and other information required to be filed by them.

     - there must not be any permanent or preliminary injunction, restraining order or other order in effect, or pending, that, if determined in a manner adverse to Four Media, Liberty or AT&T, could prevent us from completing the merger and the other transactions contemplated by the merger agreement, or permitting completion only subject to any condition or restriction that:

      (1) has had or would have a Parent Material Adverse Effect or a Material Adverse Effect;

      (2) would require AT&T or any of its subsidiaries to take or refrain from, or would prohibit AT&T or any of its subsidiaries from taking or refraining from, any action (other than actions required to be taken by AT&T or its subsidiaries under the merger agreement or otherwise specifically agreed to by AT&T or one of its subsidiaries in the merger agreement);

     - there must not be in effect any applicable statute, rule, law, regulation, order, decree or judgment of any foreign or United States federal, state, local or governmental entity of competent jurisdiction that:

      (1) makes the merger agreement, the merger, the post-merger restructuring transactions or any other transaction contemplated by the merger agreement illegal or imposes material damages or penalties in connection with these transactions or otherwise prohibits or unreasonably delays any of these transactions;

      (2) requires AT&T or any of its subsidiaries to divest or hold separate any portion of their respective businesses or assets, in any case as a result of completing the merger, or would require AT&T or any of its subsidiaries to take or refrain from, or would prohibit AT&T or any of its subsidiaries from taking or refraining from, any action, other than as specifically agreed to by AT&T or one of its subsidiaries in the merger agreement;

      (3) imposes any material limitations on Liberty's or AT&T's ability to effectively exercise full rights of ownership of shares of capital stock or other equity interests in the surviving entity or makes that ownership illegal or subject to any materially burdensome requirement or condition;

      (4) requires AT&T or any of its subsidiaries, excluding Liberty and its subsidiaries, to cease or refrain from engaging in any material business, whether or not the business is conducted by Four Media or any of its subsidiaries, as a result of completing the merger; or

      (5) materially increases AT&T's liabilities or obligations arising out of the merger agreement or, in AT&T's reasonable judgment, would otherwise have a Parent Adverse Effect as a result of completing the merger;

     - other than filing the certificate of merger and filings due after the merger is completed:

      (1) all approvals and governmental consents required in connection with completing the merger must have been obtained and must be in full force and effect without any condition, limitation or restriction;

      (2) all governmental filings required in connection with completing the merger must have been made; and

      (3) all waiting periods, if any, applicable to completing the merger imposed by any governmental entity shall have expired,

     - other than any of the foregoing which, if not so obtained, in force or effect, made or expired would not, in AT&T's reasonable judgment, either individually or in the aggregate, have a Parent Adverse Effect; except that any governmental consent by the FCC relating to Four Media's FCC licenses will not be deemed ineffective solely because it is subject to appeal or reconsideration by the FCC on its own motion.

     - neither Four Media or any of its subsidiaries may be a party to any contract, agreement or understanding that, at the time the merger is completed, would be legally enforceable against AT&T or any of its subsidiaries (other than Liberty, some of Liberty's affiliates, Four Media and any of their subsidiaries), except those which would not have a Parent Adverse Effect;

     - Four Media and its subsidiaries must hold and be in compliance with the terms of, and have filed all reports and information in connection with, all licenses, franchises, orders and similar approvals of governmental entities required for the ownership of their respective properties or to the conduct of their respective businesses, except for any failure to so hold, be in compliance with the terms of, or have duly and currently filed, that in AT&T's reasonable judgment, would not have a Parent Adverse Effect;

     - AT&T must not have been notified by Liberty that any of the conditions, except for those conditions to Four Media's obligations listed below, to complete the merger remain unsatisfied;

     - Liberty must have performed or complied in all material respects with all of its obligations, agreements and covenants contained in the merger agreement, and Liberty must have delivered to AT&T a certificate signed by an appropriate officer to that effect;

     - any applicable waiting period applicable to the merger under the Hart-Scott-Rodino Act must have expired or been terminated without receipt of any objections or commencement of litigation or threat by the appropriate governmental entity to restrain the transactions contemplated in the merger agreement; and

     - Four Media and AT&T must have received written acknowledgements from each of the Fleming Funds and the Warburg Entities that the registration rights agreements to which they are party, and their rights under those agreements, will terminate as of the effective time of the merger.

     Conditions to the obligations of Four Media. Four Media's obligation to complete the merger is subject to the satisfaction or waiver of each of the following conditions:

     - AT&T's and Liberty's representations and warranties contained in the merger agreement must, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of December 6, 1999 and, except to the extent the representations and warranties relate to a specified earlier date, on the merger completion date, except for changes permitted or contemplated by the merger agreement;

     - each of Liberty, AT&T and D-Group Merger Corp. must have performed or complied in all material respects with all of their obligations, agreements and covenants contained in the merger agreement;

     - each of Liberty and AT&T must have delivered to Four Media a compliance certificate signed by an appropriate officer certifying that its conditions have been satisfied;

     - there must not be in effect any permanent or preliminary injunction, restraining order or other order by any court or other governmental entity of competent jurisdiction preventing the completion of the merger and the other transactions contemplated by the merger agreement, or permitting completion only subject to any condition or restriction that would have a Liberty Material Adverse Effect;

     - no statute, rule or regulation may be in effect that was enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity of competent jurisdiction, and no action brought by any governmental entity may be pending, that:

      (1) makes or may make the merger agreement or the merger illegal; or

      (2) has or is reasonably likely to have a Liberty Material Adverse Effect;

     - other than filing the certificate of merger and filings due after the merger is completed:

      (1) all approvals and governmental consents required in connection with completing the merger must have been obtained and must be in full force and effect without any condition, limitation or restriction; and

      (2) all waiting periods, if any, applicable to completing the merger imposed by any governmental entity must have expired,

     - other than any of the foregoing which, if not so obtained, in force or effect, made or expired would not, either individually or in the aggregate, be reasonably likely to have a Liberty Material Adverse Effect; except that, any governmental consent by the FCC relating to Four Media's FCC licenses will not be deemed ineffective solely because it is subject to appeal or reconsideration by the FCC on its own motion.

     Defined terms. As used in the discussion of the conditions to completing the merger and the discussion under "-- Termination" below, the following terms have the indicated meanings:

     - a "Material Adverse Effect" means:

      (1) a material adverse effect on the transactions contemplated by the merger agreement, including a material adverse effect on the ability of any party to the agreement to complete the transactions or perform its material obligations under the merger agreement; or

      (2) a material adverse effect on the business, assets or financial condition of Four Media and its subsidiaries, taken as a whole.
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

     - a "Liberty Material Adverse Effect" means:

      (1) a material adverse effect on the transactions contemplated by the merger agreement, including a material adverse effect on the ability of Liberty to perform its obligations under the merger agreement; or

      (2) a material adverse effect on the business, assets or financial condition of Liberty and its subsidiaries, taken as a whole.

     - a "Parent Adverse Effect" means:

      (1) an effect which is adverse to, or burdensome on the business, assets, liabilities, condition, financial or otherwise, results of operations, operations or prospects of any business of AT&T or its subsidiaries, excluding Liberty and its subsidiaries, being conducted on December 6, 1999 other than, in each case, any effect which is insignificant in nature or consequence; or

      (2) an adverse effect on the relationship between AT&T or any of its subsidiaries, excluding Liberty and its subsidiaries and any federal or state governmental entity having jurisdiction over any business of AT&T or its subsidiaries, excluding Liberty and its subsidiaries, or either of their respective operations or assets other than an effect which is insignificant in nature or consequence.

TERMINATION

     The merger agreement and the transactions contemplated in the merger agreement, may be terminated at any time prior to completing the merger, whether before or after approval and adoption of the merger agreement and the merger by Four Media's stockholders, in the following situations:

     - by mutual consent of Liberty, AT&T and Four Media;

     - by any of Liberty, AT&T or Four Media:

      (1) if the merger has not been completed on or before July 31, 2000; however:

         - if the failure to complete the merger is due to any party's failure to perform any of its obligations under the merger agreement, this termination right will not be available to the nonperforming party; or

         - if the failure to complete the merger is solely due to the fact that the conditions in the merger agreement regarding AT&T's registration statement relating to the merger, required governmental consents and approvals, any Hart-Scott-Rodino waiting period and the absence of any enactments or injunctions preventing the merger have not been satisfied, any party by written notice to each other party may extend the termination date up to September 30, 2000;

      (2) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in the merger agreement, in each case that is not curable, which would prevent the satisfaction of the applicable conditions to closing requiring that the party's representations and warranties be accurate and its covenants and agreements be performed;

      (3) if any court of competent jurisdiction or other competent governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and the order, decree, ruling or other action has become final and nonappealable; or

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

      (4) Four Media's stockholders fail to approve and adopt the merger agreement and the merger by the requisite vote:

         - at the special meeting called for that purpose; or

         - by the date one day prior to the termination date or the extended termination date as described above,

but only if AT&T's registration statement relating to the merger became and remained effective (unless the failure of the registration statement to become effective is the result of Four Media's material breach of its agreement to cooperate with the filing of the registration statement) so that this proxy statement could be mailed to Four Media stockholders and the special meeting could be held prior to that date. AT&T may not terminate the merger agreement under the circumstance described in clause (4) above without Liberty's agreement;

     - by Liberty, if Four Media's board of directors:

      (1) withdraws or modifies, in a manner adverse to Liberty or AT&T, its approval or recommendation of the merger; or

      (2) approves or recommends, or authorizes Four Media to enter into an agreement regarding, an Extraordinary Transaction (as defined below), as described under "-- No Solicitation" below; or

     - by Four Media, if Four Media's board determines in good faith, after receiving written advice from a nationally recognized financial advisor and after consulting with legal counsel, that an Extraordinary Transaction is a Superior Proposal (as defined below) to the merger, provided that AT&T and Liberty have had a reasonable opportunity to make adjustments in the terms and conditions of the merger.

     As used in this section and below under "-- No Solicitation" the following terms have the indicated meanings:

     - an "Extraordinary Transaction" means:

      (1) any tender or exchange offer involving Four Media;

      (2) any proposal for a merger, consolidation or other business combination involving Four Media;

      (3) any proposal or offer to acquire in any manner more than a 15% equity interest in, or a significant portion of the business or assets of, Four Media;

      (4) any proposal or offer with respect to any recapitalization or restructuring of Four Media; or

      (5) any other proposal or offer substantially similar to any of the foregoing provisions.

     - a "Superior Proposal" means any unsolicited proposal made by a third party relating to an Extraordinary Transaction that Four Media's board of directors:

      (1) determines in good faith, after receiving written advice from a nationally recognized financial advisor, that the terms of the Extraordinary Transaction are more favorable to Four Media's stockholders than the merger, and financing for the Extraordinary Transaction, to the extent required, is either committed or, in the good faith judgment of Four Media's board of directors, is reasonably capable of being obtained; and

      (2) reasonably determines in good faith, after consultation with legal counsel, that requires or is reasonably likely to require the board, to take the action in order to satisfy its fiduciary obligation to Four Media stockholders.

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

TERMINATION FEES

     Four Media will pay Liberty a termination fee of $6.5 million if, during the term of the merger agreement:

     - Four Media's board of directors:

      (1) withdraws or modifies, in a manner adverse to Liberty or AT&T, its approval or recommendation of the merger; or

      (2) approves, recommends or authorizes Four Media to enter into an agreement with respect to an Extraordinary Transaction; and

     - the merger agreement is terminated by any non-breaching party under the provision described in the second "bullet point" under "-- Termination," by Liberty under the provision described in the third "bullet point" under "-- Termination," or by Four Media under the provision described in the fourth "bullet point" under "-- Termination;" and

     - if the merger agreement is terminated by any non-breaching party under to the provisions described in the second "bullet point" under "-- Termination," Four Media thereafter executes any definitive agreement involving or completes an Extraordinary Transaction with any person other than Liberty, AT&T or an affiliate of either of them within six months after the date the merger agreement is terminated.

NO SOLICITATION

     Four Media has agreed that, except as described below, it will not, and will use its best efforts to ensure that its officers, directors, employees and other agents or affiliates do not, directly or indirectly, take any of the following actions:

     - initiate, solicit, encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Extraordinary Transaction;

     - enter into any agreement with respect to any Extraordinary Transaction;
       or

     - in the event of an unsolicited Extraordinary Transaction for Four Media, engage in negotiations or discussions with, or provide any information or data to, any person (other than Liberty, AT&T, D-Group Merger Corp. or any of their affiliates or representatives, and except for information that Four Media previously disseminated publicly) relating to any Extraordinary Transaction.

     Four Media will immediately notify Liberty and AT&T if a third party:

     - submits any proposals, inquires or expresses interest in acquiring Four Media;

     - requests information from Four Media; or

     - seeks to initiate or continue negotiations with Four Media or its representatives,

in each case in connection with any Extraordinary Transaction or the possibility or consideration by the third party of making a Extraordinary Transaction. Four Media will include the third party's name and the terms and conditions of any proposals or offers in its notice to Liberty and AT&T.

     However, Four Media may furnish information concerning its business, properties or assets to any person if appropriate confidentiality agreements have been executed, and may negotiate and participate in discussions and negotiations with that person concerning an Extraordinary Transaction if, following December 6, 1999, the person has, without Four Media or any of its officers, directors, employees or agents taking any of the prohibited actions set forth above, submitted a bona fide written proposal to Four Media relating to an Extraordinary Transaction and each of the following occurs:

     - Four Media's board of directors determines in good faith, after receiving written advice from a nationally recognized financial advisor, that the terms of the Extraordinary Transaction are more favorable to Four Media's stockholders than the merger, and financing for the transaction, to the extent required, is either committed or, in the good faith judgment of Four Media's board of directors, is reasonably capable of being obtained by the entity or group proposing the transaction; and

     - in the opinion of Four Media's board of directors, after consultation with legal counsel, the failure to provide this information or access or to engage in discussions or negotiations would cause the board of directors to breach its fiduciary duties to Four Media's stockholders under applicable law.

REPRESENTATIONS AND WARRANTIES

     Four Media, Liberty and AT&T each made a number of representations and warranties in the merger agreement, including representations and warranties relating to, among other things:

     - corporate organization, qualification to do business and similar corporate matters of AT&T, Four Media and Liberty;

     - Four Media's subsidiaries and their corporate organization, qualification to do business and similar corporate matters;

     - authorization, execution, delivery, performance and enforceability of the merger agreement and related matters of AT&T, Four Media and Liberty;

     - AT&T's and Four Media's capital structure;

     - AT&T's formation and ownership of D-Group Merger Corp.;

     - ownership of capital stock of Four Media by Liberty and AT&T;

     - Four Media's SEC filings, the accuracy of the information contained in those filings and the absence of undisclosed liabilities in those filings;

     - required consents, approvals, orders and authorizations of governmental authorities relating to execution and delivery of the merger agreement and related matters;

     - absence of defaults, violations or breaches under Four Media's material contracts and absence of undisclosed liabilities of Four Media and its subsidiaries;

     - absence of material adverse changes or events concerning Four Media's and Liberty's respective businesses since August 1, 1999 and December 31, 1998, respectively;

     - the accuracy of the information supplied by Four Media, Liberty and AT&T in connection with this proxy statement/prospectus and the related registration statement;

     - material litigation involving Four Media;

     - possession of and compliance with all licenses required to conduct Four Media's business and compliance with applicable regulatory requirements by Four Media;

     - engagement and payment of fees of brokers, investment bankers and financial advisors by Four Media;

     - filing of tax returns and payment of taxes by Four Media;

     - Four Media's labor matters and employee benefits;

     - receipt by Four Media of a fairness opinion of Houlihan Lokey regarding the merger consideration;

     - approval and recommendation of the merger agreement and the merger by Four Media's board of directors;

     - Four Media's real property and the condition of its personal and real property;

     - required vote of Four Media stockholders;
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

     - Four Media's FCC licenses and authorizations and intellectual property;

     - environmental and insurance matters with respect to Four Media and its subsidiaries;

     - transactions and contracts with affiliates of Four Media;

     - Four Media not being subject to regulation as an investment company or a real property holding corporation;

     - exemption of Liberty and AT&T from Section 203 of the Delaware General Corporation Law as applied to Four Media;

     - Four Media's "Pioneer" status in Singapore; and

     - Four Media's interest in competitors and British Telecommunications.

     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully the articles of the merger agreement entitled "Representations and Warranties of the Company," "Representations and Warranties of Parent" and "Representations and Warranties of Liberty Media."

CONDUCT OF FOUR MEDIA'S BUSINESS PENDING THE MERGER

     Four Media agreed in the merger agreement that, except as specifically contemplated by the merger agreement and the other transaction documents, until the merger is completed or unless Liberty or AT&T consent in writing, Four Media and its subsidiaries will operate their businesses in the ordinary and usual course of business consistent with past practices and use their reasonable best efforts to:

     - preserve intact their present business organizations;

     - preserve their respective licenses;

     - keep available the services of their present officers and employees; and

     - preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired.

     Four Media also agreed that until the merger is completed or unless Liberty and AT&T consent in writing Four Media will not propose to or take any of the following actions:

     - pledge or transfer or agree to pledge or transfer any of its subsidiaries' capital stock or other equity interests;

     - amend any of its organizational documents;

     - split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

     - directly or indirectly redeem or otherwise acquire or agree to redeem or otherwise acquire any shares of its capital stock or that of its subsidiaries subject to several specified exceptions;

     Four Media also agreed that until the merger is completed or unless Liberty and AT&T consent in writing, and in some instances consent telephonically, neither Four Media, nor any of its subsidiaries will:

     - issue, deliver, sell or encumber any additional shares of, or stock or appreciation rights or rights of any kind to acquire any shares of, its capital stock or other equity interest;

     - amend or modify any outstanding options or convertible securities, or any other equity interests or equity appreciation rights, or adopt or authorize any other equity incentive plan or agreement;

     - make any changes in its capital structure;

     - acquire, lease or agree to acquire any capital assets or any other assets;
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

     - dispose or agree to dispose of any capital assets or other assets except in the ordinary course of business consistent with past practice;

     - incur additional debt, guarantee any debt, issue or sell any debt securities or warrants or rights to acquire any debt securities of Four Media or any of its subsidiaries, or guarantee any debt security of any other person, other than in the ordinary course of business consistent with past practice;

     - secure any of its outstanding unsecured debt, provide additional security for any of its outstanding secured debt or create or suffer to exist any lien on or with respect to any of its property, assets or rights;

     - sell, lease, encumber, grant a security interest in, or otherwise dispose of any assets material, individually or in the aggregate, to Four Media or any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

     - incur any liability or obligation, or contribute any asset, to a subsidiary of Four Media that is material to Four Media and its subsidiaries other than in the ordinary course of business consistent with past practice;

     - acquire or agree to acquire, in any manner, any business or any corporation or other business organization, which is material, individually or in the aggregate, to Four Media or any of its subsidiaries;

     - adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other plan, agreement or other arrangement for the benefit or welfare of any Four Media director, officer or current or former employee;

     - increase in any manner the compensation or fringe benefits of any director, officer or employee, except in the ordinary course of business consistent with past practice and that does not, in the aggregate, result in a material increase of benefits or compensation expense;

     - pay any benefit not provided under any existing plan or arrangement;

     - except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or other Four Media plan;

     - take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Four Media plan, other than in the ordinary course of business consistent with past practice;

     - make any investments in non-investment grade securities;

     - make any change in their accounting policies or procedures except as required by generally accepted accounting principles;

     - make any material tax election, change any material tax election already made, adopt any material tax accounting method, change any material tax accounting method unless required by generally accepted accounting principles, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any claim or assessment;

     - pay, discharge, or satisfy claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice;

     - cancel any debt or waive any claims or rights, except in the ordinary course of business consistent with past practice;

     - accelerate the payment of, or otherwise prepay, any existing outstanding debt, except in the ordinary course of business consistent with past practice;
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

     - other than as contemplated or otherwise permitted by the merger agreement and other than their normal cash management practices conducted in the ordinary course of their businesses, make any advance or loan to or engage in any material transaction with any director, officer, partner or affiliate not required by the terms of an existing contract;

     - guarantee or otherwise become responsible for any debt of any other person;

     - take any actions that would cause Four Media's representations and warranties in the merger agreement to be untrue or the conditions applicable to Four Media to be unsatisfied, in any respect; or

     - enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing.

     Four Media's agreement regarding the conduct of its and its subsidiaries' businesses until the merger is completed is complicated and not easily summarized. You are urged to read carefully the section of the merger agreement entitled "Additional Covenants and Agreements."

AMENDMENT, EXTENSION AND WAIVER

     We may amend the merger agreement, if authorized by our respective boards of directors, in writing at any time before or after the merger agreement and the merger are approved by Four Media's stockholders. We may not amend the merger agreement if the amendment would require further approval by Four Media stockholders, unless that further approval has been obtained. Several provisions of the merger agreement may be amended by written consent of Four Media and Liberty only, without any action on the part of AT&T or D-Group Merger Corp.

     At any time before the merger is completed, we may, by written instrument signed by the waiving party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement, or waive any condition to the waiving party's obligation to complete the transactions contemplated in the merger agreement or to any of the waiving party's other obligations under the merger agreement.

EXPENSES

     Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the cost or expense, except as otherwise provided in the merger agreement and except that Four Media and Liberty will share equally the costs and expenses incurred in connection with printing and mailing this proxy statement/prospectus, AT&T's registration statement of which this proxy statement/prospectus forms a part (and any amendment or supplement to the registration statement) and any prospectus included in the registration statement and the costs of filings under the Hart-Scott-Rodino Act.

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

                          OTHER TRANSACTION AGREEMENTS

VOTING AGREEMENTS

     As inducement for it to enter into the merger agreement, Liberty required Four Media's principal stockholders to enter into voting agreements. These stockholders include Robert T. Walston, Four Media's Chief Executive Officer and Chairman of the Board, the Warburg Entities and the Fleming Funds. Mr. Walston is party to the voting agreement through an entity in which he is a limited partner. In the voting agreements, these stockholders agreed with Liberty to vote their shares of Four Media common stock in favor of the merger agreement and the merger and against any alternative acquisition of Four Media.

     As of the record date for the special meeting, these stockholders collectively held 13,882,875 shares of Four Media common stock, representing in the aggregate approximately 70% of the total number of votes entitled to be cast at the special meeting by holders of shares of Four Media common stock. As a result of the voting agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the merger agreement and the merger at the special meeting irrespective of the votes cast by any other stockholder. These stockholders were not paid additional consideration in connection with the voting agreements.

     Each of these stockholders agreed not to sell or otherwise transfer the shares of Four Media common stock directly or indirectly controlled or owned by the stockholder that are covered by the voting agreement, except for any transfer in which the stockholder retains full voting rights with respect to the shares or a transfer to any person who has agreed in writing to be bound by the voting agreement. The voting agreements will terminate upon the earlier of the date we complete the merger or terminate the merger agreement in accordance with its terms. The voting agreements are filed as exhibits to AT&T's registration statement of which this proxy statement/prospectus is a part.

WAIVER AGREEMENT

     On November 19, 1999, in connection with the merger, Robert T. Walston executed a waiver agreement pursuant to which he agreed to:

     - waive any rights to acceleration he has under any outstanding options to purchase Four Media common stock:

      (1) to the extent the right to acceleration arises as a result of the merger; and

      (2) only to the extent that the value of the acceleration would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code such that the acceleration of the stock options, together with any other payments which might result in parachute payments, would subject Mr. Walston to any excise tax under Section 4999 of the Internal Revenue Code; and

     - waive his right to have his $2,000,000 loan from Four Media forgiven to the extent the right arises as a result of the merger.

AMENDMENT TO TAX SHARING AGREEMENT

     AT&T, Liberty and other direct and indirect subsidiaries of AT&T have entered into an amendment to the existing tax sharing agreement governing the sharing, allocation and reimbursement of taxes by the members of the AT&T Common Stock Group and the Liberty Media Group. Under this amendment, all tax items of Four Media and all tax items arising out of the merger and the contemplated restructuring transactions are generally allocated to the Liberty Media Group.

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

SUPPLEMENT TO INTER-GROUP AGREEMENT

     AT&T, Liberty and other members of the Liberty Media Group have entered into a supplement to the existing inter-group agreement, which governs matters between the AT&T Common Stock Group and the Liberty Media Group. This supplement provides for, among other things, the completion of various restructuring transactions by the AT&T Common Stock Group and the Liberty Media Group and the allocation of potential liabilities arising out of the merger.

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

                       DESCRIPTION OF AT&T CAPITAL STOCK

     The following description of the terms of AT&T's capital stock does not purport to be complete and is qualified in its entirety by reference to AT&T's charter, which we incorporate by reference in this proxy statement/prospectus. For more information as to how you can obtain this document, see "Summary -- Where You Can Find More Information" on page 17.

AUTHORIZED CAPITAL STOCK

     AT&T's charter provides that AT&T is authorized to issue 8.85 billion shares of capital stock, consisting of:

     - 100 million shares of preferred stock, par value $1.00 per share; and

     - 8.75 billion shares of common stock.

Of the 8.75 billion shares of authorized common stock:

      (1) 6 billion shares are shares of AT&T common stock, par value $1.00 per share;

      (2) 2.5 billion shares are shares of Class A Liberty Media Group common stock, par value $1.00 per share; and

      (3) 250 million shares are shares of Class B Liberty Media Group common stock, par value $1.00 per share.

     The Class A Liberty Media Group common stock and the Class B Liberty Media Group common stock are referred to in this description of AT&T capital stock as "Class A Liberty Media Group tracking stock" and "Class B Liberty Media Group tracking stock," respectively, and, collectively, as "Liberty Media Group tracking stock." As of September 30, 1999, 3,195,633,438 shares of AT&T common stock, 1,156,751,950 shares of Class A Liberty Media Group tracking stock, 108,421,708 shares of Class B Liberty Media Group tracking stock and no shares of AT&T preferred stock were issued and outstanding.

AT&T COMMON STOCK

     Voting Rights

     After adjustments for recent stock splits:

     - holders of AT&T common stock are entitled to one vote for each share of stock held;

     - holders of Class B Liberty Media Group tracking stock are entitled to 3/4 of a vote for each share of stock held; and

     - holders of Class A Liberty Media Group tracking stock are entitled to 3/40 of a vote for each share of stock held,

in each case on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by AT&T's board of directors with respect to any series of AT&T preferred stock, holders of AT&T stock possess all voting power. AT&T's charter does not provide for cumulative voting in the election of directors.

     AT&T's charter provides that, except as otherwise required by New York law, any special voting rights of AT&T preferred stock or as set forth below, the holders of AT&T common stock, Liberty Media Group tracking stock and AT&T preferred stock, if any, entitled to vote with the common shareholders will vote together as one class. The following circumstances require the separate class approval of the Liberty Media Group tracking stock:

     - any amendment to AT&T's charter that would change the total number of authorized shares or the par value of Liberty Media Group tracking stock or that would adversely change the rights of Liberty Media Group tracking stock;

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

     - a Covered Disposition, as that term is defined in AT&T's charter, which generally includes a sale or transfer by AT&T of its equity interest in Liberty or Liberty Media Group LLC or a grant of a pledge or other security interest in the equity interest of AT&T in Liberty or Liberty Media Group LLC; and

     - any merger or similar transaction in which Liberty Media Group tracking stock is converted, reclassified or changed into or otherwise exchanged for any consideration, unless specified requirements are met that are generally intended to ensure that the rights of the holders are not materially altered and the composition of the holders is not changed.

Notwithstanding the foregoing, the separate approval of the holders of Liberty Media Group tracking stock is not required in the case of a redemption of Liberty Media Group tracking stock under certain circumstances.

     AT&T's charter also includes an anti-dilution adjustment provision so that the aggregate voting rights of AT&T common stock, on the one hand, and Liberty Media Group tracking stock, on the other hand, will not change as a result of stock splits, reverse stock splits, stock dividends or distributions.

     Dividends

     General. Provided that there are sufficient assets to pay a dividend on a class of stock, AT&T's board of directors has the sole authority and discretion to declare and pay dividends on Liberty Media Group tracking stock or AT&T common stock. AT&T's charter provides that dividends on Liberty Media Group tracking stock are limited to an "available dividend amount" that is designed to be equivalent to the amount that would legally be available for dividends on that stock if the Liberty Media Group were a stand-alone corporation. Dividends on AT&T common stock are limited to the amount of legally available funds less the "available dividend amount" for the Liberty Media Group tracking stock. AT&T's charter also provides that holders of Class A Liberty Media Group tracking stock and Class B Liberty Media Group tracking stock receive equal dividends per share. The exceptions to this are described under "--Share Distributions -- Distributions on Liberty Media Group Tracking Stock" below.

     Discrimination between Classes of Common Stock. AT&T's charter does not provide for mandatory dividends. Provided that there are sufficient assets to pay a dividend on a class of stock as described in the preceding paragraph, AT&T's board of directors has the sole authority and discretion to declare and pay dividends, in equal or unequal amounts, on Liberty Media Group tracking stock or AT&T common stock, regardless of the respective available dividend amounts, prior dividend amounts declared, liquidation rights or any other factor. As a result, AT&T's board of directors could declare dividends on AT&T common stock while not declaring dividends on Liberty Media Group tracking stock or vice versa.

     Dividend Policy as to Liberty Media Group Tracking Stock. The dividend policy of AT&T's board of directors as it relates to Liberty Media Group tracking stock generally provides that AT&T will distribute, subject to limitations in AT&T's charter, any dividends AT&T receives from an entity included in the Liberty Media Group to the holders of Liberty Media Group tracking stock. This dividend policy may be amended, modified or rescinded only by the unanimous consent of AT&T's board of directors.

     Share Distributions

     AT&T may declare and pay a distribution consisting of shares of AT&T common stock, Liberty Media Group tracking stock or any other securities of AT&T or any other person (sometimes referred to in this section as a "share distribution") only as set forth below.

     Distributions on AT&T Common Stock. AT&T may declare and pay share distributions to holders of AT&T common stock that consist of any securities of AT&T, any subsidiary of AT&T or any other person, except for shares of Liberty Media Group tracking stock, securities attributed to the Liberty Media Group, securities of any person included in the Liberty Media Group or securities convertible, exercisable or exchangeable for any of the Liberty Media Group securities described in this paragraph.

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     Distributions on Liberty Media Group Tracking Stock. AT&T may declare and pay share distributions to holders of Liberty Media Group tracking stock that consist of shares of:

     - Class A Liberty Media Group tracking stock on an equal per-share basis to all holders;

     - AT&T common stock on an equal per-share basis to all holders;

     - Class A Liberty Media Group tracking stock to Class A holders and Class B Liberty Media Group tracking stock to Class B holders; or

     - other AT&T securities or stock of any other person on an equal per-share basis or, to the extent practicable, on a basis that gives shares having greater relative voting rights and related differences to holders of Class B Liberty Media Group tracking stock.

     Liquidation Rights

     In the event of a voluntary or involuntary liquidation, dissolution or winding up of AT&T (collectively, "liquidation"), AT&T's board of directors will first pay or make provisions for the payment of AT&T's debts and other liabilities, including the liquidation preferences of any outstanding AT&T preferred stock. Thereafter, holders of AT&T common stock and holders of Liberty Media Group tracking stock will share in the funds remaining for distribution to AT&T's common shareholders in proportion to the aggregate market capitalization of AT&T common stock, or the aggregate market capitalization of Liberty Media Group tracking stock, as applicable, to the aggregate market capitalization of the AT&T common stock and the Liberty Media Group tracking stock. The market capitalizations will be calculated based on the 20-trading day period ending on the trading day prior to the public announcement of the liquidation. Holders of Class A Liberty Media Group tracking stock and Class B Liberty Media Group tracking stock will share equally, on a share-for-share basis.

     Neither the consolidation or merger of AT&T with another corporation nor the sale, transfer or lease of all or substantially all of the assets of AT&T will itself constitute a liquidation. In addition, any transaction or series of related transactions that results in all of the assets and liabilities included in the Liberty Media Group being held by one or more "qualifying subsidiaries" (as defined in AT&T's charter) included in the Liberty Media Group, and the distribution of the "qualifying subsidiary" (and no other material assets or liabilities) to the holders of Liberty Media Group tracking stock, will not constitute a liquidation, but will be subject to the provisions in AT&T's charter regarding the redemption of Liberty Media Group tracking stock.

     Other Classes of Common Shares

     There currently are no other classes of common stock of AT&T outstanding. On January 26, 2000, AT&T filed with the SEC a proxy statement relating to the creation of a new class of common stock, called AT&T Wireless Group tracking stock, designed to reflect the economic performance of the AT&T Wireless Group. The proposed terms of the AT&T Wireless Group tracking stock are described under "The Charter Amendment Proposal -- Tracking Stock Amendment" in AT&T's proxy statement, which we incorporate by reference into this proxy statement/prospectus. To obtain a copy of AT&T's proxy statement, see
"Summary -- Where You Can Find More Information."

     Determinations by AT&T's Board of Directors

     Any determinations made by AT&T's board of directors under any provision described under this section, "Description of AT&T Capital Stock," will be final and binding on all of AT&T's stockholders, except as may otherwise be required by law. AT&T will prepare and file with its Secretary a statement of any determination by AT&T's board of directors relating to the fair market value of any properties, assets or securities.

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     Relationship between the Groups

     Neither the Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand, has any duty, responsibility or obligation to refrain from:

     - engaging in the same or similar activities or lines of business as any member of the other group;

     - doing business with any potential or actual supplier or customer of any member of the other group; or

     - engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other group.

None of the directors or officers of the AT&T Common Stock Group or the Liberty Media Group will have any duty, responsibility or obligation to cause the respective groups to refrain from doing any of the foregoing.

     Neither the Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand, has any duty, responsibility or obligation:

     - to communicate or offer any business or other corporate opportunity to any other person, including any business or other corporate opportunity that may arise that either group may be financially able to undertake, and that is, from its nature, in the line of more than one group's business and is of practical advantage to more than one group;

     - to provide financial support to the other group or any member of the group; or

     - otherwise to assist the other group.

None of the directors or officers of the AT&T Common Stock Group or the Liberty Media Group has any duty, responsibility or obligation to cause the respective groups to do any of the foregoing. In addition, none of AT&T's directors or officers will be liable to AT&T or any holder of any of its securities for any failure or alleged failure of the officer or director to offer, or to cause the Liberty Media Group or the AT&T Common Stock Group to offer, either group any corporate opportunity of any kind or nature that is pursued by the other group.

     Nothing set forth in the immediately preceding paragraphs will prevent any member of the Liberty Media Group from entering into written agreements with the AT&T Common Stock Group to define or restrict any aspect of the relationship between the groups.

     No Preemptive Rights

     Holders of Liberty Media Group tracking stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by AT&T.

     Transfer Agent and Registrar

     Boston Equiserve Trust Company, N.A. is the transfer agent and registrar for the Class A Liberty Media Group common stock.

AT&T PREFERRED STOCK

     AT&T preferred stock may be issued from time to time in one or more series. AT&T's board of directors is authorized to fix the number of shares of each series, the designation of each series, and, subject to the other provisions of AT&T's charter, the relative rights, preferences and limitations of each series and the variations in the rights, preferences and limitations as between series. There are currently no shares of AT&T preferred stock outstanding, and AT&T's board of directors has not fixed the designations of any series of shares of AT&T preferred stock.

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     The merger agreement for the MediaOne Group merger provides that AT&T will file certificates of designation with the Secretary of State of the State of New York prior to the effective time of the MediaOne Group merger to create three new series of AT&T preferred stock: the "AT&T Series C Preferred Stock," the "AT&T Series D Preferred Stock" and the "AT&T Series E Preferred Stock." However, if no shares of Series C or Series D MediaOne Group preferred stock remain outstanding immediately prior to the effective time of the MediaOne Group merger, AT&T will not file a certificate of designation for the corresponding series of AT&T preferred stock. MediaOne redeemed the outstanding Series C MediaOne Group preferred stock at the end of the third quarter of 1999. AT&T expects that MediaOne will redeem the outstanding Series D MediaOne Group preferred stock prior to the effective time of the MediaOne Group merger. The AT&T Series D preferred stock and AT&T Series E preferred stock are each described below.

AT&T SERIES D PREFERRED STOCK

     Voting Rights

     Holders of AT&T Series D preferred stock will not be entitled to voting rights, except as provided by the certificate of designation, AT&T's charter or applicable law.

     The certificate of designation will provide that, without the written consent or affirmative vote of holders of at least 66 2/3% of the outstanding shares of AT&T Series D preferred stock, AT&T may not:

     - authorize any senior stock or reclassify any junior stock or parity stock as senior stock; or

     - amend the certificate of designation or AT&T's charter so as to adversely affect the preferences, rights or powers of the AT&T Series D preferred stock.

     In addition, holders of AT&T Series D preferred stock will be entitled to elect two additional directors under the circumstances described below under "-- Dividend Rights; Rights Upon Liquidation."

     Dividend Rights; Rights upon Liquidation

     Holders of AT&T Series D preferred stock will be entitled to receive, from legally available funds, quarterly cash dividends at the annual rate of 4.50% of the liquidation preference of $50 per share. In the event of the liquidation, dissolution or winding up of AT&T, holders of AT&T Series D preferred stock will be entitled to receive the liquidation preference in cash, together with accrued and unpaid dividends.

     If at any time dividends have not been paid in an aggregate amount equal to or greater than six quarters of dividends, the number of authorized directors on the AT&T board of directors will be increased by two. Holders of shares of AT&T Series D preferred stock, voting as a single class with any other shares of AT&T preferred stock entitled to this right, will be entitled to elect the two additional directors. Holders of shares of AT&T Series D preferred stock will have this right until all dividends in arrears have been paid in full and dividends for the four subsequent quarters have been paid or declared and set aside for payment. At that time, the terms of office of the two additional directors will terminate and the number of directors on the AT&T board of directors will be reduced accordingly.

     Redemption Rights

     AT&T Series D preferred stock will not be redeemable or exchangeable prior to November 15, 1999. On and after November 15, 1999 and before November 15, 2001, each share of AT&T Series D preferred stock will be exchangeable, at the option of AT&T, into a number of shares of AT&T common stock equal to $50, plus any accrued and unpaid dividends, divided by 95% of the market price of AT&T common stock on the date of exchange, if the last reported sales price of AT&T common stock is greater than the conversion price multiplied by 1.35 on 20 of the 30 trading days immediately prior to the date AT&T provides notice of redemption and/or exchange of the AT&T Series D preferred stock.

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     On and after November 15, 2001, each share of AT&T Series D preferred stock will be redeemable at AT&T's option and, on November 15, 2016, will be mandatorily redeemable, in each case at AT&T's election, for:

     - an amount in cash equal to $50, together with any accrued and unpaid dividends;

     - a number of shares of AT&T common stock equal to $50, together with any accrued and unpaid dividends, divided by 95% of the current market price of AT&T common stock; or

     - a combination of the consideration described in the two bullet points above.

     Conversion Rights

     At any time until the date AT&T effects a redemption or exchange of all or any part of the outstanding AT&T Series D preferred stock, each share of AT&T Series D preferred stock will be convertible, at the option of the holder, into the consideration the holder would have received in the MediaOne Group merger if that holder had converted its MediaOne Group Series D preferred stock into MediaOne Group common stock immediately prior to the MediaOne Group merger.

     The conversion rate will be adjusted if, among other things, the following events occur:

     - AT&T issues shares of AT&T common stock as a dividend or distribution;

     - AT&T subdivides, reclassifies or combines the AT&T common stock;

     - AT&T issues all holders of AT&T common stock rights, options or warrants to subscribe for or purchase shares of AT&T common stock at a price below its then current market value; or

     - AT&T pays or distributes to all holders of AT&T common stock, capital stock, cash, evidences of AT&T's indebtedness or other assets, excluding regular cash dividends and dividends or distributions referred to in the first bullet point above.

     In addition, the conversion rate may be increased:

     - if necessary to ensure that any dividend or distribution payable in any reclassification or combination of, or any issuance of rights or warrants to purchase, shares of AT&T common stock is not taxable to holders of AT&T common stock; or

     - from time to time for a period of at least 20 trading days if determined by AT&T's board of directors to be in AT&T's best interest.

     If there is a merger, a consolidation or a sale of all or substantially all of AT&T's assets, each share of AT&T Series D preferred stock that is not converted in the transaction will be convertible after the transaction, during the period the share is convertible, into the kind and amount of consideration that its holder would have received had that holder converted his, her or its share into AT&T common stock immediately prior to the transaction. If holders of AT&T common stock are entitled to elect the consideration to be received, the kind and amount of consideration into which shares of AT&T Series D preferred stock will be convertible after the transaction will be based on the election of the record holder of the largest number of shares of AT&T Series D preferred stock. If an election is not timely made, each holder of AT&T Series D preferred stock will be deemed to have failed to make an election. This provision is not applicable if AT&T is the surviving corporation in the transaction, and, with several exceptions, if the transaction does not result in a reclassification of, or other changes in, the outstanding shares of AT&T common stock.

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

AT&T SERIES E PREFERRED STOCK

     Voting Rights

     Holders of AT&T Series E preferred stock will not be entitled to voting rights, except as provided by the certificate of designation, AT&T's charter or applicable law.

     The certificate of designation will provide that, without the approval of holders of at least 66 2/3% of the outstanding shares of AT&T Series E preferred stock, AT&T may not:

     - authorize any senior stock or reclassify any junior stock or parity stock as senior stock; or

     - amend the certificate of designation or AT&T's charter so as to adversely affect the preferences, rights or powers of the AT&T Series E preferred stock.

     Dividend Rights; Rights Upon Liquidation

     Holders of AT&T Series E preferred stock will be entitled to receive, from legally available funds, quarterly cash dividends at the annual rate of 6.342% of the liquidation preference of $50 per share. If AT&T liquidates, dissolves or winds up, holders of AT&T Series E preferred stock will be entitled to receive the liquidation preference in cash, together with any accrued and unpaid dividends.

     Redemption Rights

     AT&T may, at its option, redeem shares of AT&T Series E preferred stock as follows:

     - beginning on June 30, 2002, AT&T may redeem all or part of these shares at a redemption price of $50 per share, payable in cash, together with any accrued and unpaid dividends; and

     - beginning on August 1, 2007 and continuing through August 1, 2016, AT&T may redeem 49,704 shares annually at a redemption price of $50 per share, payable in cash, together with any accrued and unpaid dividends, or any lesser number of shares that are then outstanding.

     AT&T must redeem shares of AT&T Series E preferred stock as follows:

     - beginning on August 1, 2007 and continuing through August 1, 2016, AT&T must redeem 49,704 shares annually at a redemption price of $50 per share, payable in cash, together with any accrued and unpaid dividends, or any lesser number of shares that are then outstanding; and

     - on June 30, 2017, AT&T must redeem all outstanding shares at a redemption price of $50 per share, payable in cash, together with any accrued and unpaid dividends.

     Conversion Rights

     After receipt from AT&T of a notice of redemption under the circumstances described above under "-- Redemption Rights" and until the date of redemption, each share of AT&T Series E preferred stock will be convertible, at the option of the holder, into the consideration the holder would have received in the MediaOne Group merger if that holder had converted its MediaOne Group Series E preferred stock into MediaOne Group common stock immediately prior to the MediaOne Group merger.

     The conversion rate may be increased:

     - if necessary to ensure that any dividend or distribution payable in, any reclassification or combination of, or any issuance of rights or warrants to purchase, shares of AT&T common stock is not taxable to holders of AT&T common stock; or

     - from time to time for a period of at least 20 trading days if determined by AT&T's board of directors to be in AT&T's best interest.

     In the event of a merger, a consolidation or a sale of all or substantially all of AT&T's assets, each share of AT&T Series E preferred stock that is not converted in the transaction will be convertible,

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

assuming shares of AT&T Series E preferred stock are then by their terms convertible into AT&T common stock, after the transaction, during the period such share is convertible, into the kind and amount of consideration to which its holder would have received had that holder converted such share into AT&T common stock immediately prior to the transaction. If holders of AT&T common stock are entitled to elect the consideration to be received, the kind and amount of consideration into which shares of AT&T Series E preferred stock will be convertible after the transaction will be based on the election of the record holder of the largest number of shares of AT&T Series E preferred stock. If no such election is timely made, each holder of AT&T Series E preferred stock will be deemed to have failed to make such an election. This provision is not applicable if AT&T is the surviving corporation in the transaction, and, with several exceptions, if the transaction does not result in a reclassification of, or other changes in, the outstanding shares of AT&T common stock.

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                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                             OF FOUR MEDIA AND AT&T

     If the merger is completed, stockholders of Four Media will hold shares of Class A Liberty Media Group tracking stock and their rights will be governed by AT&T's charter and AT&T's bylaws, which differ in several material respects from Four Media's charter and Four Media's bylaws. As holders of Class A Liberty Media Group tracking stock, the rights of former Four Media stockholders will also be governed by the New York Business Corporation Law instead of the Delaware General Corporation Law. New York is AT&T's jurisdiction of incorporation and Delaware is Four Media's jurisdiction of incorporation.

     The following comparison summarizes the material differences between the New York Business Corporation Law, AT&T's charter and AT&T's bylaws, on the one hand, and the Delaware General Corporation Law, Four Media's charter and Four Media's bylaws, on the other hand, but is not intended to list all differences.

BUSINESS COMBINATIONS

     Generally, under the Delaware General Corporation Law, the approval by the affirmative vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock, of a corporation entitled to vote on the matter is required to complete a merger or consolidation or sale, lease or exchange of all or substantially all the corporation's assets.

     Under the New York Business Corporation Law, a plan of merger or consolidation, a plan of share exchange or the sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation must be approved:

     - in the case of corporations like AT&T that were in existence on February 22, 1998 and that do not expressly provide in their certificates of incorporation for majority approval of these transactions, by two-thirds of the votes of all outstanding shares entitled to vote on the transaction; and

     - in the case of all other corporations, by a majority of the votes of all outstanding shares entitled to vote on the transaction.

AT&T's charter does not contain a provision expressly providing for majority approval of these types of transactions.

     The New York Business Corporation Law also provides that the holders of shares of a class, or series of a class, of capital stock of a corporation will be entitled to vote together and to vote as a separate class on any merger or consolidation in which:

     - the holder's shares will remain outstanding after the merger or consolidation or will be converted into the right to receive shares of stock of the surviving or consolidated corporation or another corporation; and

     - the charter of the surviving or consolidated corporation or other corporation immediately after the merger or consolidation is effective:

      (1) will contain any provision that is not contained in the charter of the pre-merger corporation; and

      (2) if the provision was contained in an amendment to the pre-merger charter, the shareholders would be entitled to vote as a separate class under the procedures of the New York Business Corporation Law for class voting on charter amendments discussed under "-- Amendments to Charters" below.

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STATE TAKEOVER LEGISLATION

     Delaware Business Combination Law

     Delaware General Corporation Law Section 203, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time the stockholder became an interested stockholder, unless:

     - prior to the time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, exclusive of shares owned by directors who are also officers and by employee stock plans; or

     - at or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special stockholders' meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     The term "business combination" is defined to include, among other transactions between an interested stockholder and the corporation or any direct or indirect majority owned subsidiary of the corporation:

     - a merger or consolidation;

     - a sale, pledge, transfer or other disposition (including as part of a dissolution, but other than to the interested stockholder proportionately as a stockholder) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

     - transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or majority owned subsidiary; and

     - any receipt by the interested stockholder (other than proportionately as a stockholder) of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority owned subsidiary.

     In general, and subject to several exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of that person.

     The term "owner" is broadly defined to include any person that, individually or with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

     The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market or held of record by more than 2,000 stockholders. Because Four Media's charter and Four Media's bylaws do not opt out of Section 203, Section 203 is applicable to the merger. Four Media's board of directors unanimously approved the merger and the transactions contemplated by the merger agreement prior to the time that either AT&T or D-Group Merger Corp.

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

became an interested stockholder for purposes of Section 203. See "The Merger Agreement -- Representations and Warranties."

     New York Business Combination Law

     Section 912 of the New York Business Corporation Law prohibits any "business combination" (defined to include a variety of transactions, including mergers, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and benefits from the corporation, including loans or guarantees) with, involving or proposed by any "interested shareholder" for a period of five years after the date on which the interested shareholder became an interested shareholder. "Interested shareholder" is defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a New York corporation. These restrictions do not apply, however, to any business combination with an interested shareholder if the business combination, or the purchase of stock by the interested shareholder that caused the shareholder to become an interested shareholder was approved by the board of directors of the New York corporation prior to the date on which the interested shareholder became an interested shareholder. After the five-year period, a business combination between a New York corporation and the interested shareholder is prohibited unless either the "fair price" provisions set forth in
Section 912 are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder or its affiliates and associates.

     A New York corporation may adopt an amendment to its bylaws, approved by the affirmative vote of a majority of votes of the outstanding voting stock, excluding the voting stock of interested shareholders and their affiliates and associates, expressly electing not to be governed by Section 912. The amendment will not, however, be effective until 18 months after the stockholder vote and will not apply to any business combination with a shareholder who was an interested shareholder on or prior to the effective date of the amendment. AT&T's bylaws do not contain a provision electing not to be governed by Section 912.

APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, except as otherwise provided by the Delaware General Corporation Law, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the Delaware General Corporation Law, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

     - listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc.; or

     - held of record by more than 2,000 stockholders; and,

in each case, the consideration the stockholders receive for their shares in a merger or consolidation consists solely of:

     - shares of stock of the corporation surviving or resulting from the merger or consolidation;

     - shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange, or designated as a national market system security on an inter-dealer quotation system by the NASD or held of record by more than 2,000 stockholders;

     - cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or

     - any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

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     In the merger, Four Media's stockholders who comply with certain conditions will be entitled to appraisal rights. See "The Proposed Merger -- Appraisal Rights" for a more detailed description of these rights.

     Except as otherwise provided by the New York Business Corporation Law, shareholders of a New York corporation whose shares are not listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD generally have the right to dissent and receive payment of the fair value of their shares, if the corporation:

     - is involved in a merger or consolidation of a specified type; or

     - sells, leases, exchanges or otherwise disposes of all or substantially all of its assets or effects an exchange of its shares.

AMENDMENTS TO CHARTERS

     Under the Delaware General Corporation Law, unless a corporation's certificate of incorporation requires a greater vote, a proposed amendment to a corporation's certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote on the amendment and a majority of the voting power of the outstanding stock of any class entitled to vote on the amendment separately as a class.

     Except as described below, if a proposed amendment to the certificate of incorporation would change the aggregate number of authorized shares of any class of capital stock, the par value of the shares of any class of capital stock, or alter or change the powers, preferences or special rights of the shares of any class of capital stock so as to affect them adversely, the Delaware General Corporation Law requires that the amendment be approved by the holders of a majority of the outstanding shares of the affected class, voting separately as a class, whether or not the class is entitled to vote on the amendment by the certificate of incorporation. If a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not affect the remainder of the class, then only the shares of the series so affected would be entitled to vote as a separate class on the proposed amendment. The authorized number of shares of any class of stock may be increased or decreased (but may not be decreased below the number of outstanding shares in the class) without a separate vote of stockholders of the class if so provided in the original certificate of incorporation or in any amendment thereto that created the class of stock or that was adopted prior to the issuance of any shares of the class, or in an amendment authorized by a majority vote of the holders of shares of the class.

     Four Media's charter requires the affirmative vote of 66 2/3% of the total number of votes entitled to be cast by stockholders to approve any amendment of any charter provision relating to the board of directors, actions by stockholders, special meetings of stockholders and amendments to the charter.

     Under the New York Business Corporation Law, proposed amendments to a certificate of incorporation must be authorized by a New York corporation's board of directors and generally must be approved by vote of a majority of all outstanding shares entitled to vote on the proposed amendment at a stockholder's meeting. The approval of a majority of the votes of all outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve a proposed amendment to a corporation's certificate of incorporation, whether or not the holders are otherwise entitled to vote on the amendment by the certificate of incorporation, that:

     - would decrease the par value of the shares of the class, change any shares of the class into a different number of shares of the same class or into the same or a different number of shares of a different class, alter or change the designation, relative rights, preferences or limitations of the shares of the class or provide new conversion rights or the alteration of any existing conversion rights, so as to affect them adversely;

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     - would exclude or limit the voting rights of the shares of the class, except as such rights may be limited by voting rights given to new shares then being authorized of any existing or new class or series of shares; or

     - would subordinate the rights of the shares of the class by authorizing shares having preferences superior to the rights of the existing shares.

     If a proposed amendment would have any of the effects discussed in the last sentence of the previous paragraph only on one or more series of any class so as to affect them adversely, but would not affect the remainder of the class, then only the shares of the series affected by the proposed amendment would be entitled to vote as a separate class on the proposed amendment. The holders of Liberty Media Group tracking stock also have a class vote under other circumstances.

AMENDMENTS TO BYLAWS

     Under the Delaware General Corporation Law, the power to adopt, alter and repeal a corporation's bylaws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation vests concurrent power in the board of directors.

     Four Media's charter provides that the board of directors is authorized and empowered to adopt, amend or repeal any provision of Four Media's bylaws. Provisions of Four Media's bylaws may also be adopted, amended or repealed by the affirmative vote of at least 66 2/3% of the voting power of the stockholders entitled to cast a vote.

     Under the New York Business Corporation Law, except as otherwise provided in a corporation's certificate of incorporation, a corporation's bylaws may be amended, repealed or adopted by a majority of the votes cast by the shares entitled to vote in the election of any directors. When provided in the certificate of incorporation or a bylaw adopted by the shareholders, bylaws also may be amended, repealed or adopted by the board of directors by the vote specified, which vote may be greater than the vote otherwise prescribed by the New York Business Corporation Law, but any bylaw adopted by the board of directors may be amended or repealed by the stockholders as provided by the New York Business Corporation Law. AT&T's bylaws may be amended by AT&T's shareholders at any meeting, or by AT&T's board of directors at any meeting by a majority vote of the full AT&T board or at two successive meetings by a majority vote of the board of directors present, provided that a quorum is present.

NO PREEMPTIVE RIGHTS

     Under the Delaware General Corporation Law, a stockholder does not possess preemptive rights unless preemptive rights are specifically granted in a corporation's certificate of incorporation. Four Media's charter does not provide for preemptive rights to stockholders.

     Under the New York Business Corporation Law, except as otherwise provided in the New York Business Corporation Law or in a corporation's certificate of incorporation, holders of equity shares of any corporation incorporated prior to February 22, 1998, like AT&T, are granted preemptive rights. AT&T's charter provides that no holder of AT&T common stock has any preemptive rights.

REDEMPTION OF CAPITAL STOCK

     Under the Delaware General Corporation Law, subject to several limitations, a corporation's capital stock may be made subject to redemption by the corporation at its option, at the option of its stockholders or otherwise. Under the New York Business Corporation Law, subject to several limitations, a corporation's certificate of incorporation may provide for one or more classes or series of shares to be redeemable at the option of the corporation, the holders of the class or series, other persons or upon the happening of specified events for cash, other property, debt or other securities of the same or another corporation, at the time or times, price or prices, or rate or rates, and with any adjustments, that are stated in the certificate of incorporation. AT&T's charter does not contain this type of provision. However, the certificate of designation relating to each of the AT&T Series D preferred stock and AT&T Series E
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

preferred stock to be issued in the MediaOne Group merger will contain provisions relating to the redemption of each of these series of AT&T preferred stock. See "Description of AT&T Capital Stock -- AT&T Preferred Stock" on page 63.

DIVIDEND SOURCES

     Under the Delaware General Corporation Law, a board of directors may authorize a corporation to declare and pay dividends and other distributions to its stockholders, subject to any restrictions contained in the corporation's certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

     Under the New York Business Corporation Law, a corporation may declare and pay dividends or make other distributions, except when it is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in its certificate of incorporation. Except as otherwise provided in the New York Business Corporation Law, dividends may be declared and paid and other distributions may only be made out of surplus, so that the net assets of the corporation remaining after the declaration, payment or distribution must at least equal the amount of its stated capital.

     Following the merger, AT&T expects to continue to pay its regular quarterly dividend on AT&T common stock at its current rate, subject to any change that AT&T's board of directors may determine. No cash dividends have ever been paid on Class A Liberty Media Group tracking stock and it is not expected that any cash dividends will be paid on Class A Liberty Media Group tracking stock in the foreseeable future.

DURATION OF PROXIES

     Under the Delaware General Corporation Law, a proxy is only valid for three years after its date unless otherwise provided in the proxy. A proxy is irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     Under the New York Business Corporation Law, no proxy is valid more than 11 months after its date unless otherwise provided in the proxy. Irrevocable proxies may be created for a:

     - pledgee;

     - person who has purchased or agreed to purchase the shares;

     - creditor of the corporation who extends credit in consideration of the proxy;

     - person who has contracted to perform services as an officer of the corporation if a proxy is required by the employment contract; and

     - person designated under a voting agreement.

STOCKHOLDER ACTION

     Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote upon

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

the action were present and voted. Four Media's charter provides that stockholder action may be taken only at a stockholders' meeting and stockholders may not act by written consent.

     The New York Business Corporation Law provides that shareholder action may be taken without a meeting upon the written consent of the holders of all outstanding shares entitled to vote, and also allows, if a corporation's certificate of incorporation provides, shareholder action without a meeting upon the written consent of holders of outstanding shares having at least the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote upon the action were present and voted. AT&T's charter does not contain this type of a provision.

NOMINATION PROCEDURES AND STOCKHOLDER PROPOSALS

     Four Media's bylaws require that written notice of a nomination for the election of directors at a stockholders' meeting must be received by Four Media's Secretary not less than 60 and no more than 90 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. However, if Four Media's stockholders are given less than 70 days' notice of the annual meeting, a stockholder's notice of nomination must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or that public disclosure of the date of the annual meeting was made, whichever first occurs. This requirement is in addition to the requirements that a shareholder must meet to have a shareholder proposal included in Four Media's proxy statement under SEC Rule 14a-8.

     AT&T's bylaws require that, for a shareholder to properly bring business before an annual meeting, the shareholder must have delivered written notice to AT&T containing the information specified in AT&T's bylaws not less than 90 and no more than 120 days prior to the first anniversary of the preceding year's annual meeting. This requirement is in addition to the requirements that a shareholder must meet to have a shareholder proposal included in AT&T's proxy statement under SEC Rule 14a-8.

SPECIAL STOCKHOLDER MEETINGS

     The Delaware General Corporation Law provides that a special meeting of stockholders may be called by the board of directors or by any person or persons as may be authorized by a corporation's certificate of incorporation or by the bylaws.

     Under Four Media's bylaws, only the chairman of the board of directors and the chief executive officer, or a majority of the directors in office, whether or not a quorum, may call a special stockholders' meeting.

     The New York Business Corporation Law provides that, if, for a period of one month after the date fixed by or under the bylaws for the annual shareholders' meeting or, if no date has been so fixed, for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the corporation's business, the board of directors must call a special meeting for the election of directors. If the board of directors does not call a special meeting within two weeks after the expiration of the 13 month period or if it is called but directors are not elected for a period of two months after the expiration of the 13 month period, holders of 10% of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors. The New York Business Corporation Law provides that a corporation's board of directors or any person authorized by a corporation's certificate of incorporation or bylaws may call a special shareholders' meeting. AT&T's bylaws provide that the Chairman of AT&T's board of directors, AT&T's board of directors or shareholders, upon AT&T's receipt of a written request signed by shareholders representing one-third of AT&T's common stock, may call a special shareholders' meeting.

CUMULATIVE VOTING

     Under the Delaware General Corporation Law, a corporation's certificate of incorporation may provide that at all elections of directors, or at elections held under specified circumstances, each stockholder is

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

entitled to cumulative voting. Four Media's charter does not provide for cumulative voting for the election of directors.

     Under the New York Business Corporation Law, the certificate of incorporation may provide that in all elections of directors each shareholder is entitled to cumulative voting. AT&T's charter does not provide for cumulative voting in the election of directors.

SIZE OF THE BOARD OF DIRECTORS; STAGGERED BOARD

     The Delaware General Corporation Law permits a corporation's certificate of incorporation or bylaws to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, the number may not be changed without amending the certificate of incorporation. The Delaware General Corporation Law also permits a corporation's certificate of incorporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The Delaware General Corporation Law further permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for the terms and have the voting powers contained in the certificate of incorporation. The terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors. Four Media's bylaws provide for a board of directors of not less than three and no more than 11 members, divided into three classes of approximately equal size, with each class to be elected for a three-year term. The exact number of directors is fixed by Four Media's board of directors by resolution.

     The New York Business Corporation Law permits the number of directors of a corporation to be fixed by its bylaws, by action of the shareholders or by action of the board of directors under the specific provision of a bylaw adopted by the shareholders. The number of directors may be increased or decreased, subject to several limitations set forth in the New York Business Corporation Law. At each annual stockholders' meeting, directors are to be elected to hold office until the next annual meeting, except as described below for corporations with classified boards. The New York Business Corporation Law also permits a corporation's certificate of incorporation, or the specific provisions of a bylaw adopted by the shareholders, to provide that directors be divided into either two, three or four classes. All classes must be as nearly equal in number as possible. The term of office of one class of directors shall expire each year, with the terms of office of no two classes expiring the same year. Recent amendments to the New York Business Corporation Law delete the requirement of at least three directors in any class. AT&T's charter provides that the number of directors shall be as provided for in AT&T's bylaws. AT&T's bylaws provide that the number of directors shall be not less than 10 and no more than 25, the exact number of directors to be fixed and determined by the vote of a majority of AT&T's entire board of directors. AT&T does not have a classified board of directors.

REMOVAL OF DIRECTORS

     The Delaware General Corporation Law provides that a corporation's directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that:

     - members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

     - in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part.

     Four Media's directors may be removed only for cause upon the affirmative vote of a majority of the total number of votes entitled to be cast by the stockholders.

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     The New York Business Corporation Law provides that any or all of a corporation's directors may be removed for cause by a vote of its shareholders, and, if the certificate of incorporation or the specific provisions of a bylaw adopted by its shareholders provides, a director may be removed for cause by action of the board of directors. An action to procure a judgment removing a director for cause may be brought by the Attorney General of the State of New York or by the holders of 10% of the outstanding shares, whether or not entitled to vote. If the certificate of incorporation or bylaws provide, any or all of the directors may be removed without cause by vote of the corporation's shareholders.

     The removal of directors, with or without cause, is subject to the following:

     - in the case of a corporation having cumulative voting, no director may be removed when the votes cast against the director's removal would be sufficient to elect the director if voted cumulatively; and

     - if a director is elected by the holders of shares of any class or series, that director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class.

     Neither AT&T's charter nor AT&T's bylaws provide that its directors may be removed without cause by AT&T's common stockholders or by AT&T's board of directors.

VACANCIES

     Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation or bylaws, vacancies on a corporation's board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. However, in the case of a classified board of directors, vacancies and newly created directorships may be filled by a majority of the directors elected by the class or by the sole remaining director so elected. Directors elected to fill vacancies or newly created directorships on a classified board of directors hold office until the next election of the class for which the directors have been chosen, and until their successors have been duly elected and qualified. In addition, if, at the time any vacancy or newly created directorship is filled, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for the directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

     Four Media's charter and bylaws provide that, subject to the rights of the holders of any class or series of Four Media preferred stock, any vacancies on Four Media's board of directors caused by death, resignation, retirement, disqualification or removal from office or any newly created directorships resulting from an increase in the number of directors, will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or the sole remaining director. Four Media's charter also provides that any directors chosen to fill a vacancy on Four Media's board of directors or newly created directorship will serve a term that will coincide with the remaining term of that class of directors.

     Under the New York Business Corporation Law, newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board of directors for any reason, except the removal of directors without cause, may be filled by vote of the board of directors. Unless a corporation's certificate of incorporation or bylaws provide otherwise, a vacancy in a directorship elected by holders of a particular class of shares shall be filled by the vote of the other directors elected by holders of the same class of shares. However, the certificate of incorporation or bylaws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provisions of a bylaw adopted by the shareholders provide that the board of directors may fill vacancies occurring on the board of directors by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a

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vacancy, unless elected by the shareholders, will hold office until the next shareholders' meeting at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified. Notwithstanding the foregoing, unless otherwise provided in a corporation's certificate of incorporation or bylaws, whenever the holders of one or more classes or series of shares are entitled to elect one or more directors by the certificate of incorporation, any vacancy that may be filled by the board or a majority of the directors then in office shall be filled by a majority of the directors then in office that were elected by such class or series. AT&T's bylaws provide that any vacancy on AT&T's board of directors may be filled by a majority vote of the remaining directors, though less than a quorum.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The determination must be made, in the case of an individual who is a director or officer at the time of determination, by:

     - a majority of the directors who are not parties to the action, suit or proceeding, even though less than a quorum;

     - a committee of these directors designated by a majority vote of these directors, even though less than a quorum;

     - independent legal counsel, regardless of whether a quorum of these directors exists; or

     - a majority vote of the stockholders, at a meeting at which a quorum is present.

     Without court approval, however, an individual may not be indemnified in any claim, issue or matter in a derivative action as to which the individual is adjudged liable to the corporation. Delaware law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Delaware law permits a corporation to advance expenses incurred in the defense of any proceeding to directors and officers contingent upon an undertaking by or on behalf of the individuals' to repay any advances if it is determined ultimately that the individuals are not entitled to be indemnified. Under Delaware law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise. Four Media's charter and bylaws provide that Four Media officers and directors will be indemnified to the fullest extent permitted by applicable law, and that Four Media shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

     Under the New York Business Corporation Law, a corporation may indemnify its directors and officers that are made, or are threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, against judgments, fines, amounts paid in settlement and reasonable expenses incurred as a result of the action or proceeding if the director or officer acted in good faith, for a purpose that he or she reasonably believed to be in the best interests of the corporation or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation. In criminal proceedings, in addition to the preceding conditions, the director or officer must not have had reasonable cause to believe that his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose that he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to

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the best interests of the corporation, except that, in either case, no indemnification may be made in respect of:

     - a threatened action, or a pending action that is settled or otherwise disposed of; or

     - any claim, issue or matter as to which such individual has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the individual is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any individual who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the New York Business Corporation Law, any indemnification under the New York Business Corporation Law pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the applicable standard of conduct by the disinterested directors if a quorum is available, or if the quorum so directs or is unavailable, by the board of directors upon the written opinion of independent legal counsel, or the stockholders.

     A corporation may advance expenses incurred by a director or officer in defending any action or proceeding prior to its final disposition upon receipt of an undertaking by or on behalf of the officer or director to repay the advance to the extent the advance exceeds the indemnification to which the officer or director is entitled.

     The indemnification described above under the New York Business Corporation Law is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws, or, when authorized by the certificate of incorporation or bylaws contained in:

     - a resolution of shareholders;

     - a resolution of directors; or

     - an agreement providing for indemnification,

provided that indemnification may not be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     AT&T's bylaws provide that AT&T is authorized, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers by resolution of shareholders or directors or by an agreement providing for indemnification, in each case for claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any director or officer serves or served in such capacity with AT&T, or at AT&T's request, in any capacity with any other enterprise.

     AT&T has entered into indemnification agreements with some of its officers and directors in accordance with AT&T's bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AT&T or Four Media under the foregoing provisions, AT&T and Four Media have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     The Delaware General Corporation Law provides that a corporation's certificate of incorporation may include a provision limiting a director's personal liability to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. However, the certificate of incorporation may not contain a provision that eliminates or limits a director's liability for:

     - any breach of the director's duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

     - violation of certain provisions of the Delaware General Corporation Law;

     - any transaction from which the director derived an improper personal benefit; or

     - any act or omission that occurred before the provision limiting director liability was adopted.

     The New York Business Corporation Law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting a director's personal liability to the corporation or its shareholders for damages for any breach of duty in his or her capacity as a director. However, the certificate of incorporation may not contain a provision that eliminates or limits a director's liability:

     - if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or that the director's acts violated certain provisions of the New York Business Corporation Law; or

     - for any act or omission that occurred before the provision limiting director liability was adopted.

     AT&T's charter provides that directors will not be personally liable to AT&T or any of its shareholders for damages for any breach of duty as a director. However, a director's liability will not be eliminated or limited:

     - if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or that his or her acts violated Section 719 of the New York Business Corporation Law (which includes declaration of dividends, purchase of capital stock, distribution of assets to shareholders after dissolution of the corporation and loans to directors to the extent contrary to New York law); or

     - for any act or omission that occurred before the provision limiting director liability was adopted by AT&T's shareholders.

CASE LAW AND COURT SYSTEMS

     There is a substantial body of case law in Delaware interpreting the corporation laws of that state. The body of case law interpreting the corporation laws of New York is not as developed as that of Delaware. Delaware's court system includes a Chancery Court to adjudicate matters arising under Delaware corporate law. New York does not have an equivalent court system. As a result of these factors, there may be less certainty as to the outcome of some matters governed by New York corporate law, and, therefore, it may be more difficult to obtain legal guidance as to those matters than would be the case under Delaware corporate law.

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                      OWNERSHIP OF FOUR MEDIA COMMON STOCK

     The following table sets forth information concerning the beneficial ownership of Four Media's common stock as of February 9, 2000, for each of the following:

     - each person or entity who is known by Four Media to own beneficially more than 5% of the outstanding shares of Four Media common stock;

     - each of Four Media's current directors;

     - some of Four Media's executive officers; and

     - all of Four Media's directors and officers as a group.

     The number and percentage of shares beneficially owned is based on 19,730,295 shares of Four Media common stock outstanding as of February 9, 2000 and is determined in accordance with Rule 13d-3 of the Exchange Act. This information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 9, 2000 through the exercise of any stock option or other right.

     As indicated below, Four Media's principal stockholders have entered into voting agreements with Liberty, whereby they have agreed with Liberty to vote their shares of Four Media common stock in favor of the merger agreement and the merger and against any alternative acquisition of Four Media.

                                                   NUMBER OF SHARES         PERCENT OF
                BENEFICIAL OWNER                  BENEFICIALLY OWNED    OUTSTANDING SHARES
                ----------------                  ------------------    ------------------
Liberty Media Corporation(1)....................      13,882,875               70.4%
Warburg, Pincus Equity Partners, L.P.(2)(3).....      11,300,000               54.2
Fleming US Discovery Fund III, L.P. and Fleming
  US Discovery Offshore Fund III, L.P.(4).......       2,250,000               11.4
Robert T. Walston(5)............................       1,932,875                9.6
Jeffrey J. Marcketta(6).........................         100,000                  *
Christopher M.R. Phillips(7)....................          30,000                  *
William E. Niles(8).............................          66,667                  *
John H. Donlon(9)...............................          84,515                  *
Gavin W. Schutz(10).............................          66,422                  *
Robert Bailey(10)...............................          66,422                  *
James Conlon(11)................................         100,000                  *
William Amon(12)................................          50,000                  *
Sidney Lapidus(3)(13)...........................      11,310,000               54.2
David E. Libowitz(3)(13)........................      11,310,000               54.2
William C. Scott(14)............................          10,000                  *
Eytan Shapiro(14)...............................          10,000                  *
All directors and officers as a group
  (14 persons)(15)..............................      13,870,235               63.3

-------------------------
  *  Less than 1%.

 (1) Information is based upon the Schedule 13D dated January 20, 2000 filed by Liberty with the Securities and Exchange Commission. The shares indicated are subject to voting agreements, dated as of December 6, 1999, among Liberty and Four Media's principal stockholders, including Technical Services Partners, L.P. ("TSP"), Warburg, Pincus Equity Partners, L.P. (and certain affiliates) and Fleming Asset Management USA, under which the stockholders party to the voting agreements have agreed with Liberty to vote their shares of Four Media common stock in favor of the merger agreement and the merger and against any alternative acquisition of Four Media. For a more complete description of the voting agreements, see the section entitled "Other Transaction Agreements -- Voting Agreements." The address of Liberty Media Corporation is 9197 South Peoria Street Englewood, CO 80112.

 (2) The stockholder is Warburg, Pincus Equity Partners, L.P., which includes three affiliated limited partnerships ("WPEP"). Warburg, Pincus & Co. ("WP") is the sole general partner of WPEP. WPEP is managed by E.M. Warburg, Pincus & Co., LLC ("EMW LLC"). Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both entities.

     Messrs. Lapidus and Libowitz, two of Four Media's directors, are managing directors and members of EMW LLC and general partners of WP. Messrs. Lapidus and Libowitz may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by WPEP.

     The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, New York 10017.

 (3) Includes a presently exercisable warrant to purchase 1,100,000 shares of Four Media common stock beneficially held by WPEP.

 (4) In connection with Warburg, Pincus' investment in Four Media, Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. converted 150,000 shares of Series A Convertible Preferred Stock into 2,250,000 shares of Four Media common stock.

 (5) Includes options to purchase 500,000 shares of Four Media common stock that will become exercisable within 60 days. In connection with a 1993 acquisition of shares of common stock by TSP, Mr. Walston was granted a profit interest in TSP equal to 10% of the excess, if any, by which the distributions, in cash or in kind, from TSP exceed the partners' total investment in TSP plus a return of 9% per annum. As a result of his profit interest in TSP, Mr. Walston is deemed to beneficially own 1,432,875 shares of Four Media common stock.

 (6) Represents options to purchase 100,000 shares of Four Media common stock that will become exercisable within 60 days.

 (7) Represents options to purchase 30,000 shares of Four Media common stock that will become exercisable within 60 days.

 (8) Represents options to purchase 66,667 shares of Four Media common stock that are presently exercisable or will become exercisable within 60 days.

 (9) Represents options to purchase 84,515 shares of Four Media common stock that are presently exercisable or will become exercisable within 60 days.

(10) Represents options to purchase 66,422 shares of Four Media common stock that are presently exercisable or will become exercisable within 60 days.

(11) Represents presently exercisable options to purchase 100,000 shares of Four Media common stock.

(12) Represents options to purchase 50,000 shares of Four Media common stock that are presently exercisable or will become exercisable within 60 days.

(13) Includes presently exercisable options to purchase 10,000 shares of Four Media common stock. Messrs. Lapidus and Libowitz are deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in 11,300,000 of the shares as a result of their affiliation with the Warburg, Pincus entities (see Note 2 above). Messrs. Lapidus and Libowitz disclaim beneficial ownership of all such shares. The address of Messrs. Lapidus and Libowitz is c/o E.M. Warburg, Pincus & Co. LLC, 466 Lexington Avenue, New York, New York 10017.

(14) Represents presently exercisable options to purchase 10,000 shares of Four Media common stock.

(15) Includes options to purchase 1,137,360 shares of Four Media common stock that are presently exercisable or will become exercisable within 60 days. Also includes 11,300,000 shares held by WPEP (see Note 12 above), beneficial ownership of which is disclaimed by Messrs. Lapidus and Libowitz.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement/prospectus to stockholders of Four Media as part of the solicitation of proxies by Four Media's board of directors for use at the special meeting. We are first mailing this proxy statement/prospectus and the accompanying form of proxy to Four Media stockholders on or about February 17, 2000.

MATTERS RELATING TO THE SPECIAL MEETING

     Date, Time and Place

     We will hold the special meeting at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York 10022, at 9:00 a.m., local time, on April 6, 2000.

     Purpose of the Special Meeting

     At the special meeting, we are asking holders of Four Media common stock to approve and adopt the merger agreement and the merger. Four Media's board of directors has determined that the merger is fair to, and in the best interests of, Four Media stockholders, has unanimously approved the merger agreement and the merger and declared the advisability of the merger, and unanimously recommends that Four Media stockholders vote FOR approval and adoption of the merger agreement and the merger.

     Record Date

     The record date for shares entitled to vote at the special meeting is February 11, 2000. On the record date, 19,730,295 shares of Four Media common stock were outstanding, held by approximately 30 stockholders of record, not including stockholders who beneficially own shares held in street name by brokers.

     List of Stockholders

     A list of Four Media stockholders entitled to vote at the meeting will be available for inspection by any stockholder for purposes germane to the special meeting during normal business hours at Four Media's executive offices. The list will also be available for inspection by stockholders present at the special meeting.

     Shares Entitled to Vote

     Only shares of Four Media common stock held at the close of business on the record date are entitled to vote at the special meeting. Each Four Media stockholder is entitled to one vote for each share of Four Media common stock held by the stockholder on the record date.

     Quorum Requirement

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the total number of votes entitled to be cast by holders of Four Media's common stock on the record date are represented in person or by proxy. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. The shares of Four Media common stock which are subject to voting agreements entered into by a number of Four Media's principal stockholders will be sufficient to constitute a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

     Shares beneficially owned by Directors and Executive Officers on the Record Date

     On the record date, directors and executive officers of Four Media beneficially owned and were entitled to vote approximately 11,632,875 shares of Four Media common stock, representing approximately 59% of the total number of votes entitled to be cast at the special meeting by all holders of shares of Four Media common stock. These directors and officers, including Robert T. Walston who, through an entity in which he is a limited partner is party to the voting agreement described in the section "Other Transaction
Agreements -- Voting Agreements," have indicated a present intention to vote in favor of the merger agreement and the merger.

VOTE NECESSARY TO APPROVE THE MERGER AGREEMENT AND THE MERGER

     Approval and adoption of the merger agreement and the merger requires the affirmative vote of a majority of the total number of votes entitled to be cast by holders of shares of Four Media common stock outstanding on the record date. IF A FOUR MEDIA STOCKHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE SHARES OF FOUR MEDIA COMMON STOCK WHICH ARE SUBJECT TO VOTING AGREEMENTS ENTERED INTO BY FOUR MEDIA'S PRINCIPAL STOCKHOLDERS WILL BE SUFFICIENT TO APPROVE THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

     Under the rules of the National Association of Securities Dealers, Inc., if your broker holds your shares in its name, your broker may not vote your shares on the merger proposal absent instructions from you. Without your voting instructions, a broker non-vote will occur on the merger proposal and will have the effect of a vote against approval and adoption of the merger agreement.

PROXIES

     Voting Your Proxy

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

     If you sign and timely return your proxy card but do not indicate how your shares are to be voted, your shares will be voted in favor of the merger agreement and the merger, and the individuals named in the proxy card will have discretionary authority to vote upon any adjournment or postponement of the meeting, including for the purpose of soliciting additional proxies.

     How to Vote by Proxy

     You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should check the voting form used by that firm to see if it offers telephone or Internet voting.

     Revoking Your Proxy

     You may revoke your proxy before it is voted by:

     - sending in a new proxy with a later date;

     - notifying the Secretary of Four Media in writing before the meeting that you have revoked your proxy; or

     - voting in person at the meeting.

     Voting in Person

     If you plan to attend the meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares on February 2, 2000, the record date for voting.

PROXY SOLICITATION

     Four Media and Liberty will share equally the costs and expenses incurred in connection with printing and mailing this proxy statement/prospectus. Four Media will pay the cost of the solicitation of proxies from its stockholders.

     In addition to solicitation by mail, the directors and employees of Four Media and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person. Any director or employee of Four Media or its subsidiaries used to solicit proxies will not receive additional compensation for these services. Four Media has also retained D.F. King & Co., Inc. at an estimated cost of $4,000, plus reimbursement of expenses, to assist in the solicitation of proxies. Four Media and D.F. King will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. Four Media will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     A transmittal form with instructions for the surrender of Four Media common stock certificates will be mailed to Four Media stockholders as soon as practicable after completion of the merger.

         STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES.

OTHER BUSINESS; ADJOURNMENTS

     Under Four Media's bylaws, no business may be conducted at the special meeting other than voting on the proposal to approve and adopt the merger agreement and the merger or on adjourning or postponing the meeting. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by the chairman of the meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment or postponement of the meeting, including for the purpose of soliciting additional proxies. However, no proxies voted against adoption of the merger will be voted in favor of adjournment of the meeting for the purpose of soliciting additional proxies.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Due to the contemplated completion of the merger, Four Media does not currently expect to hold a 2000 annual meeting of stockholders, as Four Media's common stock will not be publicly held after the merger. If the merger is not completed and an annual meeting is held, stockholder proposals for inclusion in proxy materials for the meeting must have been submitted to the Secretary of Four Media in writing and received at the executive offices of Four Media by August 2, 1999. Any proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                    EXPERTS

     The consolidated financial statements of AT&T Corp. incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K/A, filed on July 12, 1999, for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and financial statement schedule of Four Media at August 1, 1999 and for the year then ended included in its 1999 Annual Report on Form 10-K, as amended, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report thereon included therein, and are incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements incorporated by reference in this proxy statement/prospectus from the Annual Report on Form 10-K of Four Media at August 2, 1998 and for the two years then ended have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheets of TCI and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which appear in the Current Report on Form 8-K, dated March 22, 1999, of AT&T, have been incorporated by reference herein in reliance upon the report, dated March 9, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of Liberty/Ventures Group as of December 31, 1998 and 1997, and the related combined statements of operations and comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which appear in the Current Report on Form 8-K, dated March 22, 1999, of AT&T, have been incorporated by reference herein in reliance upon the report, dated March 9, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of MediaOne Group, Inc. as of December 31, 1998 and 1997, and the consolidated statements of operations, shareowners' equity and cash flows for each of the three years in the period ended December 31, 1998, included in AT&T Corp.'s Current Report on Form 8-K, dated September 2, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

     The legality of Class A Liberty Media Group tracking stock to be issued in the merger is being passed upon for AT&T by Robert S. Feit, Esq., General Attorney and Assistant Secretary of AT&T.

     As of February 9, 2000, Mr. Feit owned 5,035 shares of AT&T common stock and holds options to purchase an additional 33,750 shares of AT&T common stock.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                  AT&T CORP.,

                             D-GROUP MERGER CORP.,

                           LIBERTY MEDIA CORPORATION

                                      AND

                               FOUR MEDIA COMPANY

                          DATED AS OF DECEMBER 6, 1999

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE I. DEFINITIONS AND CONSTRUCTION..............................   A-5
   1.1   Certain Definitions.........................................   A-5
   1.2   Additional Definitions......................................   A-9
   1.3   Terms Generally.............................................  A-11

ARTICLE II. THE MERGER AND RELATED MATTERS...........................  A-11
   2.1   The Merger..................................................  A-11
   2.2   Closing.....................................................  A-12
   2.3   Conversion of Securities....................................  A-13
   2.4   Exchange of Shares..........................................  A-14
   2.5   Changes in Class A Liberty Media Group Stock................  A-17
   2.6   Capital Contribution to Liberty Media.......................  A-17

ARTICLE III. CERTAIN ACTIONS.........................................  A-17
   3.1   Stockholder Meeting.........................................  A-17
   3.2   Registration Statement and Other Commission Filings.........  A-18
   3.3   Identification of Rule 145 Affiliates.......................  A-18
   3.4   Reasonable Efforts..........................................  A-19
   3.5   Company Stock Option and Other Plans........................  A-20
   3.6   Parent Ownership of Company Common Stock....................  A-20
   3.7   Expenses....................................................  A-20

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............  A-21
   4.1   Corporate Organization......................................  A-21
   4.2   Subsidiaries................................................  A-21
   4.3   Capitalization..............................................  A-22
   4.4   Corporate Proceedings, etc..................................  A-22
   4.5   Consents and Approvals......................................  A-23
   4.6   Absence of Defaults, Conflicts, etc.........................  A-23
   4.7   Reports.....................................................  A-24
   4.8   Absence of Certain Developments.............................  A-25
   4.9   Compliance with Law.........................................  A-25
   4.10  Litigation..................................................  A-26
   4.11  Material Contracts..........................................  A-26
   4.12  Absence of Undisclosed Liabilities..........................  A-26
   4.13  Labor Relations and Employment..............................  A-27
   4.14  Employee Benefit Plans......................................  A-27
   4.15  FCC Matters.................................................  A-30
   4.16  Real Property...............................................  A-30
   4.17  Condition of Properties.....................................  A-31
   4.18  Environmental Matters.......................................  A-31
   4.19  Intellectual Property.......................................  A-32


   4.20  Year 2000...................................................  A-33
   4.21  Tax Matters.................................................  A-34
   4.22  Insurance...................................................  A-35
   4.23  Transactions with Related Parties...........................  A-35
   4.24  Interest in Competitors.....................................  A-35
   4.25  Brokerage...................................................  A-35
   4.26  Disclosure..................................................  A-36


   4.27  DGCL Section 203............................................  A-36
   4.28  Company Action..............................................  A-36
   4.29  Fairness Opinion............................................  A-36
   4.30  FIRPTA......................................................  A-36
   4.31  No Investment Company.......................................  A-36
   4.32  Employment Agreements.......................................  A-36
   4.33  Negative Assurances.........................................  A-37
   4.34  Vote Required...............................................  A-37
   4.35  No Excise Tax Obligations...................................  A-37
   4.36  Pioneer Status..............................................  A-37
   4.37  British Telecommunications..................................  A-37

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT..................  A-37
   5.1   Organization and Qualification..............................  A-37
   5.2   Authorization and Validity of Agreement.....................  A-37
   5.3   Capitalization of Parent....................................  A-38
   5.4   Ownership of Merger Sub; No Prior Activities; Assets of
         Merger Sub..................................................  A-38
   5.5   Information Supplied........................................  A-38

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF LIBERTY MEDIA..........  A-39
   6.1   Organization and Qualification..............................  A-39
   6.2   Authorization and Validity of Agreement.....................  A-39
   6.3   Ownership of Company Common Stock...........................  A-39
   6.4   Information Supplied........................................  A-39
   6.5   Liberty Media Group Information.............................  A-40
   6.6   No Approvals or Notices Required; No Conflict with
         Instruments.................................................  A-40
   6.7   Absence of Certain Changes or Events........................  A-41
   6.8   Brokers or Finders..........................................  A-41

ARTICLE VII. ADDITIONAL COVENANTS AND AGREEMENTS.....................  A-41
   7.1   Access to Information Concerning Properties and Records.....  A-41
   7.2   Confidentiality.............................................  A-42
   7.3   Public Announcements........................................  A-43
   7.4   Conduct of the Company's Business Pending the Effective
         Time........................................................  A-43
   7.5   No Solicitation.............................................  A-45
   7.6   Maintenance of Pioneer Status...............................  A-47
   7.7   Actions by Merger Sub.......................................  A-47
   7.8   Listing.....................................................  A-47
   7.9   Convertible Securities......................................  A-47
   7.10  Voting Agreement............................................  A-47
   7.11  Indemnification of Directors and Officers; Insurance........  A-47
   7.12  [Intentionally Omitted.]....................................  A-49
   7.13  Certificates as to Indebtedness.............................  A-49
   7.14  Notification of Certain Matters.............................  A-49
   7.15  Defense of Litigation.......................................  A-49
   7.16  Additional Financial Statements.............................  A-49
   7.17  Agreement with Robert T. Walston............................  A-50


ARTICLE VIII. CONDITIONS PRECEDENT...................................  A-50
   8.1   Conditions Precedent to the Obligations of Parent, Liberty
         Media, Merger Sub and the Company...........................  A-50
   8.2   Conditions Precedent to the Obligations of Parent and Merger
         Sub for the Benefit of Liberty Media........................  A-50
   8.3   Conditions Precedent to the Obligations of Parent and Merger
         Sub for the Benefit of Parent...............................  A-52
   8.4   Conditions Precedent to the Obligations of the Company......  A-54

ARTICLE IX. TERMINATION..............................................  A-55
   9.1   Termination and Abandonment.................................  A-55
   9.2   Termination Fee; Effects of Termination.....................  A-56

ARTICLE X. MISCELLANEOUS.............................................  A-57
  10.1   No Waiver or Survival of Representations and Warranties.....  A-57
  10.2   Notices.....................................................  A-57
  10.3   Entire Agreement............................................  A-58
  10.4   Assignment; Binding Effect; Benefit.........................  A-58
  10.5   Amendment...................................................  A-58
  10.6   Extension; Waiver...........................................  A-58
  10.7   Parent Transactions.........................................  A-59
  10.8   Headings....................................................  A-59
  10.9   Counterparts................................................  A-59
  10.10  Applicable Law..............................................  A-59
  10.11  Enforcement.................................................  A-59
  10.12  Company Disclosure Schedule.................................  A-59

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 6th day of December, 1999, by and among AT&T Corp., a New York corporation ("Parent"), D-Group Merger Corp., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty Media"), and Four Media Company, a Delaware corporation (the "Company").

     WHEREAS, the parties are entering into this Agreement to provide for the terms and conditions upon which the Company will be acquired by Parent by means of a merger of Merger Sub, a direct wholly owned Subsidiary of Parent, with and into the Company (the "Merger").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I.

                          DEFINITIONS AND CONSTRUCTION

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     An "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. For purposes of this Agreement, the Company's "Affiliates" shall include the Warburg Entities, but shall not include any Affiliates of the Warburg Entities. Notwithstanding the foregoing, for purposes of this Agreement, neither Parent nor any of its Affiliates shall be deemed to be an Affiliate of Liberty Media or any of its Affiliates, and neither Liberty Media nor any entity that is a member of the Liberty Media Group nor any of the Affiliates of any of the foregoing shall be deemed to be an Affiliate of Parent or any of its Affiliates.

     "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

     "Catalina" shall mean Catalina Transmission Corp., an indirect wholly owned Subsidiary of the Company.

     "Class A Liberty Media Group Stock" shall mean the Class A Liberty Media Group Common Stock, par value $1.00 per share, of Parent.

     "Class B Liberty Media Group Stock" shall mean the Class B Liberty Media Group Common Stock, par value $1.00 per share, of Parent.

     "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs pursuant to
Section 2.2.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock Group" shall have the meaning given to such term in the Parent Charter.

     "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Company Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered by the Company to each of Parent and Liberty Media on or prior to the date hereof.

     "Company Stock Plans" shall mean (i) the Company's 1997 Stock Option Plan and (ii) the Company's Amended and Restated 1997 Directors Option Plan, as listed in Section 4.3(a) of the Company Disclosure Schedule.

     "Company Transaction Documents" shall mean this Agreement and all other agreements contemplated by this Agreement to which the Company is a party.

     "Contribution Agreement" shall mean the Contribution Agreement dated March 9, 1999, by and among Liberty Media, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC.

     "Covered Entity" shall have the meaning ascribed thereto in the Parent Charter.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under the DGCL as provided in Section 2.1(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Fleming Funds" shall mean Fleming US Discovery Fund III, L.P., a Delaware limited partnership, and Fleming US Discovery Offshore Fund III, L.P., a Bermuda limited partnership, collectively.

     "Fifth Tax Sharing Amendment" shall mean the Fifth Amendment to Tax Sharing Agreement, by and among Parent, Liberty Media, for itself and each member of the Liberty Media Group, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity (as defined therein), dated as of the date hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

     "Governmental Consent" shall mean any consent, approval, order or authorization of or other action by any Governmental Entity.

     "Governmental Entity" shall mean and include any court, arbitrators, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

     "Governmental Filing" shall mean any registration, qualification, declaration or filing with or any notice to any Governmental Entity.

     "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

     "Indebtedness" shall mean, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company)
(A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding contingent payment obligations and accounts payable) or (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; (ii) every liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability, in either case to the extent required pursuant to GAAP to be set forth as a liability on a balance sheet of such Person.

     "Inter-Group Agreement" shall mean the Inter-Group Agreement, dated as of March 9, 1999, as amended, among Parent, on the one hand, and Liberty Media, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand.

     "Inter-Group Supplement" shall mean the Fourth Supplement to the Inter-Group Agreement between and among Parent, on the one hand, and Liberty Media, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand, dated as of the date hereof.

     "Law" shall mean any foreign or domestic law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree promulgated or entered by a Governmental Entity.

     "Liberty Media Affiliate," "Affiliate of Liberty Media" and similar phrases shall mean Liberty Media, each member of the Liberty Media Group, each Covered Entity and each Subsidiary of Liberty Media, any member of the Liberty Media Group or a Covered Entity and, from and after the Effective Time, the Surviving Entity.

     "Liberty Media Group" shall mean the Liberty Media Group, as defined in the Parent Charter and shall include Ranger Acquisition Corp., A-Group Merger Corp., B-Group Merger Corp., C-Group Merger Corp., and each of their respective Subsidiaries and successors.

     "Liberty Media Group Information" means the information regarding the Liberty Media Group described in Section 6.5.

     "Liberty Media Material Adverse Effect" shall mean (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of Liberty Media to perform its obligations hereunder) or
(ii) a material adverse effect on the business, assets or financial condition of Liberty Media and its Subsidiaries, taken as a whole.

     "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Material Adverse Effect" shall mean (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of any party hereto to consummate such transactions or perform its material obligations hereunder) or (ii) a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

     "Merger" shall have the meaning specified in the preamble hereto.

     "Merger Consideration" shall mean the Stock Consideration and the Cash Consideration to which holders of shares of Company Common Stock are entitled pursuant to Section 2.3(a)(i).

     "NYSE" shall mean The New York Stock Exchange.

     "Parent Adverse Effect" shall mean any of (i) an effect which is adverse to, or burdensome on the business, assets, liabilities, condition (financial or otherwise), results of operations, operations or prospects of any business of Parent or its Subsidiaries being conducted on the date hereof (other than, in each case, any such effect which is insignificant in nature or consequence) or
(ii) an adverse effect on the relationship between Parent or any of its Subsidiaries and any federal or state Governmental Entity having jurisdiction over any business of Parent or its Subsidiaries or the operations or assets thereof (other than such an effect which is insignificant in nature or consequence).

     "Parent Charter" shall mean the Amended Certificate of Incorporation of Parent.

     "Parent Common Stock" shall mean the common stock, par value $1.00 per share, of Parent.

     "Parent/Liberty Media Commission Filings" means and includes all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed or to be filed by Parent or Liberty Media with the Commission during the period from the effectiveness of the acquisition by Parent of Tele-Communications, Inc., on March 9, 1999, through the Closing Date, to the extent (and only to the extent) that such documents include any financial statements of, or narrative description (including management's discussion and analysis) specifically regarding, the Liberty Media Group.

     "Parent Material Adverse Effect" shall mean (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of Parent and Merger Sub to perform their respective obligations hereunder) or (ii) an adverse effect on the business, assets, liabilities, operations, results of operations, or financial condition of Parent or any of its Subsidiaries that is material to the Parent and all of its Subsidiaries taken as a whole.

     "Parent Transaction" shall mean any merger, acquisition, business combination, stock repurchase, stock issuance or other transaction or business opportunity, even if such Parent Transaction would materially interfere with the transactions contemplated by this Agreement.

     "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books (to the extent required thereby); (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books (to the extent required thereby); (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, and (e) easements, restrictions and other defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the Company's use or occupancy of the property affected thereby.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

     "Post-Merger Restructuring Transactions" shall mean each of the transactions described in Exhibit 2.6 hereto.

     "Restriction", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any Law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subsidiary" when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Agreement, Parent's Subsidiaries shall be deemed not to include Liberty Media, any Liberty Media Affiliate or any entity that is a member of the Liberty Media Group or any of the Affiliates of any of the foregoing, whether or not they otherwise would be Subsidiaries of Parent under the foregoing definition. Notwithstanding the foregoing, for purposes of this Agreement, the Company's Subsidiaries shall include all entities listed in Section 4.2 of the Company Disclosure Schedule.

     "Surviving Entity" shall mean the Company as the surviving entity in the Merger as provided in Section 2.1(a).

     "Voting Agreements" shall mean the Agreements, dated as of the date hereof, among Liberty Media and certain stockholders of the Company, substantially in the forms of Exhibits 7.10(a) and 7.10(b) attached hereto.

     "Warburg Entities" shall mean Warburg, Pincus & Co., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V.

     1.2 Additional Definitions. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

                        DEFINED TERM                            SECTION
                        ------------                            -------
breaching party.............................................  3.7
BT..........................................................  4.37
Cash Consideration..........................................  2.3(a)(i)
Cashed Out Options..........................................  2.3(b)(ii)
Certificates................................................  2.4(b)
Certificate of Merger.......................................  2.1(a)
Claim.......................................................  7.11(a)
Class A Liberty Media Group Stock Exchange Ratio............  2.3(a)(i)
Code........................................................  4.14(a)
Company.....................................................  Preamble
Company Board...............................................  3.1
Company Charter.............................................  3.1
Company Plans...............................................  4.14(a)
Company Preferred Stock.....................................  4.3(a)
Company SEC Reports.........................................  4.7(a)
Company Stock Option........................................  2.3(b)(i)
Computer Software...........................................  4.20
Confidential Information....................................  7.2
Consolidated Returns........................................  4.21
Contract Consent............................................  4.6(a)
Contract Notice.............................................  4.6(a)
Contract....................................................  4.6(a)(1)
Convertible Securities......................................  4.3(c)
disclosing party............................................  7.2
Employment Agreements.......................................  4.32
Environmental and Health Laws...............................  4.18
Environmental Permits.......................................  4.18
ERISA.......................................................  4.14(a)
ERISA Affiliate.............................................  4.14(a)

                        DEFINED TERM                            SECTION
                        ------------                            -------
Excess Shares...............................................  2.4(f)
Exchange Agent..............................................  2.4(a)
Exchange Agent Agreement....................................  2.4(a)
Exchange Pool...............................................  2.4(a)
Extraordinary Transaction...................................  7.5(a)
Extraordinary Transaction Interest..........................  7.5(a)
Fairness Opinion............................................  4.29
FCC.........................................................  4.5
FCC Licenses................................................  4.15
Fractional Fund.............................................  2.4(f)
Hazardous Material..........................................  4.18
Houlihan Lokey..............................................  4.25
Indemnified Liabilities.....................................  7.11(a)
Indemnified Party...........................................  7.11(a)
Injunction..................................................  3.4(a)
Intellectual Property.......................................  4.19
Interim SEC Reports.........................................  4.7(a)
IRS.........................................................  4.21(a)
Leased Real Property........................................  4.16(b)
Licenses....................................................  4.9(c)
Local Approvals.............................................  4.5(ii)
Liberty Media...............................................  Preamble
Liberty Media Disclosure Schedule...........................  Article VI
Material Contracts..........................................  4.11
Merger......................................................  Preamble
Merger Proposal.............................................  3.1
Merger Sub..................................................  Preamble
Multiemployer Plan..........................................  4.14(b)
non-breaching party.........................................  3.7
Option Holders..............................................  2.3(b)(ii)
Option/Warrant Rollover Ratio...............................  2.3(b)(i)
Organizational Documents....................................  4.1(a)
Owned Real Property.........................................  4.16(a)
Parent......................................................  Preamble
Parent Preferred Stock......................................  5.3
PBGC........................................................  4.14(e)
PCB.........................................................  4.18(a)(iv)
Pension Plans...............................................  4.14(a)
Proxy Statement.............................................  3.2(a)
receiving party.............................................  7.2
Registration Statement......................................  3.2(a)
Remedial Action.............................................  4.18
Representatives.............................................  7.2
Rollover Option.............................................  2.3(b)(i)
Rollover Warrants...........................................  2.3(b)(i)
Rule 145 Agreement..........................................  3.3
Special Meeting.............................................  3.1
Stock Consideration.........................................  2.3(a)(i)

                        DEFINED TERM                            SECTION
                        ------------                            -------
Subsequent Determination....................................  7.5(c)
Superior Proposal...........................................  7.5(c)
tax.........................................................  4.21(a)
Termination Fee.............................................  9.2
Violation...................................................  4.6(a)
Voting Debt.................................................  4.3(a)
Warrants....................................................  2.3(b)(i)

     1.3 Terms Generally. The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge" or any similar term relating to the knowledge of the Company means the actual knowledge of any of the following officers and employees of the Company: Robert T. Walston, Jeffrey J. Marcketta, Christopher
M. R. Phillips and William E. Niles, in each case without investigation or inquiry by such officers and employees (other than any such investigation or inquiry in the ordinary course of their duties to the Company), unless the context otherwise requires. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. As applied to Parent and its Subsidiaries, the phrases "as soon as reasonably practicable," "as promptly as practicable" and similar phrases shall mean "reasonably promptly under the circumstances, in light of the other burdens on the time and attention of the directors, officers, employees and agents of Parent and the relative benefits to Parent of this Agreement and such other burdens."

                                  ARTICLE II.

                         THE MERGER AND RELATED MATTERS

     2.1  The Merger.

     (a) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent, Liberty Media and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article IX, the parties will cause the Certificate of Merger to be filed concurrently with or as soon as practicable after the Closing.

     (b) Effects of the Merger. The Merger shall have the effect set forth in
Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company, and Merger Sub shall vest in the

Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

     (c) Certificate of Incorporation and Bylaws of Surviving Entity. At the Effective Time, the certificate of incorporation of the Company, as theretofore amended, supplemented, and/or restated, shall be amended and restated to read in its entirety as set forth in Exhibit 2.1(c)(i) attached hereto and incorporated herein by this reference, and as so amended and restated shall be the certificate of incorporation of the Surviving Entity until thereafter amended, supplemented, and/or restated in accordance with the DGCL. At the Effective Time, the bylaws of the Company, as theretofore amended, supplemented, and/or restated, shall be amended and restated to read in their entirety as set forth in Exhibit 2.1(c)(ii) attached hereto and incorporated herein by this reference, and as so amended and restated shall be the bylaws of the Surviving Entity until thereafter amended, supplemented, and/or restated in accordance with the DGCL.

     (d) Directors and Officers of Surviving Entity. The persons serving immediately prior to the Effective Time as directors of the Company shall resign, effective immediately prior to the Effective Time, and at the Effective Time any such person who shall not have so resigned shall be, and hereby is, removed, and at the Effective Time the following persons shall constitute the board of directors of the Surviving Entity: Charles Tanabe and Robert R. Bennett. At the Effective Time, each person serving as an officer of the Company immediately prior to the Effective Time shall be and continue as an officer of the Surviving Entity, holding the same office of, and having the same powers, authority, and authorization as to, the Surviving Entity, as such person held and had in respect of the Company immediately prior to the Effective Time.

     2.2  Closing.

     (a) Closing. The Closing shall take place (i) at 10:00 a.m. (New York time) at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022, on the first business day following the date on which the last of the conditions set forth in Article VIII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, to the extent permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

     (b) Obligations of the Company. In addition to the documents required by
Article VIII, the Company shall deliver the following documents at the Closing:

          (i) a long form certificate of good standing from the State of Delaware dated as of a date not more than two business days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

          (ii) written resignations from the directors of the Company, effective immediately prior to the Effective Time; and

          (iii) the executed Certificate of Merger substantially in the form of
     Exhibit 2.1(a).

     2.3  Conversion of Securities.

     (a) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Liberty Media, the Company or the holders of any of their securities:

          (i) Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than such shares to be canceled in accordance with Section 2.3(a)(iii) and subject to Sections 2.4(f) and 2.4(j)) shall be converted into and represent the right to receive, and shall be exchangeable for (i) 0.16129 of a share (the "Class A Liberty Media Group Stock Exchange Ratio") of Class A Liberty Media Group Stock (the "Stock Consideration") and (ii) $6.25 in cash (the "Cash Consideration").

          (ii) All shares of Class A Liberty Media Group Stock issued pursuant to this Section 2.3(a) will be validly issued, fully paid and non-assessable. All shares of Company Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired, and, subject to Section 2.4(j), each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.3(a), including any cash in lieu of a fractional share payable pursuant to Section 2.4(f) (and any dividends or other distributions payable pursuant to Section 2.4(g)), with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

          (iii) Each share of Company Common Stock that immediately prior to the Effective Time is held by the Company as a treasury share shall be canceled and retired without payment of any consideration thereof and without any conversion thereof into the Merger Consideration.

     (b) Treatment of Company Stock Options and Warrants.

     (i) The Company shall take any action necessary (including those actions contemplated by Section 3.5 hereof) under the Company Stock Plans, any other agreements pursuant to which Company Stock Options were issued and the Warrants to effect the transactions contemplated by this Section 2.3(b). Subject to
Section 2.3(b)(ii) below, at the Effective Time, (A) subject, to the extent necessary under the Company's 1997 Amended and Restated 1997 Director Option Plan, to each optionee's consent to the actions contemplated by this Section 2.3(b)(i), all outstanding options to purchase shares of Company Common Stock under a Company Stock Plan, which are listed in Section 2.3(b)(i)(A) of the Company Disclosure Schedule ("Company Stock Options") other than Cashed Out Options (as defined below), and (B) all outstanding warrants issued by the Company to purchase shares of Company Common Stock listed in Section 2.3(b)(i)(B) of the Company Disclosure Schedule ("Warrants"), whether or not then immediately exercisable or "in the money," shall, without any further action on the part of any holder thereof, be assumed by Parent in accordance with the following sentence. Thereafter, each Company Stock Option so assumed (a "Rollover Option") and each Warrant so assumed (a "Rollover Warrant") shall (subject, to the extent necessary under the Company's 1997 Amended and Restated 1997 Director Option Plan, to each optionee's consent to the actions contemplated by this Section 2.3(b)(i)) be deemed to constitute an option or warrant, as applicable, to purchase, on the same terms and conditions as were applicable under such Company Stock Option or Warrant, that number of shares of Class A Liberty Media Group Stock which is equal to the number of shares of Company Common Stock that were subject to such Company Stock Option or Warrant immediately prior to the Effective Time multiplied by 0.32258 (the "Option/Warrant Rollover Ratio"), rounded up to the nearest whole number, at an exercise price per share of Class A Liberty Media Group Stock equal to the amount determined by dividing the exercise price per share of Company Common Stock subject to such Company Stock Option or Warrant immediately prior to the Effective Time by the Option/Warrant Rollover Ratio, and rounding the resulting number down to the nearest whole cent; provided, however, that (a) the Option/Warrant Rollover Ratio shall be adjusted in a manner consistent with all adjustments, if any, to the Class A Liberty Media Group Stock Exchange Ratio pursuant to Section 2.5, and (b) after the Effective Time, holders of Rollover Options to the extent vested and exercisable, shall be entitled, upon surrender and termination of such Rollover Option, to receive a cash payment from Liberty in an amount (if any) equal to the number of shares of Class A Liberty Media Group Stock subject to such Rollover Option multiplied by the difference (if positive) between (i) the average of the closing prices of Class A Liberty Media Group Stock on the NYSE Composite Transaction Tape for the ten previous consecutive trading days and
(ii) the exercise price of such Rollover Option. All shares of Class A Liberty Media Group Stock issued upon the exercise of any Rollover Option or Rollover Warrant will be validly issued, fully paid and non-assessable. Parent shall use commercially reasonable efforts to cause the issuance of shares of Class A Liberty Media Group Stock issuable upon exercise of any Rollover Options to have been registered, at or as promptly as reasonably practicable following the Effective Time, pursuant to an effective registration statement on Form S-8 (or other comparable form) under the Securities Act, and Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any Rollover Options remain exercisable. Liberty shall use commercially reasonable efforts to cause the option agreements or other appropriate documentation representing Rollover Options to be delivered to Persons entitled to Rollover Options (against surrender of the option agreements or other appropriate documentation representing the Company Stock Options to which such Rollover Options relate) within five days after the Closing Date, subject to the terms of such Rollover Options.

     (ii) Concurrent with the Effective Time, Company Stock Options that are vested and exercisable on the Closing Date and for which the holders thereof ("Option Holders") have, on or prior to the Effective Time, executed and delivered the requisite form of consent (reasonably acceptable to Liberty Media and Parent), shall, at the Effective Time and upon their surrender to the Company by such Option Holders, be canceled by the Company and such Option Holders shall receive in full satisfaction thereof a cash payment from the Company in an amount (if any) equal to the number of shares of Company Common Stock subject to each such surrendered Company Stock Option multiplied by the difference (if positive) between $12.50 and the exercise price per share of such Company Stock Option. The Company Stock Options so surrendered are referred to herein as "Cashed Out Options." The Company shall use its reasonable best efforts to obtain each Option Holders' consent to such cash payment and shall provide a report to Liberty Media five days prior to the Closing Date listing the Option Holders that elected to obtain Cashed Out Options; the Company shall also confirm such report on the Closing Date.

     (c) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Liberty Media, the Company or the holders of any of their securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, par value $.01 per share, of the Surviving Entity.

     2.4  Exchange of Shares.

     (a) Appointment of Exchange Agent; Exchange Pool. On or before the Closing Date, Parent and the Company shall enter into an agreement (the "Exchange Agent Agreement") with Boston Equiserve Trust Company, N.A. or, at Parent's option, another exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such exchange agent to act as exchange agent hereunder. At the Effective Time, Liberty Media shall deposit with the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Company Common Stock, cash in amounts necessary to pay the Cash Consideration pursuant to Section 2.3(a). Promptly following the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Company Common Stock, certificates representing a sufficient number of shares of Class A Liberty Media Group Common Stock required to effect the delivery of the Stock Consideration pursuant to Section 2.3(a) (the cash and the certificates representing Class A Liberty Media Group Common Stock delivered to the Exchange Agent pursuant to this Section 2.4(a) and comprising the Merger Consideration being hereinafter referred to as the "Exchange Pool"). The Exchange Agent shall invest any cash included in the Exchange Pool in one or more bank accounts or in high-quality, short-term investments, as directed by Liberty Media, on a daily basis. Any interest and other income resulting from such investments will be paid to Liberty Media.

     (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger
Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Parent, Liberty Media and the Company reasonably specify.

     (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued
(i) a certificate registered in the name of such Person representing the number of whole shares of Class A Liberty Media Group Stock constituting the Stock Consideration issuable with respect to the shares of Company Common Stock previously represented by the surrendered Certificate, (ii) payment by check of the Cash Consideration payable with respect to the shares of Company Common Stock previously represented by the surrendered Certificate, and (iii) and payment made by check of any cash payable in lieu of fractional shares of Class A Liberty Media Group Stock pursuant to Section 2.4(f). Each Certificate so surrendered shall be canceled. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

     (d) Unregistered Transfers of Company Common Stock. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, certificates representing the Stock Consideration may be issued to, and the Cash Consideration and any cash in lieu of fractional shares of Class A Liberty Media Group Stock may be delivered to, the transferee if the Certificate representing such Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of Parent that such transfer would not violate applicable Federal or state securities laws.

     (e) Lost, Stolen or Destroyed Certificates. Subject to the DGCL, if any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, the Exchange Agent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the Merger Consideration (including any cash in lieu of fractional shares of Class A Liberty Media Group Common Stock to which such Person is entitled pursuant to Section 2.4(f)) in respect thereof as determined in accordance with this Article II. Parent may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) No Fractional Shares. No fractional shares of Class A Liberty Media Group Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Class A Liberty Media Group Stock upon surrender of Certificates for exchange pursuant to this Section 2.4 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Class A Liberty Media Group Stock which, but for this Section 2.4(f), would be issuable in the Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Class A Liberty Media Group Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Class A Liberty Media Group Stock to be distributed to former holders of Company Common Stock (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the NYSE as soon as practicable after the Closing. The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares, shall be deducted from the proceeds otherwise distributable to the holders of Company Common Stock. Until the proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

     (g) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Class A Liberty Media Group Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class A Liberty Media Group Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Class A Liberty Media Group Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time and payable with respect to such whole shares of Class A Liberty Media Group Stock between the Effective Time and the time of such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of Class A Liberty Media Group Stock.

     (h) No Further Ownership Rights in Company Common Stock. The Merger Consideration (together with cash paid in lieu of fractional shares) delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

     (i) Termination of Exchange Pool and Fractional Fund; Abandoned Property Laws. Any portion of the Exchange Pool and the Fractional Fund (and any dividends or other distributions with respect to such portion of the Exchange
Pool) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall, after such delivery, look only to Parent for payment of their claim for the applicable Merger Consideration including any cash in lieu of fractional shares of Class A Liberty Media Group Stock (and any such dividends or other distributions). Neither Parent nor the Surviving Entity shall be liable to any holder of shares of Company Common Stock or Class A Liberty Media Group Stock for any Merger Consideration, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares, which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

     (j) Appraisal Shares. Notwithstanding Sections 2.3(a)(i) and 2.4(f), each share of Company Common Stock held of record immediately prior to the Effective Time by a stockholder of the Company that has not failed to perfect and has not effectively withdrawn, surrendered, or lost appraisal rights under Section 262 of the DGCL as to such share (to the extent, if any, that such appraisal rights are available under Section 262 of the DGCL) shall not be converted into and represent the right to receive and shall not be exchangeable for the Merger Consideration (including any payments of cash in lieu of fractional shares) as provided in this Article II, and such stockholder shall not be entitled to receive the Merger Consideration as provided in this Article II (including any payment of cash in lieu of fractional shares), and such stockholder shall be entitled only to such appraisal rights as to such share, provided, however, that if and when any such stockholder shall have failed to perfect such appraisal rights or shall have effectively withdrawn, surrendered, or lost such appraisal rights as to such share in accordance with the DGCL, then such share of Company Common Stock shall be converted into and represent the right to receive and shall be exchangeable for (to the fullest extent permitted under the DGCL, as of the Effective Time) the Merger Consideration as provided in this Article II (including any payment of cash in lieu of fractional shares), and such stockholder shall be entitled to receive the Merger Consideration as provided in this Article II (including any payment of cash in lieu of fractional shares and any dividends or other distributions pursuant to Section 2.4(g)) in exchange for and upon the surrender of the Certificate evidencing such share in accordance with this Agreement.

     2.5 Changes in Class A Liberty Media Group Stock. If, prior to the Effective Time, the Class A Liberty Media Group Stock shall be recapitalized, redeemed or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Class A Liberty Media Group Stock or shall otherwise effect any transaction that changes the shares of Class A Liberty Media Group Stock into any other securities (including securities of another corporation), or shall make any other dividend or distribution on the shares of Class A Liberty Media Group Stock (other than normal quarterly cash dividends as the same may be adjusted from time to time), then the Class A Liberty Media Group Stock Exchange Ratio, the terms of the foregoing exchanges, and the Option/Warrant Rollover Ratio and the other terms of the conversion of any Rollover Options and Rollover Warrants as provided in Section 2.3(b) will, as appropriate, be adjusted to reflect such split, combination, transaction, dividend or other distribution or change.

     2.6 Capital Contribution to Liberty Media. As soon as practicable following the Effective Time, to the extent permitted by applicable law, Parent and Liberty Media shall cause the Post-Merger Restructuring Transactions described in Exhibit 2.6, as the same may be modified or amended by mutual agreement of the parties, to be consummated.

                                  ARTICLE III.

                                CERTAIN ACTIONS

     3.1 Stockholder Meeting. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law, the requirements of the Nasdaq National Market and the Company's Restated Certificate of Incorporation (the "Company Charter") and Bylaws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal and related matters incidental to the consummation of the Merger and, if so determined by the Company and with the consent of Liberty Media (which shall not be unreasonably withheld), such other matters as are customarily presented to stockholders at an annual meeting. Subject to
Section 7.5(c), the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposal and include such recommendation in the Proxy Statement, and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the vote of stockholders of the Company required by the DGCL and the Company Charter to effect the Merger. The Company shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock for approval of the Merger Proposal.

     3.2  Registration Statement and Other Commission Filings.

     (a) Registration Statement and Proxy Statement. As soon as reasonably practicable after the execution of this Agreement, Parent, Liberty Media and the Company shall cooperate in the preparation of, and the Company shall file confidentially with the Commission, a preliminary proxy statement in form and substance reasonably satisfactory to each of Parent, Liberty Media and the Company, and, following resolution of comments, if any, of the Commission on the preliminary proxy statement, Liberty Media and Parent shall prepare and Parent shall file with the Commission a registration statement on Form S-4 (the "Registration Statement"), containing a form of prospectus that includes such proxy statement (as amended or supplemented, if applicable) registering under the Securities Act the issuance of the shares of Class A Liberty Media Group Stock issuable upon conversion of Company Common Stock pursuant to the Merger. Each of Parent, Liberty Media and the Company shall use its commercially reasonable efforts to respond to any comments of the Commission and to have the Registration Statement declared effective as promptly as practicable after such filing and the Company shall use its commercially reasonable efforts to cause the proxy statement as filed with the Commission and as thereafter amended or supplemented to be cleared by the Commission and mailed to the Company's stockholders as promptly as practicable after the Registration Statement becomes effective (such proxy statement in the definitive form mailed to the Company's stockholders, as thereafter amended or supplemented, being referred to as the "Proxy Statement"). The Company, Liberty Media and Parent will notify each other party promptly of the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff for amendments or supplements to the Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other government officials on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing with the Commission relating thereto. Whenever any party hereto becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing with the Commission in connection with this Agreement or the transactions contemplated hereby, such party shall promptly inform the other parties of such occurrence and cooperate in the prompt filing with the Commission or its staff or any other governmental officials, and/or mailing to stockholders of the Company, of such amendment or supplement, which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company, and Parent and Liberty Media, each shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

     (b) Comfort Letters. The Company will use its commercially reasonable best efforts to cause to be delivered to Parent and Liberty Media letters of PricewaterhouseCoopers LLP and Ernst & Young LLP, the Company's former and current independent auditors, respectively, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to Parent and Liberty Media, each in form reasonably satisfactory to Parent and Liberty Media and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

     3.3 Identification of Rule 145 Affiliates. Within 30 days after the execution of this Agreement, the Company shall deliver to Parent and Liberty Media a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will supplement such letter, if applicable, with the name and address of any other Person subsequently identified by either Parent or the Company, as the case may be, as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by the Company shall remain on such list of affiliates if the Company shall receive from Parent, on or before the date of the Special Meeting, an opinion of outside counsel reasonably satisfactory the Company to the effect that such Person is not such an affiliate. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above (as so supplemented) to deliver to Parent, on or prior to the

Closing Date, a written agreement, in substantially the form annexed hereto as
Exhibit 3.3 (each a "Rule 145 Agreement"). Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Class A Liberty Media Group Stock received by such affiliates in the Merger.

     3.4  Reasonable Efforts.

     (a) Subject to the terms and conditions of this Agreement (including
Section 7.4 hereof) and applicable law, and (with respect to Parent) subject to the last proviso of the following sentence, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, each of the parties hereto shall (and each shall cause its directors, officers and Subsidiaries, and use its reasonable efforts to cause its Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (A) the preparation and filing with the Commission of the Registration Statement, the preliminary proxy statement referred to in Section 3.2, the Proxy Statement and any necessary amendments or supplements to any of the foregoing; (B) seeking to have such Registration Statement declared effective by the Commission as soon as reasonably practicable after filing; (C) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Stock Consideration; (D) using commercially reasonable efforts to obtain all required consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and to give all required notices to and to make all required filings with and applications and submissions to, any Governmental Entity or other Person, in each case required in order to cause any of the conditions to each other party's obligation to consummate the Merger and the transactions contemplated hereby to be fully satisfied; (E) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act; (F) using commercially reasonable efforts (which in the case of Parent do not require the commencement of litigation) to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Entity (an "Injunction") of any type referred to in Section 8.2(d), 8.3(d) or 8.4(d); (G) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates, and making all applications and filings, as may be necessary or reasonably requested in connection with any of the foregoing; and
(H) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated hereby; provided, however, that in making any such filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in this sentence, (x) neither the Company, nor Liberty Media, nor Parent, nor any of their respective Affiliates shall be required to (and without the prior written consent of Liberty Media and Parent, the Company and its Affiliates shall not): (i) pay any consideration; (ii) surrender, modify or amend in any substantive respect any License or Contract (including this Agreement), (iii) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (iv) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (v) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other Person that are materially adverse or burdensome; (y) Parent shall not be required to take any action pursuant to the foregoing if the taking of such action is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 8.3(e); and (z) Liberty Media and the Company recognize that Parent may allocate resources in whatever manner it reasonably deems appropriate; and provided, further, that Parent and its Subsidiaries shall not be required to take any such action, or any other action pursuant to this Section 3.4, except to the extent that such action is required by statute, rule or regulation to be taken by or in the name of Parent or such Subsidiary (as opposed to by or in the name of Liberty Media or the Company or a Subsidiary thereof) in connection with the transactions contemplated by this Agreement and, in such event, Parent (or such Subsidiary of Parent) shall be required only to make filings and statements of fact and shall not under any circumstances be required to commit or be committed to take or refrain from taking any action or be subject to any restriction that relates to any business, asset, liability, operation or employee of Parent or any of its Subsidiaries. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     (b) The Company will take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by Parent or Liberty Media to the validity or applicability to the Merger of any state takeover law.

     3.5 Company Stock Option and Other Plans. Promptly following the mailing of the Proxy Statement, the Company shall cause a notice (which shall include, without limitation, the information contained in Section 2.3(b)(i) hereof) to be sent to each holder of Company Stock Options and Warrants, whether vested or unvested, in such form as is reasonably agreed upon by the Company, Parent and Liberty Media.

     3.6 Parent Ownership of Company Common Stock. As of the date hereof, Parent and its Subsidiaries that are members of the Common Stock Group do not "own" or have any rights to acquire "ownership" of (which rights are not subject to any significant condition other than payment of consideration, it being agreed that Parent's acquisition of MediaOne Group, Inc. is subject to significant conditions other than the payment of consideration) more than 5% of the shares of Company Common Stock (other than pursuant to this Agreement, including Exhibit 2.6 hereto, the Inter-Group Agreement, the Fifth Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party) outstanding on the date hereof, excluding (from the shares that may be deemed to be owned by Parent or its Subsidiaries) any shares of or interests in stock of the Company that may be owned by or for the benefit of any (i) employee benefit plan of Parent, Liberty or any of their respective Subsidiaries or (ii) the Liberty Media Group; provided, however, that (subject to the preceding clauses (i) and (ii)) the term "own" as used in this Section 3.6 shall have the meaning given to such term in
Section 203 of the DGCL and the term "ownership" as used herein shall have a correlative meaning.

     3.7 Expenses. Except as otherwise may be provided in this Agreement, the Inter-Group Supplement, the Fifth Tax Sharing Amendment, the Parent Charter or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty Media or any of their respective Subsidiaries or Affiliates is a party, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act shall be borne one-half by Liberty Media and one-half by the Company. The filing fee payable to the Commission in connection with the filing of the Registration Statement shall be paid by Liberty Media. Notwithstanding the foregoing, if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all reasonably documented out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby makes the following representations and warranties to Parent and Liberty Media, in each case except as otherwise set forth in the appropriate section of the Company Disclosure Schedule dated as of the date of this Agreement and delivered to each of Parent and Liberty Media:

     4.1  Corporate Organization.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as
Exhibit 4.1(a)(i) and Exhibit 4.1(a)(ii), respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (together, the "Organizational Documents").

     (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own, operate or lease its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Company Transaction Documents and to perform its obligations thereunder.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the properties owned or leased by the Company requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

     4.2  Subsidiaries.

     (a) Section 4.2 of the Company Disclosure Schedule sets forth (i) the name of each Subsidiary of the Company; (ii) the name of each corporation, partnership, joint venture or other entity (other than such Subsidiaries) in which the Company or any of its Subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the percentage of each class of voting capital stock owned by the Company or any of its Subsidiaries, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation, and (E) a description of any other contractual charge or impediment which would limit or impair the Company's or any of its Subsidiaries' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

     (b) Each Subsidiary of the Company listed in Section 4.2 of the Company Disclosure Schedule has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated on Section 4.2 of the Company Disclosure Schedule, are owned free and clear of any Lien, Restriction or equity, except as set forth in
Section 4.2 of the Company Disclosure Schedule. Except as set forth on Section
4.2 of the Company Disclosure Schedule, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

     4.3  Capitalization.

     (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 150,000 shares of Company Preferred Stock have been designated as Series A Preferred Stock. As of the close of business on the date one business day prior to the date hereof, (i) 19,693,629 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Series A Preferred Stock were issued and outstanding, (iv) no other shares of Company Preferred Stock were issued or outstanding, (v) 7,088,823 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans and the option agreements listed in Section 4.3(a) of the Company Disclosure Schedule in the amounts stated in such section and
(vi) there were no bonds, debentures, notes or other evidences of indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote ("Voting Debt").

     (b) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable free of all preemptive or similar rights and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (c) Except for the Warrants and the Company Stock Options, which are listed on Sections 2.3(b)(i)(A) and 2.3(b)(i)(B) of the Company Disclosure Schedule, there are no warrants, options, subscriptions, calls, rights, commitments, convertible securities or any other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock, Company Preferred Stock or any other capital stock, equity interest or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right (collectively, "Convertible Securities"). Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     (d) Except as disclosed in Section 4.3(d) of the Company Disclosure Schedule, there are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, (i) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company, or (ii) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

     (e)(i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) the Company has not agreed to register any of its securities under the Securities Act (other than pursuant to the registration rights agreement listed in Section 4.3(e) of the Company Disclosure Schedule) and (iii) there are no existing voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

     (f) No party (except the Company) to the registration rights agreements listed in Section 4.3(e) of the Company Disclosure Schedule (excluding those registration rights agreements that are mentioned in Section 8.2(g) hereof) is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act.

     4.4 Corporate Proceedings, etc. The Company has full corporate power to execute and deliver the Company Transaction Documents to which it is a party, to perform its obligations hereunder and, subject to obtaining the approval of its stockholders specified in Section 3.1, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the Merger) have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to the approval of the Company's stockholders specified in the previous sentence. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except that insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     4.5 Consents and Approvals. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the transactions contemplated hereby will not, require any Governmental Consent or any Governmental Filing, in each case on the part of or with respect to the Company or any Subsidiary of the Company, except for (i) the approval of the Company's stockholders specified in Section 3.1, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the Governmental Consents and Governmental Filings with foreign, state and local governmental authorities set forth in Section 4.5 of the Company Disclosure Schedule (the "Local Approvals"), (iv) such Governmental Consents and Governmental Filings as may be required in connection with the issuance of the Merger Consideration as contemplated hereby pursuant to state securities and blue sky laws, (v) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (vi) the filing with the Commission of (A) the preliminary proxy statement and the definitive Proxy Statement as contemplated by Section 3.2(a) and (B) such reports under Section 13(a), 13(d), 15(d) or 1(a) of the Exchange Act as may be required in connection with this Agreement, the Voting Agreements or the transactions contemplated hereby or thereby, (vii) such other Governmental Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect and (viii) the Governmental Consent of the Federal Communications Commission (the "FCC"), as specified in Section 4.15.

     4.6  Absence of Defaults, Conflicts, etc.

     (a) Except as set forth in Section 4.6 of the Company Disclosure Schedule, and assuming the consents and approvals referred to in Section 4.5 above and
Section 4.5 of the Company Disclosure Schedule are obtained, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the fulfillment of the terms hereof, will not, (i) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination, cancellation, suspension or modification of or result in any increase in any payment required by, or cause the impairment, loss or forfeiture of any material benefit, right or privilege under, or create a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") or (ii) require, on the part of the Company or any Subsidiary of the Company, to obtain any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), under:

          (1) any indenture, mortgage, deed of trust, credit agreement, note, bond or other evidence of indebtedness, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature to which the Company or any Subsidiary is a party, by which the Company, any Subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the Company is entitled to any rights or benefits (including the Licenses) (collectively, "Contracts"), except for such Violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

          (2) assuming the approval of the Merger Proposal by the Company's stockholders as contemplated by Section 3.1, the Organizational Documents, or

          (3) any order, judgment, law, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses, other than, in the case of clause (A) above, any such breaches, defaults, accelerations or terminations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) No event has occurred and no condition exists that, upon notice or the passage of time (or both), would constitute a Violation under any of the items listed in clauses (1), (2) or (3) of Section 4.6(a) above, other than any such Violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.7  Reports.

     (a) The Company has made available to Parent and Liberty Media true and complete copies (including all amendments thereof) of its (i) Annual Reports on Form 10-K for all fiscal years since January 1, 1994 as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for all quarters since January 1, 1994, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1994 and (iv) all other reports filed with, or registration statements declared effective by, the Commission since January 1, 1994, which are all the documents (other than preliminary material) that the Company filed or was required to file with the Commission from that date through the date hereof (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports").

     From the date hereof through the Closing Date, the Company will furnish to Parent and Liberty Media copies of any reports and registration statements to be filed with the Commission (the "Interim SEC Reports") within a reasonable amount of time prior to filing thereof. As of their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such reports and registration statements. As of their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading.

     (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (or to be included in the Interim SEC Reports, as the case may be) comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the Commission with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the Company SEC Reports (or to be included in the Interim SEC Reports, as the case may be) (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and (iii) are in all material respects in agreement with the books and records of the Company and its Subsidiaries.

     (c) The Company and its Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its Subsidiaries are recorded in conformity with applicable accounting principles. No part of the Company's or any of its Subsidiaries' accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such Subsidiary (other than the Company's independent auditors and outside legal counsel).

     4.8 Absence of Certain Developments. Except as disclosed in the Company SEC Reports filed with the Commission prior to the date hereof or in Section 4.8 of the Company Disclosure Schedule, and except for the transactions contemplated by this Agreement, since August 1, 1999 the Company and its Subsidiaries have conducted their business only in the ordinary and usual course in accordance with past practice, and:

          (a) there have not occurred any events, changes or conditions (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that have had, or are reasonably likely in the future to have, individually or in the aggregate, a Material Adverse Effect; and

          (b) neither the Company nor any Subsidiary of the Company has taken any action which would have been prohibited under Section 7.4 hereof.

     4.9  Compliance with Law.

     (a) Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, laws or regulations relating to the environment or to occupational health and safety. No expenditures material to the Company and its Subsidiaries taken as a whole are or will be required in order to cause the current operations or properties of such entities to comply with any such laws, ordinances, governmental rules or regulations and except as set forth in Section
4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of violation of any law, ordinance, governmental rule or regulation and except as set forth in Section 4.9 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best of the Company's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     (b) Neither the Company or any of its Subsidiaries nor, to the Company's knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or
(ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

     (c) The Company and its Subsidiaries have, and Section 4.9 of the Company Disclosure Schedule lists, all licenses, permits, rights of way, easements, franchises, ordinances, certificates, variances, exemptions, concessions, leases, instruments, orders and approvals, governmental authorizations, domestic or foreign, necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect (collectively, the "Licenses"). Neither the Company nor any Subsidiary has finally been denied any application for any such Licenses. Without limiting the generality of the foregoing, the Company and its Subsidiaries, (i) have all Licenses from Governmental Entities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries, (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Licenses and (iii) are not in violation of any of such Licenses, other than the lack of Licenses, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen by the Company, in the future are not reasonably likely to have, a Material Adverse Effect.

     (d) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Entity, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Licenses held by the Company to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not be reasonably likely to have a Material Adverse Effect.

     4.10  Litigation. Except as disclosed in the Company SEC Reports or in
Section 4.10 of the Company Disclosure Schedule, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses which, either alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated by this Agreement. To the best of the Company's knowledge, there are no facts which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth on
Section 4.10 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is subject to any order, writ, judgment, Injunction, decree, determination or award of any Governmental Entity.

     4.11 Material Contracts. Neither the Company nor any of its Subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Material Contract (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect. Section 4.11 of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of each agreement, contract and commitment of the following types, written or oral, to which the Company or any of its Subsidiaries is a party or by which they or any of their assets are bound, including: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment, severance and consulting agreements (other than any such agreements that are terminable without liability or penalty on 30 days' or less notice);
(c) licenses of patent, trademark and other rights relating to any Intellectual Property (as defined below) (other than licenses relating to commercially available software) and any other licenses, permits and authorizations relating to the businesses of the Company and its Subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment in excess of $100,000 or resulted in a payment obligation in excess of $100,000 in the fiscal year ended August 1, 1999; and (d) joint venture or partnership contracts or agreements ((a) through (d) collectively, "Material Contracts"). Prior to the date hereof, the Company has delivered to Parent and Liberty Media or their representatives complete and correct copies of all written Material Contracts together will all amendments thereto, and accurate descriptions of all non-written Material Contracts. Each Material Contract is in full force and effect and is binding upon the Company or one of its Subsidiaries, as the case may be, and, to the best of the Company's knowledge, is binding upon such other parties, in each case in accordance with its terms. Except as disclosed in
Section 4.11 of the Company Disclosure Schedule, there are no material unresolved disputes involving the Company or any of its Subsidiaries under any Material Contract.

     4.12  Absence of Undisclosed Liabilities.

     (a) Except as disclosed in Section 4.12 of the Company Disclosure Schedule and except for Indebtedness, obligations or liabilities that are reflected or reserved against as set forth in the Company SEC Reports (including the notes to the financial statements included therein), neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due and whether or not known to the Company) arising out of any transaction entered into at or prior to the Effective Time, or any act or omission at or prior to the Effective Time, or any state of facts existing at or prior to the Effective Time, except
(a) for debts, obligations or liabilities incurred in the ordinary course of business since August 1, 1999, none of which (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect and (b) for liabilities and obligations arising under this Agreement.

     (b) Except as disclosed in Section 4.12 of the Company Disclosure Schedule and except for liabilities that are reflected or reserved against in the most recent financial statements included in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any tax liability with respect to or based upon any transactions or events occurring at or prior to the Effective Time, including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

     4.13  Labor Relations and Employment.

     (a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries, and during the past three years there has not been any such action; (ii) to the best of the Company's knowledge, there are no union claims to represent the employees of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries; (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees; (v) the Company and its Subsidiaries are, and have at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, equal opportunity, collective bargaining and payment of social security and other taxes, and are not engaged in any discriminatory employment practices or unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vi) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the best of the Company's knowledge, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance filed, or to the best of the Company's knowledge, threatened to be filed, against the Company or any of its Subsidiaries arising out of any collective bargaining agreement or employment agreement or other grievance procedure; (viii) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress; (x) there are no complaints, lawsuits or other proceedings pending or, to the best of the Company's knowledge, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (xi) there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the current or former employees of the Company and its Subsidiaries.

     (b) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     4.14  Employee Benefit Plans.

     (a) Section 4.14(a) of the Company Disclosure Schedule sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements (including any trusts maintained for such arrangements), including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former employees of the Company and its Subsidiaries (the "Company Plans"), and (ii) all "employee pension benefit plans", as defined in Section 3(2) of ERISA, maintained by the Company or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer ("ERISA Affiliate") with the Company under Section 414(b) or (c), of the Internal Revenue Code of 1986, as amended (the "Code") or to which the Company or any ERISA Affiliate has contributed or been obligated to contribute thereunder during the last six years (the "Pension Plans").

     (b) Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, none of the Company Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), and neither the Company nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan with respect to which the Company or any ERISA Affiliate has any unsatisfied withdrawal liability, nor has any of them incurred any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan; and with respect to each Pension Plan that is a Multiemployer Plan: (i) none of the Company, any of its Subsidiaries nor any ERISA Affiliate would be subject to any withdrawal liability under Part I of Subtitle E of Title IV of ERISA if, as of the close of the most recent fiscal year of any such plan, the Company or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a complete withdrawal from such plan; (ii) to the Company's knowledge, none of the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) the Company and its ERISA Affiliates have made all contributions to such Multiemployer Plan that they are required to make under the terms of such plan or under any applicable law or contract, except in the case of clauses (i), (ii) and (iii), which would not reasonably be expected to have a Material Adverse Effect.

     (c) Each Pension Plan (other than a Multiemployer Plan) that is intended to qualify under Section 401 of the Code and is the subject of a favorable determination letter from the Internal Revenue Service to the effect that such Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a) of the Code, and nothing has occurred with respect to the operation of any such Pension Plan that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or Pension Plans (other than any Multiemployer Plan) or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time. No accumulated funding deficiencies exist in any of the Pension Plans (other than any Multiemployer Plan) subject to Section 412 of the Code.

     (e) There is no "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA in any of the Pension Plans (other than any Multiemployer Plan) which are subject to Title IV of ERISA. Each of the Pension Plans (other than any Multiemployer Plan) are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of the Pension Plans.

     (f) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan (other than a Multiemployer Plan) subject to Title IV of ERISA with respect to which it has incurred any material outstanding liability, or incurred any material outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Pension Plans (other than any Multiemployer Plan) have been paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

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     (g) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Pension Plans (other than any Multiemployer Plan) subject to Title IV of ERISA which would require the giving of notice or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

     (h) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Plans (other than any Multiemployer Plan) with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of such Company Plans which could result in a material liability to the Company.

     (i) True, correct and complete copies of the following documents, with respect to each of the Company Plans and Pension Plans (other than any Multiemployer Plan), have been delivered to Parent and Liberty Media by the Company or are publicly available: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; (v) the most recent actuarial report relating to such Company Plans and Pension Plans; and (vi) written descriptions of all non-written agreements relating to such Company Plans.

     (j) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Plans (other than any Multiemployer
Plan), the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of such Company Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

     (k) All amendments and actions required to bring the Company Plans and Pension Plans (other than any Multiemployer Plan) into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

     (l) The Company Plans (other than any Multiemployer Plan) have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, any of its Subsidiaries, nor, to the best of the Company's knowledge, any "party in interest" or "disqualified person" with respect to such Company Plans has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or 4975 of the Code. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Plan.

     (m) None of the Company Plans (other than any Multiemployer Plan) provides retiree life or retiree health benefits except as may be required under Section 4980B of the Code or Section 601 of ERISA or applicable state law and at the expense of the participant or the participant's beneficiary. The Company and the ERISA Affiliates have at all times complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

     (n) Except as set forth in Section 4.14(n) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or any other transactions involving the Company, Parent, Merger Sub, Liberty Media and/or any of the Company's stockholders will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan (other than any Multiemployer Plan), (iii) result in the acceleration of the time of payment or vesting of any benefits under any such Company Plan, (iv) qualify as a "change of control" or similar event under any such Company Plan or (v) result in any payment becoming due to any employee that may be nondeductible under Section 162(m) or Section 280G of the Code.

     (o) Except as set forth in Section 4.14(o) of the Company Disclosure Schedule, no stock or other security issued by the Company or any Affiliate forms or has formed a material part of the assets of any Company Plan or Pension Plan (other than any Multiemployer Plan).
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

     4.15  FCC Matters.

     (a) A complete and accurate list of the licenses and authorizations issued by the FCC and held by the Company, Catalina or any Subsidiary of the Company (the "FCC Licenses") is set forth in Section 4.15 of the Company Disclosure Schedule. The FCC Licenses are in full force and effect and unimpaired by any condition that could have a Material Adverse Effect. No application, complaint, action or proceeding is pending or, to the best of the Company's knowledge, threatened, that may result in the revocation, modification, non-renewal or suspension of any FCC License or the imposition of any administrative or judicial sanction with respect to any FCC License. Neither the Company nor any other Subsidiary of the Company has knowledge of any failure by the Company or any of its Subsidiaries to comply in all material respects with the terms and conditions of the FCC Licenses, and all applicable rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

     (b) The equipment which is operated pursuant to the FCC Licenses is operated in all material respects in compliance with the rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

     (c) Neither the Company nor any other Subsidiary of the Company is aware of any facts or circumstances that are likely to prevent or delay prompt approval by the FCC of the transactions contemplated by this Agreement.

     4.16  Real Property.

     (a) Section 4.16(a) of the Company Disclosure Schedule contains a complete and accurate list of all real property owned in whole or in part, directly or indirectly, by the Company or its Subsidiaries (the "Owned Real Property"). The Company has good and marketable title in fee simple to all of the Owned Real Property, free and clear of all liens, encumbrances, charges, mortgages, judgments and hypothecations, whether recorded or unrecorded. None of the Owned Real Property is subject to any right or option of any other Person to purchase or lease or otherwise obtain title to or an interest in such real property. No Person other than the Company or any of its Subsidiaries has any right to use, occupy or lease any of the Owned Real Property or Leased Real Property (as defined in subsection (b) of this Section 4.16). Section 4.16(a) of the Company Disclosure Schedule contains an accurate and complete list of all Owned Real Property leased in whole or in part by the Company as landlord. True and complete copies of all leases including all modification and amendments thereto listed in Section 4.16(a) of the Company Disclosure Schedule have been delivered to Parent and Liberty Media. All of the buildings, improvements, structures and appurtenances situated on the Owned Real Property are owned by the Company or one if its Subsidiaries and are in all material respects in good operating condition, normal wear and tear excepted. Except as set forth in Section 4.16(a) of the Company Disclosure Schedule, no condemnation proceeding or similar proceeding is pending or, to the best of the Company's knowledge, threatened that would preclude or impair the use of any such property or any improvement thereon by the Company or any of its Subsidiaries for the purpose for which it is currently used. There is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in any of the improvements located on any of the Owned Real Property or, to the best of the Company's knowledge, the Leased Real Property.

     (b) Section 4.16(b) of the Company Disclosure Schedule lists all real property leased by the Company or its Subsidiaries as well as the commencement and expiration dates of all leases relating thereto (the "Leased Real Property"). True and complete copies of all leases listed in Section 4.16(b) of the Company Disclosure Schedule have been delivered to Parent and Liberty Media. The Company or one of its Subsidiaries has a valid and existing lease or sublease for each property subsumed within the Leased Real Property. All leases covering any of the Leased Real Property are valid and enforceable by the Company or one of its Subsidiaries, as the case may be, in accordance with their respective terms, are in full force and effect, and have not been modified, supplemented or terminated except as set forth in Section 4.16(b) of the Company Disclosure Schedule, and there is not under any such lease any default by the Company or one of its Subsidiaries or, to the best of the Company's knowledge, by any landlord or
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

lessor under any such lease. All third party consents required in respect of the Owned Real Property or Leased Real Property in order to consummate the transactions contemplated by this Agreement each of which are set forth in
Section 4.16(b) of the Company Disclosure Schedule, have been or will be obtained by the Closing Date. The facilities and real properties covered by the Leased Real Property and included in the Owned Real Property constitute all of the facilities and real properties presently used by the Company or its Subsidiaries.

     (c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, any increase in real property taxes due to the acquisition of Owned Real Property by the Company is reflected in the most recent financial statements included in the Company SEC Reports. Section 4.16(c) of the Company Disclosure Schedule accurately states the assessed values for purposes of California property taxes of the Owned Real Property.

     4.17 Condition of Properties. Except as would not reasonably be expected to have a Material Adverse Effect, all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such Subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

     4.18  Environmental Matters.

          (a) Except as set forth in Section 4.18 of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect:

          (i) The Company and its Subsidiaries (i) are in substantial compliance with all Environmental and Health Laws; (ii) have obtained all necessary Environmental Permits, all of which are in full force and effect; and (iii) are in substantial compliance with all terms and conditions of such Environmental Permits.

          (ii) Neither the Company nor any of its Subsidiaries has violated or done any act which could give rise to liability under, or have otherwise failed to act in a manner which would expose any of them to liability under, any Environmental and Health Law.

          (iii) No Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at, beneath or near any of the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its Subsidiaries (during the period of the Company's or such Subsidiaries' ownership, operation or control thereof) in such manner as would reasonably be expected to result in environmental liability to the Company or any of its Subsidiaries.

          (iv) There have been and are no: (i) aboveground or underground storage tanks; (ii) surface impoundments for Hazardous Materials; or (iii) friable asbestos or asbestos-containing materials or polychlorinated biphenyl ("PCB") or PCB-containing equipment, located within any portion of the Owned Real Property or Leased Real Property.

          (v) No Liens have been placed upon any Owned Real Property or Leased Real Property in connection with any actual or alleged liability under any Environmental and Health Law.

          (vi) Neither the Company nor any of its Subsidiaries has received any written notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor has any entity previously owned, operated, or otherwise controlled by the Company or its Subsidiaries whose liability, in whole or in part, may be attributed to the Company or any of its Subsidiaries, received any such notice, claim, demand, suit or request for information; neither the Company nor any of its Subsidiaries has ongoing negotiations with or agreements with any Governmental Entity or other Person or entity relating to any Remedial Action or other claim arising under or related to any Environmental and Health Law.

          (vii) Neither the Company nor any of its Subsidiaries has disposed, or arranged for the disposal, of any Hazardous Materials at any facility that is or has ever been the subject of investigation or response action under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., or any state law of similar effect.

          (viii) The Company has provided to Parent and Liberty Media all environmental studies and reports pertaining to the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its Subsidiaries and the improvements thereon that they are aware of, have commissioned or have in their possession. To the best of the Company's knowledge, such studies and reports do not contain any inaccuracies resulting from, in whole or in part, any material misrepresentation of the Company.

     For purposes of this Agreement, the following terms shall have the following meanings:

     "Environmental and Health Laws" shall mean all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority of the United States or Singapore (for the Singapore Leased Real Property only) relating to
(i) errors or omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or Hazardous Materials or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended.

     "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under any applicable Environmental and Health Law.

     "Hazardous Materials" shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, hazardous materials, hazardous wastes, radioactive materials, petroleum or petroleum products.

     "Remedial Action" shall mean any action required to: (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; or (iv) cure a violation of Environmental and Health Law.

     4.19  Intellectual Property.

     (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete list of registrations/patents or applications therefor pertaining to the Intellectual Property, the dates of application/issuance and the relevant jurisdictions. Except as described on Sections 4.19(a), (b) or (c) of the Company Disclosure Schedule, the Company or one of its Subsidiaries owns or, to the best of the Company's knowledge, has the valid right to use, free and clear of all liens and other encumbrances or claims of any nature, all of the Intellectual Property necessary for the conduct of the business of the Company or any of its Subsidiaries. Except as described on Schedule 4.19(a), (b) or (c), all Intellectual Property listed on Section 4.19(a) of the Company Disclosure
Schedule is valid, subsisting, unexpired, and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid.

     (b) Except as set forth in Section 4.19(b) of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or one of its Subsidiaries (and, to the best of the Company's knowledge, no grounds therefor):
(i) alleging that the Company's or any of the Company's Subsidiaries' respective business or operations, as

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

currently conducted, including, without limitation, the marketing, sale and provision by the Company or any of its Subsidiaries of all products and services marketed, sold or made conflict or infringe with any third party's proprietary rights; or (ii) challenging the Company or one of its Subsidiaries' ownership or use, or the validity or enforceability of any Intellectual Property that is necessary for the conduct of the business of the Company or any of its Subsidiaries. Except as set forth in Schedule 4.19(b) of the Company Disclosure Schedule there is no claim, suit, action or proceeding pending or, to best of the Company's knowledge, threatened by the Company or one of its Subsidiaries, alleging any third party's intellectual property rights conflict or infringe the Intellectual Property of the Company or one of its Subsidiaries.

     (c) Section 4.19(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all:

          (i) licenses, sublicenses and other agreements in which the Company or one of its Subsidiaries grants rights to any Person to use the Intellectual Property; and (ii) consents, indemnifications, forbearances to sue, settlement agreements or cross-licensing arrangements relating to the Intellectual Property or the intellectual property of any third party to which the Company or one of its Subsidiaries is a party. Except as set forth in Section 4.19(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation to pay royalties or similar payments in connection with any license, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder in breach of any license, sublicense or other agreement relating to the Intellectual Property.

     (d) Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, no former or present employee, officer or director of the Company or any of its Subsidiaries holds any right or title, directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (e) The Company or one of its Subsidiaries owns or has the right to use all computer software, software systems and databases and all other information systems currently used in the business of the Company or any of its Subsidiaries and necessary for the conduct of the business of the Company or any of its Subsidiaries, including, without limitation, all such computer software used in the business of the Company on personal computers by employees of the Company or any of its Subsidiaries.

     For purposes of this Agreement, "Intellectual Property" shall mean all of the following, owned or used in the business of the Company or any of its
Subsidiaries: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and applications or registrations in any jurisdiction for the foregoing; (v) database rights; (vi) Internet Web sites, domain names and registrations or applications for registration thereof;
(vii) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (viii) books and records described or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

     4.20  Year 2000.

     Except as set forth in Section 4.20 of the Company Disclosure Schedule or in the Company SEC Reports, or as would not have, individually or in the aggregate, a Material Adverse Effect:

          (a) To the best of the Company's knowledge after the investigation or inquiry described in the Company SEC Reports, none of the Computer Software, computer firmware, computer hardware
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

     (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or any of its Subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data, or provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

          (b) To the best of the Company's knowledge, none of the products and services sold, licensed, rendered or otherwise provided by the Company or any of its Subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing and/or receiving (i) date-related data in and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and the Company and its Subsidiaries are not and shall not be subject to liabilities arising from their failure to do so.

     For purposes of this Agreement, "Computer Software" shall mean any and all items, products and systems used in the operation of the business of the Company or its Subsidiaries, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing) and are operationally material to the business of the Company or its Subsidiaries, including, but not limited to, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities including, but not limited to (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on paper, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation including, without limitation, all technical and user manuals and training materials relating to the foregoing, and (vi) Internet domain names and content contained on all World Wide Web sites of the Company or any of its Subsidiaries.

     4.21  Tax Matters.

     (a)(i) There has been duly filed by or on behalf of the Company and each of its Subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made, except where the failure to so pay or make such adequate provision has not had, and would not be reasonably likely to have, a Material Adverse Effect; (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the most recent fiscal quarter end, except where the failure to establish adequate reserves has not had and would not be reasonably likely to have a Material Adverse Effect; (iv) none of the income tax returns required to be filed by or on behalf of the Company and each of its Subsidiaries consolidated in such returns (and their respective predecessors, if any) (the "Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS") or other Governmental Entity; (v) there are no material "deferred intercompany transactions" or "intercompany transactions," the gain or loss in which has not yet been taken into account under the Consolidated Returns; (vi) there are no liens for taxes on the assets of the Company and each of its Subsidiaries, except for statutory liens for current taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a material adverse effect on the Company); and (vii) there have been no claims or assessments against the Company or any of its Subsidiaries asserted in writing by any Governmental Entity with respect to any alleged deficiency in any tax. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms
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"taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "tax return" means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any tax including an information return, claim for refund, amended tax return or declaration of estimated tax.

     (b) Neither the Company nor any of its Subsidiaries (i) is a party to any tax allocation or tax sharing agreement, (ii) has been a member of an affiliated group filing a consolidated federal income tax return other than a group the common parent of which was the Company, or (iii) has any liability for taxes of any Person (other than the Company and its Subsidiaries) under Reg. sec.1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

     4.22 Insurance. The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries. Section 4.22 of the Company Disclosure Schedule sets forth a complete and accurate list of the insurance policies of the Company and its Subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received by the Company or any of its Subsidiaries and such policies are in full force and effect.

     4.23  Transactions with Related Parties. Except as set forth in Section
4.23 of the Company Disclosure Schedule or in the Company SEC Reports, neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders or, to the best of the Company's knowledge, any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses real or personal property or Intellectual Property (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person, (v) has borrowed money from or loaned money to such Person or (vi) permits such Person to use any personal property of the Company or any of its Subsidiaries for personal purposes. Except as set forth in Section 4.23 of the Company Disclosure Schedule or in the Company SEC Reports, neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders. To the best of the Company's knowledge and except as set forth in
Section 4.23 of the Company Disclosure Schedule, there exist no agreements among shareholders of the Company, except as contemplated by the Voting Agreements, to act in concert with respect to their voting or holding of Company securities.

     4.24 Interest in Competitors. Neither the Company, nor any or its Subsidiaries, nor, to the best of the Company's knowledge, any of their respective officers or directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company and its Subsidiaries that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

     4.25 Brokerage. Other than with respect to fees payable to Houlihan, Lokey, Howard & Zukin Capital ("Houlihan Lokey"), there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold Parent, Liberty Media, Merger Sub and their respective Affiliates harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or

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alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates in connection with this Agreement or any transaction provided for or described herein.

     4.26 Disclosure. None of the information with respect to the Company or its Subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, at the time of the mailing of the Proxy Statement, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing representation shall not be applicable with respect to untrue statements or omissions based upon information furnished to the Company by Parent, Liberty Media or Merger Sub for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Prior to the date hereof, the Company has provided or made available to Parent and Liberty Media or their respective representatives complete and accurate copies of (i) all unredacted minutes of meetings and written consents of the Board and committees thereof for the period from September 25, 1996 through July 29, 1999 and (ii) all documents and agreements, including any amendments, renewals or modifications thereof, referenced in the schedules to this Agreement.

     4.27 DGCL Section 203. As of the date hereof and at all times on or prior to the Effective Time, the Company Board shall have approved the Merger, this Agreement, the Voting Agreements and the transactions contemplated by this Agreement, so as to render inapplicable hereto and thereto the limitations on business combinations contained in Section 203 of the DGCL.

     4.28 Company Action. The Company Board (at a meeting duly called and held) has by unanimous vote of the directors (i) determined and declared that this Agreement and the transactions that are the subject of this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) recommended the approval of the transactions that are the subject of this Agreement (including, without limitation, the Merger and the Voting Agreements) and directed that the transactions that are the subject of this Agreement be submitted for consideration by the Company's stockholders at the Special Meeting (subject to its right to withdraw, modify or amend such recommendation and direction solely as provided in Section 7.5 of this Agreement), and (iii) adopted resolutions approving this Agreement and recommending approval and adoption of this Agreement and the Merger by the stockholders of the Company.

     4.29 Fairness Opinion. The Company Board has received the written opinion of Houlihan Lokey to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (the "Fairness Opinion"). The Company has provided, or prior to the filing of the preliminary proxy statement will provide, Liberty Media and Parent with a true and complete copy of the Fairness Opinion and will include an executed copy of the Fairness Opinion in the Proxy Statement, and will provide to Liberty and Parent prior to the mailing of the Proxy Statement a letter from Houlihan Lokey, dated as of a recent date, reaffirming the Fairness Opinion.

     4.30 FIRPTA. The Company is not, and has not been at any time during the five year period ending on the date of this Agreement, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     4.31 No Investment Company. The Company is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

     4.32 Employment Agreements. Section 4.32 of the Company Disclosure Schedule contains a list of each of the executives that have employment agreements with the Company (collectively, the "Employment Agreements"). Each of the Employment Agreements is in full force and effect and none of the parties thereto are in breach thereof.

                                      A-36
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     4.33  Negative Assurances. To the Company's knowledge, the representations and warranties of the Warburg Entities, the Fleming Funds and Technical Service Partners L.P. in the Voting Agreements, are, in each such case, true and correct in all material respects.

     4.34  Vote Required. The only vote of stockholders (or holders of Voting
Debt) of the Company required under the DGCL, Nasdaq Stock Market requirements and the Organization Documents in order to approve and adopt the Merger Proposal is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock (or Voting Debt, options or warrants) of the Company is required for such approval and adoption, or for the consummation of any of the transactions contemplated hereby, except, to the extent necessary under the Company's 1997 Amended and Restated 1997 Director Option Plan, for the consent of each holder of options thereunder to the actions contemplated by
Section 2.3(b)(i).

     4.35 No Excise Tax Obligations. The Company does not have, and following the consummation of the Merger the Surviving Entity will not have, any obligation to make payments to any past or present employees of the Company or its Subsidiaries or Affiliates as a result of the imposition of any excise taxes pursuant to Section 4999 of the Code or the imposition of any excise or similar taxes pursuant to any similar provision of state or local law.

     4.36 Pioneer Status. The Company has "Pioneer" status in Singapore, pursuant to which the Company and its Subsidiaries receive certain tax abatements and other benefits under Singapore law. None of the transactions contemplated by this Agreement shall have any effect on the Company's "Pioneer" status in Singapore.

     4.37 British Telecommunications. As of the date hereof, the Company and its Subsidiaries do not, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT"), or any of its Subsidiaries, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its Subsidiaries. Between the date of this Agreement and the Effective Time, neither the Company nor its Subsidiaries will voluntarily acquire or agree to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership of any shares of any class of capital stock of BT or its Subsidiaries or any direct or indirect rights or options to so acquire any shares of any class of capital stock of BT or any of its Subsidiaries.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby makes the following representations and warranties to the Company and, solely with respect to Sections 5.1 and 5.2, to Liberty Media:

     5.1 Organization and Qualification. Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     5.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and each of Parent and Merger Sub has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated

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hereby. The execution, delivery and performance by Parent and Merger Sub of this
Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub (including in the case of Merger Sub, approval and adoption of this Agreement and the Merger by Parent, as the sole stockholder of Merger Sub). This Agreement is a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The shares of Class A Liberty Media Group Stock to be issued and delivered by Parent pursuant to Sections 2.3 and 2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Sections 2.3 and 2.4 duly authorized, validly issued, fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

     5.3 Capitalization of Parent. As of the date hereof, Parent's authorized capital stock consists of 8,850,000,000 shares, consisting of (a) 100,000,000 preferred shares, par value $1.00 per share ("Parent Preferred Stock"), and (b) 8,750,000,000 common shares, par value $1.00 per share, of which (i) 6,000,000,000 shares are Parent Common Stock, (ii) 2,500,000,000 shares are Class A Liberty Media Group Stock and (iii) 250,000,000 shares are Class B Liberty Media Group Stock.

     5.4  Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub.

     (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

     (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, except as contemplated by this Agreement and the Inter-Group Supplement, the Post-Merger Restructuring Transactions and the Contribution Agreement, there are not as of the date hereof, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

     (c) As of the date hereof and immediately prior to the Effective Time, except for agreements, obligations or liabilities entered into or incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Inter-Group Supplement, the Fifth Tax Sharing Amendment or any other documents referred to herein or executed in connection herewith to which any of the Company or its Subsidiaries or Affiliates is a party, Merger Sub has not and will not have incurred, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     (d) Parent will take all commercially reasonable actions necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated. If, notwithstanding the foregoing sentence, any assets are contributed to Merger Sub, Parent will take all commercially reasonable actions necessary to ensure that no assets will be withdrawn from Merger Sub at any time prior to the Effective Time.

     5.5 Information Supplied. None of the information concerning Parent or any of its Subsidiaries supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, or
(ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, the Proxy Statement) will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when

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

the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication.

                                  ARTICLE VI.

                REPRESENTATIONS AND WARRANTIES OF LIBERTY MEDIA

     Liberty Media hereby makes the following representations and warranties to Parent and the Company, in each case except as otherwise set forth in the appropriate section of the disclosure schedule (the "Liberty Media Disclosure Schedule"), dated as of the date of this Agreement and delivered by Liberty Media to each of Parent and the Company:

     6.1 Organization and Qualification. Liberty Media (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Liberty Media Material Adverse Effect. As of September 30, 1999, (a) 1,156,751,950 shares of Class A Liberty Media Group Stock were issued and outstanding, (b) 49,265,043 shares of Class A Liberty Media Group Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Class A Liberty Media Group Stock, (c) 108,421,708 shares of Class B Liberty Media Group Stock were issued and outstanding and (d) 2,912,000 shares of Class B Liberty Media Group Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Class B Liberty Media Group Stock.

     6.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by Liberty Media. Liberty Media has all requisite corporate power and authority to enter into this Agreement and Liberty Media has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty Media of this Agreement and the consummation by Liberty Media of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Liberty Media, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     6.3 Ownership of Company Common Stock. As of the date hereof, neither Liberty Media nor any Subsidiary or Affiliate of Liberty Media "owns", and has not since such date "owned" (as such terms are defined in Section 203 of the DGCL), any shares of Company Common Stock; provided that the foregoing representation is to the best knowledge of Liberty Media with respect to shares of Company Common Stock so "owned" by Liberty Media by virtue of the ownership of shares of Company Common Stock by Liberty Media's "affiliates" or "associates" (as such terms are defined in the DGCL). Between the date of this Agreement and the Effective Time, neither Liberty Media nor any Subsidiary or Affiliate of Liberty Media will acquire any additional shares of Company Common Stock, except in accordance with Section 3.6.

     6.4 Information Supplied. None of the information supplied or to be supplied by Liberty Media relating to Liberty Media or any of its Subsidiaries or the Liberty Media Group for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement, or any amendment or supplement thereto, filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration (ii) any documents

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

filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, the Proxy Statement) will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act.

     6.5  Liberty Media Group Information.

     (a) The narrative information contained in the proxy statement of Tele-Communications, Inc., dated January 8, 1999, with respect to the Liberty Media Group (referred to in such proxy statement as the "New Liberty Media Group"), giving effect to the transactions described in such proxy statement, did not as of such date contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The items of selected pro forma financial information with respect to such "New Liberty Media Group" in such proxy statement, giving effect to the transactions described in such proxy statement and on the basis described therein, were accurate in all material respects as of the dates and for the periods for which such information is presented.

     (b) The narrative information contained in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with respect to the Liberty Media Group (referred to therein as the "Liberty/Ventures Group"), giving effect to the acquisition of Tele-Communications, Inc. by Parent described therein, the combination of the TCI Ventures Group referred to therein with the predecessor of the Liberty Media Group, and the related transfers of assets by the TCI Ventures Group in exchange for approximately $5.5 billion in cash, did not as of the date such report was filed with the Commission contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Liberty Media has made available to the Company true and complete copies of all Parent/ Liberty Media Commission Filings filed prior to the date hereof and agrees to provide the Company, upon request, with true and complete copies of all Parent/Liberty Media Commission Filings filed after the date hereof. As of their respective dates, each of the Parent/Liberty Media Commission Filings complied and, in the case of filings after the date hereof, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Parent/Liberty Media Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Parent/Liberty Media Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Liberty Media Group as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments.

     6.6 No Approvals or Notices Required; No Conflict with Instruments. Except as set forth in Section 6.6 of the Liberty Media Disclosure Schedule, and assuming in each case the accuracy, at all relevant times, of each of the representations and warranties of the Company contained herein, the

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execution and delivery by Liberty Media of this Agreement do not, and the performance by Liberty Media of its obligations hereunder will not:

          (i) conflict with or violate the charter or bylaws, as currently in effect, of Liberty Media or of any material corporate Subsidiary of Liberty Media or the partnership agreement or other governing instrument of any material Subsidiary of Liberty Media that is not a corporation;

          (ii) require any Governmental Consent or any Governmental Filing by or on behalf of Liberty Media or any Subsidiary of Liberty Media prior to the Effective Time, except for (A) any such Governmental Consents and Governmental Filings that have been or at or prior to the Effective Time shall be obtained or made and (B) such other Governmental Consents and Government Filings the absence or omission of which would not reasonably be expected, either individually or in the aggregate, to have a Liberty Media Material Adverse Effect;

          (iii) conflict with or result in any Violation of any material Contract to which Liberty Media or any Subsidiary of Liberty Media is a party, or by which the Liberty Media, any Subsidiary of Liberty Media or any of their respective material assets or properties is bound or affected, except for any such Violations as would not reasonably expected, either individually or in the aggregate, to have a Liberty Media Material Adverse Effect; or

          (iv) assuming that all Governmental Consents and Governmental Filings contemplated by Section 6.6(ii) are obtained or made, conflict with or result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Liberty Media or any Subsidiary of Liberty Media or by which any of their respective material properties or assets are bound, except for any such Violations as would not reasonably be expected, either individually or in the aggregate, to have a Liberty Media Material Adverse Effect.

     6.7  Absence of Certain Changes or Events. Except as set forth in Section
6.7 of the Liberty Media Disclosure Schedule or otherwise disclosed in the Liberty Media Group Information, since December 31, 1998, there has not been any adverse change in, and no event has occurred and no condition exists, that, individually or together with all such changes, events and conditions has had or, insofar as Liberty Media can reasonably foresee, is reasonably likely to have a Liberty Media Material Adverse Effect.

     6.8 Brokers or Finders. Except as set forth in Section 6.8 of the Liberty Media Disclosure Schedule, no agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by Liberty Media or any of its Subsidiaries, directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and, if this Agreement is terminated prior to the Effective Time, Liberty Media agrees to indemnify and hold the Company and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by Liberty Media or any of its Subsidiaries, directors, officers, employees or Affiliates in connection with this Agreement or any transaction provided for or described herein.

                                  ARTICLE VII.

                      ADDITIONAL COVENANTS AND AGREEMENTS

     7.1 Access to Information Concerning Properties and Records. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent and Liberty Media reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations,

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affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. Parent and Liberty Media agree that they will not, and will cause their respective officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section 7.1 for any purpose unrelated to the transactions contemplated by this Agreement. No investigation pursuant to this Section 7.1 will affect any representation or warranty given by the Company to Parent or Liberty Media hereunder.

     7.2 Confidentiality. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its Affiliates, directors, officers, employees, agents, counsel, financial advisors and controlling Persons (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information of the disclosing party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure; provided, however, that notwithstanding the foregoing, Parent will not be liable under any circumstances for damages other than direct damages (and not lost profits or indirect, special, punitive or consequential damages) resulting directly and solely from such wrongful disclosure by Parent. In the event this Agreement is terminated, each party shall, if so requested by any other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

     For purposes of this Section 7.2, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.
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     7.3  Public Announcements. The Company, Liberty Media and Parent shall use commercially reasonable efforts to develop a joint communications plan and each party hereto shall use reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     7.4 Conduct of the Company's Business Pending the Effective Time. Except as contemplated by the Company Transaction Documents (copies of which have been provided to Parent prior to the date hereof), from the date hereof through the Effective Time, unless Parent and Liberty Media shall otherwise agree in writing or, in the case of Section 7.4(c)(i), telephonically, followed by an agreement in writing:

          (a) the Company shall and shall cause its Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its Subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, preserve their respective Licenses, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, (i) maintain insurance coverages and its books and records in a manner consistent with prior practices, (ii) comply with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its Subsidiaries, (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (iv) perform its obligations under all contracts and commitments to which it is a party or by which it is bound, except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

          (b) the Company shall not, nor shall it propose to, (i) sell, grant, pledge or transfer or agree to sell, grant, pledge or transfer any of its or its Subsidiaries' capital stock or other equity interests, (ii) amend any of its Organizational Documents, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock or that of its Subsidiaries, except pursuant to (A) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (B) contractual obligations arising under agreements existing on the date hereof and disclosed in Section 4.3(e) of the Company Disclosure Schedule;

          (c) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) issue, deliver, sell or encumber or agree to issue, deliver, sell or encumber any additional shares of, or stock or appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any options, rights or warrants to acquire shares of capital stock, or Convertible Securities or any phantom shares or phantom equity interests other than issuances of Company Common Stock pursuant to the exercise of warrants or stock options outstanding on the date hereof and disclosed in Section 2.3(b)(i)(A) of the Company Disclosure Schedule, (ii) amend or modify any outstanding options, warrants, or rights to acquire, or Convertible Securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement;
     (iii) make any changes in its equity capital structure, (iv) acquire, lease or agree to acquire or lease any capital assets or any other assets except capital assets or other assets the value of which, in the aggregate, does not exceed the total capital budget set forth in Section 7.4(c)(iv) of the Company Disclosure Schedule (without regard to the budgeted sub-categories within the capital budget), (v) dispose or agree to dispose of any capital assets or other assets except in the ordinary course of business consistent with past practices, (vi) incur additional indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt security of any other Person, other than in the ordinary course of business consistent with past practice, (vii) secure any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances, (viii) sell, lease, encumber, grant a security interest in, or otherwise dispose of any assets which are material, individually or in the aggregate, to the Company and its Subsidiaries, as a whole, other than in the ordinary course of business, (ix) incur any liability or obligation, or contribute any asset, to a Subsidiary of the Company that is material to the Company and its Subsidiaries other than in the ordinary course of business, (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (x) which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except as set forth in Section 7.4(c)(x) of the Company Disclosure Schedule, or (xi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

          (d) the Company shall not, nor shall it permit any of its Subsidiaries to, other than to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, except with respect to the agreements described in
     Section 7.4(d) of the Company Disclosure Schedule, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries relative to the level in effect prior to such increase), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Company Plan (including, without limitation, the grant of stock options, stock or equity appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), except for (A) making of matching and annual contributions to 401(k) plans and (B) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof pursuant to subsection (c) of this
     Section 7.4, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

          (e) the Company shall not, nor shall it permit any of its Subsidiaries to, make any investments in non-investment grade securities;

          (f) the Company shall not, nor shall it permit its Subsidiaries to,
     (i) make any change in its accounting policies or procedures except as required by GAAP or (ii) make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

          (g) (i) the Company shall not pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (ii) cancel any Indebtedness or waive any claims or rights, except in the ordinary course of business and consistent with past practice or as described in Section 7.4(g)(ii) of the Company Disclosure Schedule; (iii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness except in the ordinary course of business consistent with past practice; (iv) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any material transaction with any director, officer, partner or Affiliate not required by the terms of an existing Contract described in Section 4.23 of the Company Disclosure Schedule; (v) guarantee or otherwise become responsible for any Indebtedness of any other Person; or (vi) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (h) the Company shall not take any action that would or is reasonably likely to result in (i) any of the representations or warranties made in
     Article IV hereof being untrue on and as of the Closing Date as though made on and as of the Closing Date (except for any changes expressly permitted or contemplated by this Agreement) or (ii) any of the conditions set forth in Section 8.1, 8.2 or 8.3 not being satisfied; or

          (i) the Company shall not enter into any agreement to perform any of the actions prohibited under this Section 7.4 and not otherwise permitted by the exceptions contained therein.

     Notwithstanding the foregoing, but subject to the provisions of Section 7.5 (to the extent applicable), the foregoing provisions of this Section 7.4 shall not prohibit or restrict in any way the Company from soliciting or taking other actions to pursue, or entering an agreement with respect to, an Extraordinary Transaction.

     7.5  No Solicitation.

     (a) The Company will notify Parent and Liberty Media immediately, but in any event within 24 hours, if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Extraordinary Transaction (as defined below) or the possibility or consideration by a third party of making a Extraordinary Transaction ("Extraordinary Transaction Interest") indicating, in connection with such notice, the name of the Person indicating such Extraordinary Transaction Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Extraordinary Transaction Interest. The Company agrees that it will take the necessary steps promptly to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 7.5. The Company agrees that it shall keep Parent and Liberty Media informed, on a current basis, of the status and terms of any Extraordinary Transaction Interest. As used in this Agreement, "Extraordinary Transaction" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

     (b) The Company will not, and will use its best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate (including by the furnishing of information) the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Extraordinary Transaction, (ii) enter into any agreement with respect to any Extraordinary Transaction, or (iii) in the event of an unsolicited Extraordinary Transaction for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, Liberty Media, Merger Sub, any of their Affiliates or Representatives and except for information which has been previously publicly disseminated by the Company) relating to any Extraordinary Transaction.

     (c) Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Extraordinary Transaction (provided that the Company shall not agree to any exclusive right to negotiate with the Company) if (x) such entity or group has, without the Company or any of its officers, directors, employees, investment bankers, attorneys, accountants or other agents having taken any action prohibited by Section 7.5(b) of this Agreement following the date of this Agreement, submitted a bona fide written proposal to the Company relating to any such transaction that the Company Board determines, in good faith, after receiving written advice from a financial advisor of nationally recognized reputation (which shall include Houlihan Lokey) is more favorable to the Company and its stockholders than the transactions contemplated hereby (taking into account all relevant factors), and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such entity or group and (y) in the opinion of the Company Board, after consultation with legal counsel, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board to breach its fiduciary duties to the Company's stockholders under applicable law (an Extraordinary Transaction which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within one business day following a determination that such Extraordinary Transaction is a Superior Proposal notify Parent and Liberty Media of the receipt of the same. The Company shall promptly provide to Parent and Liberty Media any nonpublic information regarding the Company provided to any other party which was not previously provided to Parent and Liberty Media. If, after consultation with legal counsel, the Company Board determines that the fiduciary duties of the Company Board so require, the Company Board may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that the transactions contemplated hereby are advisable, and that it no longer recommends approval of the Merger (a "Subsequent Determination"), but only at a time that is after the fifth business day following Parent's and Liberty Media's receipt of written notice advising Parent and Liberty Media that the Company Board has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide a reasonable opportunity to Parent and Liberty Media to make such adjustments in the terms and conditions of this Agreement and/or any of the Company Transaction Documents as would enable the Company Board to proceed with its recommendation to its stockholders without a Subsequent Determination. At any time after five business days following notification to Parent and Liberty Media of the Company's intent to do so and if the Company has otherwise complied with the terms of this Section 7.5(c), the Company Board may terminate this Agreement pursuant to clause (iv) of Section 9.1 and enter into an agreement with respect to a Superior Proposal, provided that the Company shall, concurrently with terminating this Agreement pursuant to such clause, pay or cause to be paid to Liberty Media the Termination Fee (as defined in Section 9.2 hereof). Notwithstanding any other provision of this Agreement, provided that this Agreement has not previously been terminated in accordance with its terms, the Company shall submit the Merger Proposal to its stockholders pursuant to
Section 3.1 hereof, whether or not the Company Board makes a Subsequent Determination.

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

     (d) Except as set forth in Section 7.5(c), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent and Liberty Media, the approval or recommendation by the Company Board or any such committee of this Agreement, the other Company Transaction Documents, and the transactions contemplated hereby and (ii) approve or recommend, or propose to approve or recommend, any Extraordinary Transaction or (iii) enter into any agreement with respect to any Extraordinary Transaction.

     (e) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking, and disclosing to the Company's stockholders, a position with respect to a Extraordinary Transaction pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (ii) making any disclosure to the Company's stockholders that the Company Board determines, in good faith and upon exercise of its reasonable judgment after consultation with its financial advisors and outside legal counsel, that the failure to so disclose would be reasonably likely to result in a breach of the fiduciary duties of the Company Board under applicable law.

     7.6 Maintenance of Pioneer Status. The Company shall take all steps necessary in order to maintain its "Pioneer" status in Singapore through the Effective Time, including the filing of any applications and/or notices, and the taking of any other actions, required under Singapore law or regulations in connection with the transactions contemplated hereby.

     7.7 Actions by Merger Sub. In its capacity as the sole stockholder of Merger Sub and subject to the terms and conditions of this Agreement, Parent shall cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby.

     7.8 Listing. Each party hereto agrees to use its reasonable efforts to cause the shares of Class A Liberty Media Group Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance, and to cause the shares of Class A Liberty Media Group Stock issuable upon the exercise of Rollover Options and the Rollover Warrants to be listed on the NYSE.

     7.9 Convertible Securities. The Company agrees to take such actions as are necessary to ensure that, immediately prior to the Effective Time, all rights to exercise, convert or exchange any Convertible Securities, whether or not issued under any stock option or similar plans of the Company or any Subsidiary, will have been exercised by the applicable holders of such Convertible Securities or the rights of the applicable holders thereof to so exercise, convert or exchange such Convertible Securities following the Effective Time shall have been canceled, terminated or otherwise rendered null, void and of no further effect, except in any such case as otherwise provided for herein with respect to any Rollover Options and Rollover Warrants.

     7.10 Voting Agreement. Concurrently with the execution and delivery of this Agreement, the Voting Agreements, copies of the forms of which are attached hereto as Exhibit 7.10(a) and Exhibit 7.10(b), are being executed by the parties identified on the signature pages thereto.

     7.11  Indemnification of Directors and Officers; Insurance.

     (a) From and after the Effective Time, Liberty Media and the Surviving Entity shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer or director of another Person (each, an "Indemnified Party" and together, the "Indemnified Parties") (and shall also, subject to
Section 7.11(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against (i) all losses, costs, expenses, claims, damages, judgments or liabilities arising out of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its Subsidiaries, or is or was serving at the request of the Company as an officer or director of another Person, pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger or any other transactions contemplated hereby or thereby, in each case to the fullest extent permitted under the DGCL (notwithstanding the Charter, Bylaws or similar organizational documents of the Company, the Surviving Entity, Parent or Liberty Media); provided, however, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Liberty Media or the Surviving Entity shall, subject to Section 7.11(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Liberty Media or the Surviving Entity, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Liberty Media and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company's Charter or Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Entity shall, and Liberty Media shall cause the Surviving Entity to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Entity may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing currently such insurance coverage for directors and officers of the Company, and (ii) the Surviving Entity shall not be required to pay an annual premium for such insurance in excess of two and one-half times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company, Liberty Media and the Surviving Entity hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), shall promptly notify Liberty Media thereof (but the failure so to notify shall not relieve the Company, Liberty Media or the Surviving Entity from any liability which it may have under this Section 7.11 except to the extent such failure materially prejudices such party), whereupon Liberty Media or the Surviving Entity shall have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, the Surviving Entity shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Liberty Media or the Surviving Entity and the Indemnified Parties, the Indemnified Parties may retain separate counsel and Liberty Media shall pay or cause to be paid all reasonable fees and expenses of such counsel; provided that Liberty Media shall not be obligated pursuant to this Section 7.11(b) to pay or cause to be paid for more than one firm or counsel to represent all Indemnified Parties in any jurisdiction unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Neither Liberty Media nor the Surviving Entity shall be liable for any settlement effected without its prior written consent, which consent, however, shall not be unreasonably withheld.

     (c) This Section 7.11 is intended to benefit the Indemnified Parties and shall be enforceable by each Indemnified Party, his or her heirs and representatives and shall be binding on all successors and assigns of Liberty Media, Merger Sub and the Surviving Entity. Anything contained herein to the contrary notwithstanding (but without limiting the obligations of Liberty Media and the Surviving Entity to indemnify, defend and hold harmless the Indemnified Parties as set forth in this Section 7.11), as between Liberty Media and the Surviving Entity, the Indemnified Liabilities and all costs and expenses incurred by Liberty Media or the Surviving Entity in connection with or arising from the Indemnified Liabilities, or in connection with or arising from any obligation to indemnify, defend and hold harmless any Indemnified Party, or to advance expenses or maintain insurance in connection therewith, shall be borne by the Surviving Entity, and if any liability, loss, cost, damage, claim or expense (including any attorneys' fees and expenses) is paid or incurred by Liberty Media as a result of any Indemnified Liability or any obligation to indemnify, defend, hold harmless, advance expenses to or maintain insurance for any Indemnified Party, Liberty Media shall be entitled to reimbursement in full therefor by the Surviving Entity and shall be subrogated to all rights of the Indemnified Parties vis-a-vis the Surviving Entity with respect to such Indemnified Liabilities and obligations.

     7.12  [Intentionally Omitted.]

     7.13 Certificates as to Indebtedness. The Company shall cause each applicable lender with respect to any outstanding Indebtedness of the Company as of the Effective Time to deliver a certificate to Parent and Liberty Media at the Closing certifying the amount of outstanding Indebtedness of the Company to such lender as of such time.

     7.14 Notification of Certain Matters. Between the date hereof and the Effective Time, each of Liberty and the Company will give prompt notice in writing to the other of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VIII hereof to be satisfied, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 7.15 or any order or judgment entered or rendered therein.

     7.15 Defense of Litigation. Each of Liberty and the Company agrees to vigorously defend against any and all actions, suits or proceedings in which such party is named as a defendant that seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company shall not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of Parent and Liberty Media (which consent shall not unreasonably be withheld or delayed). Liberty Media and Merger Sub shall not settle any such action, suit or proceeding, if such settlement would have, or could reasonably be expected to have, a Material Adverse Effect, without the consent of the Company (which consent shall not unreasonably be withheld or delayed). Each of Liberty and the Company further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

     7.16 Additional Financial Statements. Promptly after the same become available, the Company shall furnish to Parent and Liberty Media such additional financial data concerning the Company and its Subsidiaries as Parent or Liberty Media may reasonably request, including any audited consolidated financial statements of the furnishing party for any year ending on or after the date hereof, prepared in conformity with the requirements of the Commission applicable to annual financial statements to be

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included in Form 10-K under the Exchange Act, and all interim quarterly consolidated financial statements of the furnishing party prepared on or after the date of this Agreement, accompanied by a statement of the principal financial officer of the Company that, in the opinion of such officer, such quarterly financial statements were prepared in conformity with the requirements of the Commission applicable to financial statements to be included in Form 10-Q under the Exchange Act, applied (in each such case) on a consistent basis (except as otherwise stated in the quarterly financial statements) and present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the date and for the period indicated (subject in the case of quarterly financial statements to normal, recurring year-end audit adjustments).

     7.17 Agreement with Robert T. Walston. Concurrently with the execution of this Agreement, an agreement with Robert T. Walston, Chief Executive Officer of the Company, a copy of the form of which is attached hereto as Exhibit 7.17, is being executed by Mr. Walston, pursuant to which Mr. Walston agrees to waive any rights to acceleration he has pursuant to any Company Stock Options listed in
Section 2.3(b)(i)(A) of the Company Disclosure Schedule (i) to the extent that such right to acceleration arises out of the Merger and (ii) only to the extent that the value of such acceleration would constitute a "parachute payment" within the meaning of Section 280G of the Code such that the acceleration of the Company Stock Options together with any other payments which might result in parachute payments would subject Mr. Walston to any excise tax under Section 4999 of the Code.

                                 ARTICLE VIII.

                              CONDITIONS PRECEDENT

     8.1 Conditions Precedent to the Obligations of Parent, Liberty Media, Merger Sub and the Company. The respective obligations of Parent, Liberty Media, Merger Sub and the Company to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by Parent (only with the concurrence of Liberty Media), for itself and Merger Sub (but not, in either case, for the Company), or by the Company for itself (but not for Parent, Merger Sub or Liberty Media):

          (a) Approval of Stockholders. This Agreement and the Merger Proposal shall have been approved and adopted by such vote of the stockholders of the Company as set forth in Sections 3.1 and 4.34.

          (b) Registration. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing. Parent shall have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations shall be in full force and effect.

          (c) Hart-Scott Act. Any applicable waiting period (and any extension thereof) under the Hart-Scott Act shall have expired or been terminated.

          (d) NYSE Listing. The shares of Class A Liberty Media Group Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject only to official notice of issuance.

     8.2 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Liberty Media. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Liberty Media, and any or all of which may be asserted or waived solely by Liberty Media acting alone:

          (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the date of this
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     Agreement and, except to the extent such representations and warranties speak as of a specified earlier date, on and as of the Closing Date as though made on and as of the Closing Date, except for any changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Compliance Certificate. The Company shall have delivered to Parent and Liberty Media a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.2(a), 8.2(b) and 8.2(f) (to the extent such Local Approvals or Governmental Consents must be obtained by the Company).

          (d) Absence of Injunctions and Proceedings. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect, (i) preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Liberty Media Material Adverse Effect, (ii) requiring the divestiture, as a result of consummation of the Merger, of a material portion of the business or assets of Liberty Media and its Subsidiaries and Affiliates taken as a whole, (iii) imposing material limitations on the ability of Liberty Media effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) or making the holding by Liberty Media of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requiring Liberty Media, its Subsidiaries or the Company or any of its Subsidiaries to cease or refrain from engaging in any line of business, including any line of business conducted by the Company or any of its Subsidiaries, as a result of the consummation of the Merger.

          (e) No Adverse Enactments. No statute, rule, regulation, law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement, the Merger or any other transaction contemplated hereby illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith, (ii) requires or is reasonably likely to require, as a result of the consummation of the Merger, the divestiture of or any restrictions or conditions on the conduct of (A) a portion of the business or assets of the Company and its Subsidiaries, taken as a whole, which would have a Material Adverse Effect, or (B) a material portion of the business or assets of Liberty Media and its Subsidiaries and Affiliates taken as a whole, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Liberty Media effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity) or makes the holding by Liberty Media of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requires or is reasonably likely to require Liberty Media or its Subsidiaries or Affiliates or the Company or any of its material Subsidiaries to cease or refrain from engaging in any material business, including in the case of Liberty Media any material business conducted by the Company or any of its Subsidiaries prior to the Merger, as a result of the consummation of the Merger.

          (f) Governmental Consents, Etc. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Section 8.1(c)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in

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

     connection with the consummation of the Merger shall have been made, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity (other than those specified in Section 8.1(c)) shall have expired, other than any of the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a Material Adverse Effect (or an effect on Liberty Media and its Subsidiaries and Affiliates that, were the Company and its Subsidiaries subjected to the same (or a materially similar) effect, would constitute a Material Adverse Effect); provided, however, that any Governmental Consent by the FCC relating to the Company's FCC Licenses described in Section 4.15 of the Company Disclosure Schedule shall not be deemed ineffective for purposes of this subsection 8.2(f) solely because such Governmental Consent is subject to appeal (provided that no notice of appeal shall have been filed) or to reconsideration by the FCC on its own motion.

          (g) Termination of Registration Rights. The Company shall have received (and the Company shall have provided to Liberty Media a copy of)
     (i) a written acknowledgment from each of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. that the registration rights agreement referred to in Item 3 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time, and (ii) a written acknowledgment from each of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V. that the registration rights agreement referred to in Item 4 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time.

     8.3 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Parent. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Parent, and any or all of which may be waived solely by Parent acting alone:

          (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Compliance Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.3(a), 8.3(b) and 8.3(f) (to the extent such Local Approvals or Governmental Consents must be obtained by the Company), and identifying (to the extent not set forth on the Company Disclosure Schedule) the following:

             (i) any pending action or preceding by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition which, if determined in a manner adverse to the Company, Liberty Media or Parent, could have the effect of, and any such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) that is in effect, preventing consummation of the transactions contemplated hereby as provided herein or permitting such consummation subject to any condition or restriction;

             (ii) any contract, agreement or understanding to which the Company or any of its Subsidiaries is a party that would, at the Effective Time, be legally enforceable against Parent or any of its Subsidiaries (other than Liberty Media, the Liberty Media Affiliates, the Company, and their respective Subsidiaries); and

             (iii) any License that is required for the ownership and operation of the assets and facilities of the respective businesses of Company and its Subsidiaries which, as of the Closing Date, the Company and its Subsidiaries no longer hold, or are not in compliance with the terms of, or have not duly and currently filed all reports and other information required to be filed by them in connection therewith.

          (d) Absence of Injunctions and Proceedings. No action or proceeding by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company, Liberty Media or Parent, could have the effect of, and no such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that (x) has had or would have a Parent Material Adverse Effect or a Material Adverse Effect or (y) would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken by Parent or its Subsidiaries pursuant to the final proviso of the penultimate sentence of Section 3.4 hereof, or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement).

          (e) No Adverse Enactments. No statute, rule, regulation, law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement, the Merger, the Post-Merger Restructuring Transactions or any other transaction contemplated hereby illegal or imposes material damages or penalties in connection therewith or otherwise prohibits or unreasonably delays any of such transactions, (ii) requires the divestiture or holding separate of any portion of the business or any assets of Parent or any of its Subsidiaries (or any reorganization or restructuring thereof) in any such case as a result of the consummation of the Merger, or would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken or refrained from (or prohibited to be taken or refrained from, as the case may be) by Parent or any of its Subsidiaries pursuant to the final proviso of the penultimate sentence of Section 3.4 hereof, or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement), (iii) imposes any material limitations on the ability of Parent or Liberty Media effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Entity (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Entity), or makes the holding by Parent or Liberty Media of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, (iv) requires Parent or any of its Subsidiaries to cease or refrain from engaging in any material business, whether or not such business is conducted by the Company or any of its Subsidiaries, as a result of the consummation of the Merger, or (v) increases in any material respect the liabilities or obligations of Parent arising out of this Agreement or, in Parent's reasonable judgment, otherwise would have a Parent Adverse Effect, as a result of the consummation of the Merger.

          (f) Governmental Consents, Etc. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in connection with the consummation of the transactions contemplated hereby shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental
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

     Entity shall have expired, other than the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, in Parent's reasonable judgement, either individually or in the aggregate, have a Parent Adverse Effect; provided, however, that any Governmental Consent by the FCC relating to the Company's FCC Licenses described in Section 4.15 of the Company Disclosure Schedule shall not be deemed ineffective for purposes of this subsection 8.3(f) solely because such Governmental Consent is subject to appeal (provided that no notice of appeal shall have been filed) or to reconsideration by the FCC on its own motion.

          (g) Certain Agreements. Neither the Company nor any of its Subsidiaries shall be a party to any contract, agreement or understanding that would at the Effective Time be legally enforceable against Parent or any of its Subsidiaries (other than Liberty Media, the Liberty Media Affiliates, the Company, and their respective Subsidiaries), except as would not have a Parent Adverse Effect.

          (h) Certain Licenses. The Company and its Subsidiaries shall hold, and be in compliance with the terms of, and shall have duly and currently filed all reports and other information required to be filed by them in connection with, all licenses, permits, rights of way, easements, franchises, ordinances, certificates, variances, exemptions, concessions, leases, instruments, orders and approvals, governmental authorizations, domestic and foreign, necessary to the ownership of the Company's and its Subsidiaries' property or to the conduct of their respective businesses, including without limitation, all FCC Licenses required for the ownership and operation of the assets and facilities of their respective businesses, except for any failure to so hold, be in compliance with the terms of, or have duly and currently filed, that in the reasonable judgment of Parent would not have a Parent Adverse Effect.

          (i) No Liberty Media Notice. Parent shall not have been notified by Liberty Media that any of the Conditions set forth in this Article VIII (other than Section 8.4) shall remain unsatisfied.

          (j) Performance of Agreements. Liberty Media shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, to be performed or complied with by it hereunder, prior to or on the Closing Date and Liberty Media shall have delivered to Parent a certificate dated as of the Closing Date, signed by the President or any Vice President of Liberty Media (but without personal liability thereto) certifying as to the matters described in this Section 8.3(j).

          (k) Hart-Scott. Any applicable waiting period under the Hart-Scott Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate Governmental Entity to restrain the transactions contemplated hereby.

          (l) Termination of Registration Rights. The Company shall have received (and the Company shall have provided to Parent a copy of) (i) a written acknowledgment from each of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. that the registration rights agreement referred to in Item 3 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time, and
     (ii) a written acknowledgment from each of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V. that the registration rights agreement referred to in Item 4 of Schedule 4.3(e), and the rights of each such party thereunder, shall be terminated as of the Effective Time.

     8.4 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

          (a) Accuracy of Representations and Warranties. All representations and warranties of Parent and Liberty Media contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements. Each of Merger Sub, Liberty Media and Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Officers' Certificates. (i) Liberty Media shall have delivered to the Company a certificate dated the Closing Date, signed by the President or any Vice President of Liberty Media (but without personal liability thereto) certifying as to the fulfillment of the conditions specified in Sections 8.4(a) and 8.4(b) (insofar as each relates to Liberty Media) and
     (ii) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 8.4(a) and 8.4(b) (insofar as each relates to Parent and Merger Sub).

          (d) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Government Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Liberty Media Material Adverse Effect.

          (e) No Adverse Enactments. No statute, rule or regulation enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect, and there shall be no action, suit or proceeding brought by any such Governmental Entity and pending which (i) makes this Agreement or the Merger illegal or (ii) has or is reasonably likely to have a Liberty Media Material Adverse Effect.

          (f) Governmental Consents, Etc. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents (other than those specified in Section 8.1(c)) as are required in connection with the consummation of the Merger shall have been obtained and shall be in full force and effect, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any Governmental Entity shall have expired, other than any of the foregoing which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, be reasonably likely to have a Liberty Media Material Adverse Effect; provided, however, that any Governmental Consent by the FCC relating to the Company's FCC Licenses described in Section 4.15 of the Company Disclosure Schedule shall not be deemed ineffective for purposes of this subsection 8.4(f) solely because such Governmental Consent is subject to appeal (provided that no notice of appeal shall have been filed) or to reconsideration by the FCC on its own motion.

                                  ARTICLE IX.

                                  TERMINATION

     9.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company:

          (i) by mutual consent of Parent, Liberty Media and the Company;

          (ii) by any of the Company, Parent or Liberty Media: (A) if the Merger shall not have been consummated on or before July 31, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date, and provided further that if the Merger has not been
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

     consummated on or before July 31, 2000 solely as a result of the failure of the conditions set forth in Sections 8.1(b) (if the failure to satisfy such condition is the result of any material acquisition or other transaction, or agreement with respect thereto, engaged in, or entered into, by Parent or Liberty Media or any of their respective Affiliates whether prior to or after the date hereof), 8.1(c), 8.2(d), 8.2(f), 8.3(d), 8.3(f), 8.4(d), or
     8.4(f) to be satisfied or waived, any party, by written notice to the other parties, may extend such date up to September 30, 2000, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in this Agreement, in each case that is not curable, such that the conditions set forth in Sections 8.2(a) or (b) or Sections 8.3(a) or (b), in the case of such a breach by the Company, or Sections 8.4(a) or (b), in the case of such a breach by Parent, Merger Sub or Liberty Media, cannot be satisfied, (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) the stockholders of the Company fail to approve and adopt the Merger Proposal by the requisite vote (I) at the Special Meeting, or (II) by the date one day prior to the applicable date referred to in (A) above, provided the Registration Statement became effective (unless the failure of the Registration Statement to become effective is the result of the Company's material breach of Section 3.2(a)) and remained effective such that the Proxy Statement could be mailed to the Company stockholders and the Special Meeting held prior to such applicable date (provided that Parent shall not terminate this Agreement pursuant to this clause (D) without the concurrence of Liberty Media); or

          (iii) by Liberty Media if (x) the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty Media, its approval or recommendation of the Merger or (y) the Company Board approves or recommends, or authorizes the Company to enter into an agreement with respect to, an Extraordinary Transaction.

          (iv) by the Company, pursuant to Section 7.5(c).

     9.2  Termination Fee; Effects of Termination.

     (a) If (i) during the term of this Agreement, the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty Media, its approval or recommendation of the Merger, or the Company Board approves, or recommends, or authorizes the Company to enter into an agreement with respect to, an Extraordinary Transaction, and (ii) this Agreement is thereafter terminated pursuant to Section 9.1(ii), Section 9.1(iii) or Section 9.1(iv), and (iii) in the case of any termination pursuant to Section 9.1(ii) only, the Company thereafter enters into any definitive agreement with respect to or consummates an Extraordinary Transaction with any Person other than Liberty Media, Parent or an Affiliate of either of them, within six months after the date of such termination, then, in any such case, the Company shall immediately pay Liberty Media a fee of $6,500,000 (the "Termination Fee"), payable by wire transfer of same day funds.

     (b) If this Agreement is terminated by the Company, Parent or Liberty Media pursuant to Section 9.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of Parent, Liberty Media, Merger Sub, the Company or any of their respective Affiliates, stockholders, directors, officers, agents employees or Representatives except (i) as provided in Sections 4.25, 6.8, 7.2 and 7.5, which shall survive such termination and (ii) subject to
Section 10.10, to the extent such termination results from the willful breach by Parent, Liberty Media, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (c) Notwithstanding anything to the contrary contained herein, any election by the Company to pay, or by Liberty Media or Parent to receive, the Termination Fee pursuant to Section 9.2(a) shall constitute full settlement of any and all liabilities of the Company for damages under this Agreement in respect of a termination of this Agreement pursuant to Sections 9.1(i), 9.1(ii) and 9.1(iii) and shall be the sole measure of damages with respect to such termination.

     (d) In the event of any termination of this Agreement pursuant to Section 9.1, Parent shall have no further obligation or liability hereunder, except for its confidentiality obligations pursuant to Section 7.2.

                                   ARTICLE X.

                                 MISCELLANEOUS

     10.1 No Waiver or Survival of Representations and Warranties. The respective representations and warranties of Parent, Merger Sub, Liberty Media and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. All representations and warranties made by each of the parties herein shall expire at the Effective Time and shall thereafter be of no further force or effect.

     10.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

        (a) If to Parent or Merger Sub:

            AT&T Corp.
            295 North Maple Avenue
            Basking Ridge, NJ 07920
            Attention: Vice President -- Law and Corporate Secretary
            Facsimile: (908) 221-6618

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 W. 52nd Street
            New York, NY 10019
            Attention: David M. Silk, Esq.
            Facsimile: (212) 403-2000

        (b) If to Liberty Media:

            Liberty Media Corporation
            9197 South Peoria Street
            Englewood, CO 80112
            Attention: Charles Y. Tanabe, Esq.
            Facsimile: (720) 875-5382

            with copies to:

            Baker & Botts, L.L.P.
            599 Lexington Ave.
            New York, NY 10022
            Attention: Marc A. Leaf, Esq.
            Facsimile: (212) 705-5125

            and

            Liberty Media Corporation
            9197 South Peoria Street
            Englewood, CO 80112
            Attention: David P. Beddow
            Facsimile: (720) 875-5415

        (c) If to the Company:

            Four Media Company
            625 Arizona Avenue
            Santa Monica, California 90401
            Attention: William E. Niles, Esq.
            Facsimile: (310) 587-1277

            with a copy to:

            Latham & Watkins
            633 West Fifth Street
            Suite 4000
            Los Angeles, CA 90071
            Attention: James P. Beaubien, Esq.
            Facsimile: (213) 891-8763

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

     10.3 Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents referred to herein), together with (in the case of the Company and Liberty Media) the Mutual Nondisclosure Agreement, dated as of August 13, 1999, between the Company and Liberty Media, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     10.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns. Except for Section 7.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.5 Amendment. This Agreement may be amended by action of all the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, (a) the provisions of Sections 7.4 (other than to the extent related to Sections 7.4(c)(i) and 7.4(h)) and 7.5 may be amended by an instrument signed in writing by the Company and Liberty Media, without any action on the part of Parent or Merger Sub and (b) following the Effective Time, this sentence of Section 10.5 may only be amended by an instrument signed in writing by Parent, Liberty Media and, on behalf of the Company, by at least one individual who was serving on the board of directors of the Company immediately prior to the Effective Time.

     10.6 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by each such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other parties with any of the agreements or covenants of such other parties contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on any other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.6. Any waiver by either Parent or Liberty Media shall require the consent of both Parent and Liberty Media. Notwithstanding the foregoing, the provisions of Sections 7.4 (other than to the extent related to Sections 7.4(c)(i) and 7.4(h)) and 7.5 may be waived by an instrument signed in writing by the Company and Liberty Media without any action on the part of Parent or Merger Sub.

     10.7 Parent Transactions. Notwithstanding anything to the contrary in this Agreement, the pursuit and/or consummation by Parent or any of its Subsidiaries or Affiliates of any Parent Transaction shall be deemed not to be a breach of any provision of this Agreement.

     10.8 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     10.10 Applicable Law. This Agreement and the legal relations between the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws thereof.

     10.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     10.12 Company Disclosure Schedule. The parties acknowledge that the Company Disclosure Schedule (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in its entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, or any of its Subsidiaries or will have or is likely to have a Material Adverse Effect, Liberty Media Material Adverse Effect, Parent Material Adverse Effect or Parent Adverse Effect. Disclosure of the information contained in one section or part of the Company Disclosure Schedule shall be deemed as proper disclosure for other sections or parts of the Company Disclosure Schedule only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears and provided, further that information set forth in the Company Disclosure Schedule shall be deemed to qualify the representations in Section 4.1, 4.2 and 4.3 of this Agreement only if such information is set forth in Section 4.1, 4.2 or 4.3, as applicable, of the Company Disclosure Schedule.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                          AT&T CORP.

                                          By:     /s/ MARILYN J. WASSER
                                            ------------------------------------
                                              Name: Marilyn J. Wasser
                                              Title: Vice President -- Law and
                                              Secretary

                                          FOUR MEDIA COMPANY

                                          By:     /s/ ROBERT T. WALSTON
                                            ------------------------------------
                                              Name: Robert T. Walston
                                              Title: Chairman and Chief
                                              Executive Officer

                                          LIBERTY MEDIA CORPORATION

                                          By:     /s/ CHARLES Y. TANABE
                                            ------------------------------------
                                              Name: Charles Y. Tanabe
                                              Title: Senior Vice President

                                          D-GROUP MERGER CORP.

                                          By:     /s/ MARILYN J. WASSER
                                            ------------------------------------
                                              Name: Marilyn J. Wasser
                                              Title: Treasurer

                                    EXHIBITS

Exhibit 2.1(a)        Form of Certificate of Merger
Exhibit 2.1(c)(i)     Certificate of Incorporation of Surviving Entity
Exhibit 2.1(c)(ii)    Bylaws of Surviving Entity
Exhibit 2.6           Post-Merger Restructuring Transactions
Exhibit 3.3           Form of Affiliate Agreement
Exhibit 4.1(a)(i)     Certificate of Incorporation of the Company
Exhibit 4.1(a)(ii)    Bylaws of the Company
Exhibit 7.10(a)       Form of TSP Voting Agreement
Exhibit 7.10(b)       Form of Warburg, Pincus/Fleming Funds Voting Agreement
Exhibit 7.17          Form of Waiver Agreement

                                   SCHEDULES

Company Disclosure Schedule

Liberty Media Disclosure Schedule

                                                                         ANNEX B

                                 [COMPANY LOGO]

December 6, 1999

To The Board of Directors of
Four Media Company

Dear Gentlemen:

     We understand that the Company is considering entering into an agreement and plan of merger whereby the Company's issued and outstanding common stock will, in a taxable transaction, be exchanged for Class A Liberty Media Group tracking stock (NYSE:LMGA) of AT&T Corp. and cash consideration. Upon consummation of the merger, each share of the Company's common stock will be exchanged for .16129 of a share of Class A Liberty Media Group tracking stock plus $6.25 in cash (collectively the "Merger Consideration"). As of November 16, 1999 the closing price of LMGA stock was $42.50 per share, indicating a value of $13.10 for each of the Company's shares. All of the Company's obligations to holders of Company options and warrants will be assumed by Liberty Media Group, subject to the right of holders of vested options to elect to receive a cash payment. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's historic financial statements (10-K's) for the three fiscal years ending August 1, 1999, and the unaudited pro-forma financial statements for the fiscal year ending August 1, 1999 as well as the financial information for the months ending August 29, 1997, 1998 and 1999;

     2. reviewed certain publicly available business and financial information relating to AT&T/Liberty that we deemed to be relevant;

     3. reviewed a copy of the draft Agreement and Plan of Merger dated November 18, 1999;

     4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

     5. visited certain facilities and business offices of the Company;

     6. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended July 31, 2000 through 2005;

     7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     8. reviewed the historical market prices and trading volume for Class A Liberty Media Group tracking stock;

     9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

     10. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

     11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the public stockholders of the Company.

                                      HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL
                                      ADVISORS, INC.

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

     SECTION 262 Appraisal Rights -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receiver either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder's is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FORM OF PROXY

                               FOUR MEDIA COMPANY

                SPECIAL MEETING OF STOCKHOLDERS -- APRIL 6, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

    The undersigned hereby appoints Robert T. Walston, Jeffrey J. Marcketta and William E. Niles lawful attorneys and proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Four Media Company standing in the name of the undersigned on the books of Four Media Company at the close of business on February 11, 2000, with all powers which the undersigned would possess if present at the Special Meeting of Four Media Stockholders to be held on April 6, 2000, or any adjournment or postponement thereof.
THE POWERS HEREBY GRANTED MAY BE EXERCISED BY EACH OF SAID ATTORNEYS OR PROXIES
 OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF OR IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT
ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE
                  UNDERSIGNED TO VOTE AT THE SPECIAL MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL SET FORTH BELOW.

    Unless contrary instructions are given below, this proxy will be voted according to the recommendation of the Board of Directors.

    1. Proposal 1: To approve and adopt the Agreement and Plan of Merger and approve the Merger.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments thereof.

                                                Signature(s)

                                                Dated:
               --------------------------------------------------------------- ,
                                                2000

                                                Signature if held jointly

                                                Dated:
               --------------------------------------------------------------- ,
                                                2000

                                                    Note: Please sign as your
                                                name appears on this proxy.
                                                Joint owners must each sign
                                                personally. Trustees and others
                                                signing in a representative
                                                capacity should indicate the
                                                capacity in which they sign.

                                                [ ] I plan to attend the meeting